UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

THE E.W. SCRIPPS COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

YOUR VOTE
IS IMPORTANT!
VOTE BY MAY 5, 2024
SCRIPPS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

PROXY SUMMARY

VOTING MATTERS		BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAILS)
Proposal 1	Election of Directors	FOR (each nominee)	6
Proposal 2	Ratification of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2024	FOR	75
Proposal 3	Advisory (Non-Binding) Vote to Approve Named Executive Officer Compensation (Say-on-Pay)	FOR	77
Proposal 4	Approval of Amendment No. 1 to The E.W. Scripps Company 2023 Long-Term Incentive Plan	FOR	78

The E.W. Scripps Company

312 Walnut Street, Suite 2800

Cincinnati, Ohio 45202

To the Shareholders of The E.W. Scripps Company:

The Annual Meeting of the Shareholders (the "Annual Meeting") of The E.W. Scripps Company (the “Company”) will be held at the Scripps Center, 312 Walnut Street, 10th Floor Conference Center, Cincinnati, Ohio, on Monday, May 6, 2024, at 4:00 PM, Eastern Time, for the following purposes:

1. to elect directors;

2. to ratify Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024;

3. to hold an advisory (non-binding) vote to approve named executive officer compensation (a “say-on-pay vote”); and

4. to approve an amendment to The E.W. Scripps Company 2023 Long-Term Incentive Plan.

The shareholders will also transact such other business as may properly come before the Annual Meeting. The Company’s board of directors (the “Board”) has fixed the close of business on March 12, 2024, as the record date for the determination of shareholders who are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

We are furnishing our proxy materials to you under Securities and Exchange Commission rules that allow companies to deliver proxy materials to their shareholders on the Internet. On or about March 22, 2024, you were provided with a Notice of Internet Availability of Proxy Materials (“Notice”) and were provided access to our proxy materials over the Internet. The proxy materials include the 2024 Annual Report to Shareholders and the Proxy Statement.

We encourage you to attend the Annual Meeting. However, it is important that your shares be represented whether or not you are personally able to attend the Annual Meeting. Please vote as instructed on the Notice, via the Internet or the telephone, as promptly as possible so as to ensure that your vote is recorded. Alternatively, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail. If you attend the meeting and your shares are registered in your name, you may withdraw your proxy at that time and vote your shares in person. If you plan to attend the Annual Meeting and need special assistance because of a disability, please contact the secretary’s office at secretary@scripps.com.

Your proxy is being solicited by the Board. Thank you for investing in The E.W. Scripps Company.

Julie L. McGehee, Esq.

Secretary and Senior Vice President

March 22, 2024

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Table of Contents

2024 ANNUAL MEETING	4	EXECUTIVE COMPENSATION
INTERNET AVAILABILITY OF PROXY MATERIALS	4	2023 Summary Compensation Table	53
VOTING PROCEDURES	4	2023 Grants of Plan-Based Awards	55
SOLICITATION OF PROXIES	5	2023 Outstanding Equity Awards at Fiscal Year-End	56
PROPOSAL 1 – ELECTION OF DIRECTORS	6	2023 Stock Vested	58
REPORT ON THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS	7	2023 Pension Benefits	58
		Description of Retirement Plans	58
BOARD DIVERSITY MATRIX	12	2023 Nonqualified Deferred Compensation	60
REPORT ON THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	13	Description of Nonqualified Deferred Compensation Plan	60
REPORT ON THE SECURITY OWNERSHIP OF MANAGEMENT	15	Potential Payments Upon Termination or Change in Control	61
PROHIBITION OF HEDGING AND PLEDGING	16
REPORT ON THE BOARD OF DIRECTORS AND ITS COMMITTEES	17	Summary of Various Plans and Arrangements	63
		CEO Pay Ratio	65
SUSTAINABILITY AT SCRIPPS	19	Pay Versus Performance	66
CORPORATE GOVERNANCE	34	2023 Director Compensation	70
AUDIT COMMITTEE MATTERS	38	Description of Director Compensation Program	71
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	39	Cash Compensation	71
		Equity Compensation	71
COMPENSATION & TALENT MANAGEMENT COMMITTEE REPORT	40	Other Benefits	72
		1997 Deferred Compensation Plan and Stock Plan for Directors	72
COMPENSATION DISCUSSION AND ANALYSIS	41
Executive Summary	42	COMPENSATION & TALENT MANAGEMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Objectives of our Compensation Program	42		73
2023 Compensation Highlights	42	RELATED PARTY TRANSACTIONS	73
Shareholder Engagement and Enhancements to Compensation Program	44	PROPOSAL 2 – TO RATIFY DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024	75

Our Compensation Policies and Practices	44
Core Compensation Elements	45	PROPOSAL 3 – ADVISORY (NON-BINDING) VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	77
Base Salary	45
Short-Term Incentive	45	PROPOSAL 4 – VOTE TO APPROVE AMENDMENT NO. 1 to THE E.W. SCRIPPS 2023 LONG-TERM INCENTIVE PLAN	78
Long-Term Incentive	47
Additional Compensation Policies and Practices	49	EQUITY COMPENSATION PLAN INFORMATION	88
Compensation Recoupment Policy	49	DELINQUENT SECTION 16 REPORTS	89
Stock Ownership Requirements	49	SHAREHOLDER PROPOSALS FOR 2024 ANNUAL MEETING	89
Post-Employment Benefits	50	OTHER MATTERS	90
Health, Welfare and Other Personal Benefits	50	APPENDIX: AMENDMENT NO. 1 TO THE SCRIPPS LONG-TERM INCENTIVE PLAN	92
Employment Agreements, Executive Severance and Change in Control Plan	50

Compensation Consultant and Peer Group	51
Independent Compensation Consultant	51
Compensation Peer Group	52
Tax Implications	52

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THE E.W. SCRIPPS COMPANY

312 Walnut Street

Cincinnati, Ohio 45202

PROXY STATEMENT

2024 Annual Meeting

May 6, 2024

This Proxy Statement is being furnished in connection with the solicitation of proxies by the board of directors (the "Board") of The E.W. Scripps Company, an Ohio corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”), which will be held on Monday, May 6, 2024, at the Scripps Center, 312 Walnut Street, 10th Floor Conference Room, Cincinnati, Ohio at 4:00 PM Eastern Time.

The close of business on March 12, 2024, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date").

Internet Availability of Proxy Materials

We are furnishing proxy materials to our shareholders primarily via the Internet under rules adopted by the U.S. Securities and Exchange Commission, instead of mailing printed copies of those materials to each shareholder. On March 22, 2024, we mailed to our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report to Shareholders. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card to vote via the Internet or by telephone.

This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. If you would prefer to continue to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Voting Procedures

On March 12, 2024, the Company had outstanding 73,305,240 Class A Common Shares, $0.01 par value per share (“Class A Common Shares”), and 11,932,722 Common Voting Shares, $0.01 par value per share (“Common Voting Shares”). Holders of Class A Common Shares are entitled to elect the greater of three or one-third of the directors of the Company but are not entitled to vote on any other matters except as required by Ohio law. Holders of Common Voting Shares are entitled to elect all remaining directors and to vote on all other matters requiring a vote of shareholders. Each Class A Common Share and Common Voting Share is entitled to one vote upon matters on which such class of shares is entitled to vote.

To have a quorum necessary to conduct business at the Annual Meeting, it is necessary to have shares that represent (in person or by proxy) the holders of (i) a majority of our Class A Common Shares outstanding on the Record Date, and (ii) a majority of our Common Voting Shares outstanding on the Record Date. Shares represented in person or by proxy (including shares that abstain or do not vote with respect to a particular proposal) will be counted for the purpose of determining whether a quorum exists at the Annual Meeting for that proposal. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

If you are a shareholder of record (i.e., you directly hold your shares through an account with our transfer agent, Computershare), you can vote your shares following the instructions in this Proxy Statement using one of the four methods described previously. If you are a beneficial owner (i.e., you indirectly hold your shares through a nominee such as a bank or broker), you can vote your shares following the instructions in this Proxy Statement using the methods provided by your nominee.

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Solicitation of Proxies

The solicitation of proxies is made by, and on behalf of, the Board. The Company will pay the cost of the solicitation of proxies, including the cost of printing and mailing the notice of the Annual Meeting, the Proxy Statement and the accompanying proxy. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers and other employees of the Company by Internet (including by email, social media, the use of our investor relations website and other online channels of communication), telephone, facsimile and other electronic channels of communication, town hall meetings, personal interviews, press releases, and press interviews. Our directors, officers and regular employees may, without compensation other than their regular compensation and the reimbursement of expenses, solicit proxies by telephone or personal conversation. The Company has retained the services of Broadridge Financial Solutions, Inc. at an estimated cost of $9,500 to assist the Company in the solicitation of proxies from brokers, nominees, institutions and individuals.

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Proposal 1 Election of Directors

(Item 1 on the Proxy Card)

A board of 11 directors is to be elected, three by the holders of Class A Common Shares voting separately as a class and eight by the holders of Common Voting Shares voting separately as a class. The nominating & governance committee recommended to the Board each of the nominees set forth on the following pages. In the election, the nominees receiving the greatest number of votes will be elected. Directors are elected by the shareholders for terms of one year and hold office until their successors are elected and qualify. Each of the director nominees identified in this Proxy Statement has consented to being named as a nominee in our proxy materials and has accepted the nomination and agreed to serve as a director if elected.

Each proxy for Class A Common Shares executed and returned by a holder of such shares will be voted for the election of the three directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Each proxy for Common Voting Shares executed and returned by a holder of such shares will be voted for the election of the eight directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Although the Board does not contemplate that any of the nominees hereinafter named will be unavailable for election, in the event that any such nominee is unable to serve, the proxies will be voted for the remaining nominees and for such other person(s), if any, as the Board may propose.

✓	THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR WHICH YOU ARE ENTITLED TO VOTE FOR ELECTION AS A DIRECTOR.

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Report on the Nominees for Election to the Board of Directors

The following table sets forth certain information as to each of the nominees for election to the Board. Lauren Rich Fine, who has been a director since May 2018, has elected not to stand for re-election to the Board of Directors on May 6, 2024.

Nominees for Election by Holders of Class A Common Shares

Age: 63 Director since: 2022

Burton F. Jablin

Former Chief Operating Officer for Scripps Networks Interactive, spin-off of The E.W. Scripps Company 2015-2018. President, Scripps Networks Interactive 2013-2015. President, Home Category Scripps Networks Interactive 2009-2013. President, HGTV, Scripps Networks 2005-2009.

Committees: • Compensation & Talent Management

Age: 48 Director since: N/A

Nishat A. Mehta(1)

Chief Operating Officer & President of Lexitas effective March 2024. Former President, Global Products & Solutions from 2020 to 2023 and President, Media from 2017 to 2020 at Circana. Executive Vice President, Customer Communications from 2015 to 2017 and Executive Vice President, Global Partnerships from 2012 to 2015 at dunnhumby Ltd/84.51°.

Age: 68 Director since: 2008

Kim Williams(2)

Chair of the Board from May 2021 to present. Lead Director 2018 to May 2021. Retired since 2006. Senior Vice President, Partner, and Associate Director of Global Industry Research at Wellington Management Company, LLP from 1995 to 2001. Senior Vice President, Partner, Global Industry Analyst from 1986 to 1995.

Committees: • Audit (Chair) • Executive (Chair) • Nominating & Governance

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Nominees for Election by Holders of Common Voting Shares
Age: 72 Director since: 2019

 Marcellus W. Alexander, Jr.

Senior Advisor, Television and President of National Association of Broadcasters Leadership Foundation from 2018 to 2019. Executive Vice President, Television and President, National Association of Broadcasters Education Foundation from 2004 to 2018. Executive Vice President, Television of National Association of Broadcasters from 2002 to 2004.

Committees: • Compensation & Talent Management

Age: 48 Director since: 2015	Charles L. Barmonde(3) Private investor, educator and entrepreneur. Owner and founder of Arch Contemporary Ceramics, a retail gallery and studio. Former Trustee of the Scripps Howard Foundation.
Committees: • Compensation & Talent Management • Executive

Age: 64 Director since: 2013

Kelly P. Conlin

Chairman and Chief Executive Officer of Zinio, Inc. from 2015 to 2019. Chairman and Chief Executive Officer of NameMedia from 2006 to 2015. Chief Executive Officer of Primedia from 2003 to 2005. Chief Executive Officer of IDG Inc. from 1995 to 2002.

Committees: • Compensation & Talent Management (Chair) • Executive

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Age: 44 Director since: 2023

Raymundo H. Granado, Jr.(3)(5)

Private investor and philanthropist. Board member of RightGift since 2020 (after two years as a board advisor). Trustee of the Scripps Howard Foundation/Fund since 2018. Director of the Scripps Family Impact Fund. Charter member of the charitable advisory board to the Adam R. Scripps Foundation.

Committees: •Nominating & Governance

Age: 66 Director since: 2008

John W. Hayden(4)

President and Chief Executive Officer of CJH Consulting. President and Chief Executive Officer of The Midland Company from 1998 to 2010. Chairman, President and Chief Executive Officer of American Modern Insurance Group from 1996 to 1998.

Committees: • Audit • Executive • Nominating & Governance (Chair)

Age: 49 Director since: 2023

Monica O. Holcomb(3)

Private investor and philanthropist. Founding director of the Scripps Family Impact Fund since 2018. Charter member of the charitable advisory board to the Adam R. Scripps Foundation. Director of Miramar Services, Inc., since 2019, and chair of its Vision Statement Committee.

Committees: •Nominating & Governance

9

Age: 59 Director since: 2022

Leigh B. Radford(6)

Retired Senior Vice President, Procter & Gamble and founder of P&G Ventures 2015-2022. VP/General Manager, Procter & Gamble 2006-2015. Marketing Director, Procter & Gamble 1998-2005. Brand Manager, Procter & Gamble 1995-1997.

Committees: •Nominating & Governance

Age: 49 Director since: 2017

Adam P. Symson

President and Chief Executive Officer since August 2017. Chief Operating Officer from November 2016 through August 2017. Senior Vice President of Digital from 2013 through 2016. Chief Digital Officer from 2011 through 2013. Vice President Interactive Media/Television from 2007 to 2011.

Committees: •Executive

(1)
Mr. Mehta is a chair, treasurer and trustee of The Advertising Research Foundation since 2017; Board Member of Sports Innovation Lab since 2023
(2)
Ms. Williams is a director of Weyerhauser Company (a forest products company) and Xcel Energy, Inc. (a utility company).
(3)
Mr. Barmonde, Mr. Granado and Ms. Holcomb are all Signatories to the Scripps Family Agreement. Ms. Holcomb and Messrs. Barmonde and Granado are cousins. See "Related Party Transactions-Scripps Family Agreement" below.
(4)
Mr. Hayden is a director of ABR Re (a Bermuda-based reinsurance company), Hauser Private Equity and General Nano (an advanced materials company).
(5)
Mr. Granado is a director of RightGift (a technology company that builds free software for the charitable ecosystem).
(6)
Ms. Radford is a director of FAST Studios, Goodwill Industries International and Heaven Hill; Inc.

* Age reflected as of March 22, 2024.

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Nominee Qualifications

The nominees for the Board consist of 11 individuals who we believe are well-qualified to serve on the Board and represent our shareholders' best interests. The nominating & governance committee selects nominees with a view to establishing a Board that is comprised of members who:

•
have extensive business leadership experience,
•
bring diverse perspectives to the Board,
•
bring institutional knowledge and a thorough understanding of the Company's history and vision,
•
have high ethical standards, broad discernment, as well as sound business judgment and acumen, and
•
understand and are willing to make the time commitment necessary for the Board to effectively fulfill its responsibilities.

To complement the overall board qualifications listed above, we also look for specific skills that we feel support a well-rounded, diverse and experienced board. Below outlines our director nominees’ skillset:

Nominees Tenure and Diversity

In addition to a specific set of skills, we strive for a diverse board with respect to gender, tenure and age.

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Board Diversity Matrix

We believe it is important that our Board is composed of individuals reflecting the diversity represented by our employees, our viewers, our advertising partners and in the communities we serve. Throughout the years, our nominating & governance committee has taken this priority to heart in its nominations process, and the diversity of our Board has grown significantly. We provide below enhanced disclosure regarding the diversity of our Board, utilizing the template included in the Nasdaq Rule 5605(f). Each of the categories listed in the below table has the meaning in the Nasdaq Rule 5605(f). This information has been collected from each of our Board members and they have voluntarily self-identified their gender and demographic background.

Board Diversity Matrix (as of 12/31/2023)
Total Number of Directors		11

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	7	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
White	3	5	0	0
Hispanic or Latin	1	1	0	0
LGBTQ+	1

As additional information, our board diversity matrix with our current director nominees, should they be elected, would reflect as follows:

Board Diversity Matrix (as of 05/06/2024)
Total Number of Directors		11

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	8	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Asian	0	1	0	0
White	2	5	0	0
Hispanic or Latin	1	1	0	0
LGBTQ+	1

Board Diversity

The Board values diversity and strives to bring together board members with diverse skill sets and backgrounds.

Board Refreshment

We believe the Company benefits when there is a mix of experienced directors with a deep understanding of our businesses and others who bring a fresh perspective. The Board remains committed to Board refreshment and to seeking out highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills and experiences. Our average Board tenure is 6.4 years, and we believe there is a balanced mix of experience within that average. We have 6 new directors who have been elected since 2018.

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Report on the Security Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to persons known to management to be the beneficial owners, as of January 31, 2024, unless indicated otherwise in the footnotes below, of more than 5 percent of the Company’s outstanding Class A Common Shares or Common Voting Shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them. The percentages shown in the table are based on 72,883,609 Class A Common Shares and 11,932,722 Common Voting Shares outstanding as of January 31, 2024, unless indicated otherwise in the footnotes below.

Name and Address of Beneficial Owner	Class A Common Shares	Percent of Class	Common Voting Shares	Percent of Class

Signatories to Scripps Family Agreement(1)	11,010,940	15.1%	11,130,723	93.3%
Tracy Tunney Ward Miramar Services, Inc. 250 Grandview Ave., Suite 400 Ft. Mitchell, KY 41017
Columbia Insurance Company(2)	23,076,923	31.7%	—	—
1314 Douglas Street Omaha, NE 68102
BlackRock, Inc.(3)	10,650,244	14.6%	—	—
50 Hudson Yards New York, NY 10001
The Vanguard Group(4)	7,898,474	10.8%	—	—
100 Vanguard Blvd. Malvern, PA 19355
Victory Capital Management, Inc.(5)	5,802,588	8.0%	—	—
4900 Tiedeman Rd. 4th Floor Brooklyn, OH 44144
GAMCO Investors, Inc.(6)	5,088,167	7.0%	—	—
One Corporate Center Rye, NY 10580-1435
Dimensional Fund Advisors LP(7)	5,021,062	6.9%	—	—
6300 Bee Cave Road Building One Austin, TX 78746

(1)
The information in the table and this footnote is based on information provided to the Company by Miramar Services, Inc. and information contained in Amendment 12 (dated February 21, 2023) to a Schedule 13D filed with the Securities and Exchange Commission, as updated by subsequent Section 16 filings by certain of the reporting persons, by certain descendants of Robert P. Scripps and John P. Scripps and certain trusts of which descendants of John P. Scripps or Robert P. Scripps are trustees or beneficiaries, all of whom or which are Signatories to the Scripps Family Agreement, which governs the voting of all Common Voting Shares held by them. Miramar Services, Inc. provides administrative services to certain members of the Scripps family. The Signatories to the Scripps Family Agreement report shared voting power with each other with respect to the Common Voting Shares shown in the table. In addition to these Common Voting Shares, according to such Amendment to Schedule 13D, two of the Signatories act as co-trustees with respect to 534,666 Common Voting Shares on behalf of a descendant who is not a party to the Scripps Family Agreement, and another Signatory acts as a trust advisor to trusts holding 267,333 Common Voting Shares for the benefit of certain descendants who are not parties to the Scripps Family Agreement. Signatories of the Scripps Family Agreement also beneficially own 11,010,940 Class A Common Shares (not including Class A Common Shares into which the Common Voting Shares are convertible). Class A Common Shares are not subject to the Scripps Family Agreement. In addition to these Class A Common Shares, the two Signatories mentioned above who act as co-trustees on behalf of a descendant who is not a party to the Scripps Family Agreement may be deemed to share beneficial ownership of a total of 653,204 Class A Common Shares held for the benefit of such descendant, and the Signatory referred to above who acts as a trust advisor to trusts for the benefit of certain other descendants who are not parties to the Scripps Family Agreement may be deemed to beneficially own 326,601 Class A Common Shares as trust advisor for such descendants. If the Scripps Family Agreement is not considered, no single individual or trust that is a Signatory beneficially owns 5% or more of the Company’s outstanding Class A Common Shares. The following Signatories may be deemed to beneficially

13

own, or share beneficial ownership with other Signatories of, more than 5% of the Common Voting Shares as a result of direct ownership or indirect ownership as trustees for various trusts or as co-guardians or advisors for the above-referenced descendants who are not parties to the Scripps Family Agreement: Elizabeth A. Logan (6.7%); Virginia S. Vasquez (6.7%); Barbara Victoria Scripps Evans (6.5%); Anne M. La Dow (6.5%); Paul K. Scripps (6.1%); Jimmy R. Scripps (5.3%); William A. Scripps (5.3%); Mary Peirce (5.2%); Charles E. Scripps, Jr. (5.2%); Eaton M. Scripps (5.2%); and Edward W. Scripps, Jr. (5.2%). See “Related Party Transactions - Scripps Family Agreement” below. The reporting parties filing the Schedule 13D as most recently amended are Virginia S. Vasquez, Rebecca Scripps Brickner, Edward W. Scripps, Jr., Corina S. Granado, Jimmy R. Scripps, Margaret Scripps Klenzing, Mary Ann S. Sanchez, William H. Scripps, Marilyn J. Scripps, William A. Scripps, Gerald J. Scripps, Charles E. Scripps, Jr., Eli W. Scripps, Jonathan L. Scripps, Molly E. McCabe, Barbara Victoria Scripps Evans, John P. Scripps Trust under agreement dated 2/10/77 FBO Peter M. Scripps, John P. Scripps Trust under agreement dated 2/10/77 FBO Paul K. Scripps, John P. Scripps Trust Exempt Trust under agreement dated 2/10/77, John P. Scripps Trust under agreement dated 2/10/77 FBO Barbara Scripps Evans, The Marital Trust of the La Dow Family Trust, Anne M. La Dow Trust under agreement dated 10/27/2011, The La Dow Family Trust under agreement dated 6/29/2004, John Peter Scripps 2013 Revocable Trust under agreement dated 12/20/13, Ellen M. Scripps Revocable Trust dated 4/17/14, as thereafter amended or restated, Thomas S. Evans Irrevocable Trust under agreement dated 11/13/2012, Douglas A. Evans, Julia Scripps Heidt, Paul K. Scripps, Peter R. La Dow, J. Sebastian Scripps, Anne M. La Dow, Wendy E. Scripps, Elizabeth A. Logan, Cynthia J. Scripps, John P. Scripps, Mary Peirce, Megan Scripps Tagliaferri, Eva Scripps Attal, Kathy Scripps, Eaton M. Scripps, Wesley W. Scripps, Ellen M. Scripps, Cody Dubuc, Careen Cardin Trust dated November 16,2018, Sam D. F. Scripps, R. Michael Scagliotti, William A. Scripps, Jr., Welland H. Scripps, Kendall S. Barmonde, Charles L. Barmonde, Manuel E. Granado, Geraldine Scripps Granado, Raymundo H. Granado, Jr., Anthony S. Granado, Ellen B. Granado, Crystal Vasquez Lozano, Elizabeth Scripps, James Bryce Vasquez, John Patrick Scripps, Keon Korey Vasquez, Peggy Scripps Evans, Samuel Joseph Logan, Maxwell Christopher Logan, Savannah Brickner, Monica O. Holcomb, Samantha J. Brickner, Nathanial W. Heidt, Austin S. Heidt, Robert S. Heidt III, Jessica L. Hoerster, Jenny Sue Scripps Mitchell, Vanessa L. Sanchez, Veronica E. Sanchez, Brittany Jean Scripps, Shannon Leigh Howard, McCabe A. Balance, Robert P. Scripps, Jr. Irrevocable Trust for the benefit of Jacqueline Scripps and Robert P Scripps, Jr. Irrevocable Trust for the benefit of Robert P. Scripps IV.
(2)
Columbia Insurance Company (“Columbia”) is a wholly-owned subsidiary of Berkshire Hathaway Inc., which is controlled by Warren E. Buffett. As part of the financing of our acquisition of ION Media Networks, on January 7, 2021, we issued $600 million of Series A Preferred Shares to Columbia and granted Columbia a warrant to purchase $300 million of our Class A Common Shares at $13 per share, or a total of 23,076,923 Class A Common Shares. The warrant is exercisable from the date of grant until the first anniversary of the redemption of the Series A Preferred Shares. The percentage of Class A Common Shares shown in the table as beneficially owned by Columbia is calculated as if the warrant had been exercised as of January 31, 2024. Columbia filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on January 15, 2022. The information in the table is based on the information contained in such filing. Such report states that Columbia will share voting and investment power over the shares set forth in the table when issued with Berkshire Hathaway and Warren E. Buffett.
(3)
BlackRock, Inc. filed Amendment No. 16 to Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on January 23, 2024. The information in the table is based on the information contained in such filing for the year ended 2023. Such report states that BlackRock, Inc. has sole voting power over 10,400,062 shares and sole investment power over 10,650,244 shares.
(4)
The Vanguard Group filed Amendment No. 9 to Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on February 13, 2024. The information in the table is based on the information contained in such filing for the year ended 2023. Such report states that The Vanguard Group has shared voting power over 122,613 shares, sole investment power over 7,726,446 shares and shared investment power over 172,028 shares.
(5)
Victory Capital Management, Inc. filed Amendment No. 6 to Schedule 13G with the Securities and Exchange Commission with respect to the Company's Class A Common Shares on February 6, 2024. The information in the table is based on the information contained in such filing for the year ended 2023. Such report states that Victory Capital Management, Inc. has sole voting power over 5,764,238 shares and sole investment power over 5,802,588 shares.
(6)
GAMCO Investors, Inc. filed Amendment No. 26 to Schedule 13D with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on August 17, 2023. The information in the table is based on the information as of August 16, 2023, contained in such filing. Such report states that GAMCO Investors, Inc. and its affiliates have sole voting power over 5,035,267 shares and sole investment power over 5,088,167 shares.
(7)
Dimensional Fund Advisors LP filed Amendment No. 9 to Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on February 8, 2022. The information in the table is based on the information contained in such filing for the year ended 2021. Such report states that Dimensional Fund Advisors LP has sole voting power over 4,931,422 shares and sole investment power over 5,021,062 shares.

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Report on the Security Ownership of Management

The following information is set forth with respect to the Company’s Class A Common Shares and Common Voting Shares beneficially owned as of January 31, 2024, by each director and each nominee for election as a director of the Company, by each named executive officer, and by all directors and executive officers of the Company as a group. As of January 31, 2024, there were 72,883,609 Class A Common Shares outstanding and 11,932,722 Common Voting Shares outstanding. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them.

Name of Individual or Number of Persons in Group	Class A Common Shares(1)	Restricted Share Units(2)	Total Class A Common Shares(3)	Percent of Class	Common Voting Shares	Percent of Class

Marcellus W. Alexander, Jr.	30,117	—	30,117	*	—	*
Charles L. Barmonde(4)	631,901	—	631,901	*	585,666	4.9%
Kelly P. Conlin	54,084	—	54,084	*	—	*
Lauren Rich Fine	36,149	—	36,149	*	—	*
Raymundo H. Granado, Jr.(4)	10,066	—	10,066	*	115	*
John W. Hayden(5)	101,193	—	101,193	*	—	*
Monica O. Holcomb(4)	16,505	—	16,505	*	47,612	*
Burton F. Jablin	6,486	—	6,486	*	—	*
Nishat A. Mehta	—	—	—	*	—	*
Leigh B. Radford	6,486	—	6,486	*	—	*
Kim Williams(5)(6)	175,352	—	175,352	*	—	*
Jason P. Combs	21,410	15,182	36,592	*	—	*
Lisa A. Knutson	72,702	29,500	102,202	*	—	*
Brian G. Lawlor	180,031	31,223	211,254	*	—	*
Adam P. Symson	353,016	153,037	506,053	*	—	*
Laura M. Tomlin	35,194	20,648	55,842	*	—	*
Other officers not named individually(7)	132,402	31,387	163,789	*	—	*
All directors and executive officers as a group (19 persons)	1,863,094	280,977	2,144,071	2.9%	633,393	5.3%

* Shares owned represent less than 1 percent of the outstanding shares of such class of stock.

(1)
The shares listed for each of the executive officers and directors represent his or her direct or indirect beneficial ownership of Class A Common Shares.
(2)
The shares listed for each of the executive officers and directors include Class A Common Shares underlying restricted share units that are convertible within 60 days of January 31, 2024, and have no additional vesting requirements.
(3)
None of the shares listed for any officer or director is pledged as security for any obligation.
(4)
Mr. Barmonde, Mr. Granado, and Ms. Holcomb are Signatories to the Scripps Family Agreement. See “Report on the Security Ownership of Certain Beneficial Owners” on page 13 and “Related Party Transactions-Scripps Family Agreement” on page 73.
(5)
In addition to the shares listed, the director deferred a portion of his or her director fees in a “phantom shares” account. These “phantom shares” have no voting or other rights. Mr. Hayden has 86,313 phantom shares and has chosen payment in cash rather than payment in Class A Common Shares. Ms. Williams has 41,094 phantom shares and has elected payment in Class A Common Shares.
(6)
Includes shares held by Ms. Williams’ husband as custodian for their children held in trust.
(7)
The shares listed include shares beneficially owned by three executive officers who are not named individually.

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Prohibition of Hedging and Pledging

Directors, officers and key employees are prohibited from engaging in any hedging or pledging transactions with our Class A Common Shares.

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Report on the Board of Directors and its Committees

2023 Board Meetings

During 2023, the Board held four regularly scheduled meetings. All directors attended all of the meetings of the Board and of the committees on which they served during 2023.

Executive Sessions of Directors

During 2023, executive sessions of non-management directors were held at each board meeting. The director who presided at these meetings was the Board Chair or another director selected by the Board at the time of such meeting.

Standing Committees and Committee Charters

The Company has standing executive, audit, compensation & talent management and nominating & governance committees. Each committee, other than the executive committee, is governed by its own committee charter, which outlines the committee’s mission, authority, responsibilities, composition, frequency of meetings, requirements for minutes, and how they report their findings to the Board. Charters are reviewed and updated, if necessary, annually. The charter for each such standing committee is available for review on the Company’s website (www.scripps.com) by first clicking on "Investors" and then on “Corporate Governance.” Copies are available in print to any shareholder who requests a copy by contacting the Company’s secretary at secretary@scripps.com or by mail at 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202.

Committees of the Board of Directors

Executive Committee. Kim Williams (chair), Charles L. Barmonde, Kelly P. Conlin, John W. Hayden, and Adam P. Symson are the members of the executive committee. This committee may exercise all of the powers of the Board in the management of the business and affairs of the Company between Board meetings except the power to fill vacancies on the Board or its committees. The executive committee meets only as necessary. During 2023, the executive committee did not meet.

Audit Committee. Kim Williams (chair), Lauren Rich Fine and John W. Hayden are the members of the audit committee. The purpose of the committee is to assist the Board in fulfilling its oversight responsibility relating to (1) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (2) the performance of the internal audit services function; (3) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence, performance and fees; (4) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (5) the review of the Company’s enterprise risk issues including, but not limited to, financial, cybersecurity, information technology, data privacy, legal and business continuity; (6) the review the Company’s risk related to sustainability issues and financial sustainability-related disclosures; and (7) the oversight of the significant financial matters of the Company, including tax policies, planning and compliance and treasury policies (8) the fulfillment of all other responsibilities as outlined in its charter. The internal and independent auditors have unrestricted access to the audit committee. The committee meets privately with each of the independent auditors, the internal auditors and management. During 2023, the audit committee held four meetings.

Compensation & Talent Management Committee. Kelly P. Conlin (chair), Marcellus W. Alexander, Jr., Charles L. Barmonde and Burton F. Jablin are the members of the compensation & talent management committee. The committee is appointed by the Board to discharge the Board’s responsibilities relating to compensation of the Company’s directors and officers and talent management and diversity strategies of the larger employee population. The committee reviews and approves the Company’s compensation principles that apply generally to Company employees. It also reviews and approves the Company’s goals and objectives relevant to compensation of the chief executive officer and executive officers (“senior executives”) and evaluates their performance in light of those goals and objectives. Annually, the compensation & talent management committee conducts a performance review of the chief executive officer, the results of which are shared with the entire Board. With respect to

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senior executives, the committee reviews and approves a peer group of companies against which it compares the Company’s compensation programs and practices for senior executives and directors, and the chief executive officer makes recommendations to the committee regarding the compensation elements of his direct reports in light of their goals and objectives. The committee reviews all of the components of the chief executive officer’s and the senior executives’ compensation, including goals and objectives, employment arrangements, severance arrangements and plans, incentive plans, employee benefit plans, perquisite arrangements, the Incentive Compensation Recoupment Policy (“claw-back policy”) and stock ownership guidelines. The committee has the authority to administer the cash-based incentive plans, severance arrangements and plans and change in control arrangements and plans covering the chief executive officer and senior executives. The committee is also responsible for reviewing the result of any shareholder advisory vote regarding the compensation of the Company’s named executive officers and making recommendations to the Board on how to respond to those votes as well as recommending to the Board whether to hold the shareholder advisory vote every one, two or three years. The committee oversees the annual review of the Company’s compensation policies and practices for all employees, including non-senior executives, to determine whether they create financial risks. The committee receives quarterly updates from the Company related to human capital management strategies, policies and required disclosures, including with respect to matters such as equity, diversity and inclusion and talent development. The committee may delegate any of its responsibilities to a subcommittee composed of one or more members of the committee, or to one or more other directors, in each case as it deems appropriate, other than in connection with any power or authority required by law, regulation or listing standard to be exercised by the committee as a whole.

With respect to any funded employee benefit plans covering employees of the Company subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, the committee has the definitive authority to appoint and terminate the named fiduciary or named fiduciaries of such plan(s). The committee reviews succession planning relating to positions held by senior officers of the Company and reviews director compensation and makes recommendations with respect thereto to the Board. The committee is also responsible for producing an annual report for inclusion in the Company’s proxy statement and reviewing and approving the Compensation Discussion and Analysis and related compensation disclosures included in the Company’s proxy statement. The committee has the authority to engage outside consultants to assist in determining appropriate compensation levels for the chief executive officer, other senior executives and directors. Since 2021, the committee has retained Korn Ferry to assist it in developing and reviewing our executive and director compensation strategy and programs. During 2023, the compensation & talent management committee held four meetings.

Nominating & Governance Committee. John W. Hayden (chair), Raymundo H. Granado, Jr., Monica O. Holcomb, Leigh B. Radford, and Kim Williams are the members of the nominating & governance committee. The purpose of the committee is (1) to assist the Board by identifying individuals qualified to become Board members and to recommend director nominees to the Board and to the signatories to the Scripps Family agreement; (2) to recommend to the Board corporate governance principles that might be applicable to the Company; (3) to lead the Board and its committees in the annual review of the Board and its committees’ performance; (4) to recommend to the Board nominees for each committee of the Board; (5) to quarterly review with the Chief Ethics Officer the status of complaints received; and (6) to oversee the Company’s overall strategy on sustainability initiatives, including evaluating the impact of the Company’s practices on the communities in which it operates and on the Company’s other constituencies and stakeholders. During 2023, the nominating & governance committee held four meetings.

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Sustainability at Scripps

Our Approach To Sustainability

Scripps is building new business models that anticipate the evolving habits of American media consumers — accelerating new technologies and distribution paths to challenge assumptions and propel the industry toward a sustainable future.

Our core values of courage, compassion, curiosity and community aren’t just words on paper: They are central to the way we work, how we make decisions and the way we treat each other — and our business partners. Likewise, equity, diversity and inclusion (EDI) are intentional efforts to create a workplace where all employees feel valued and able to reach their full potential. We are dedicated to ensuring the company reflects the communities where we live, work and play.

Our Sustainability Strategy

Together with those we serve, we’re imagining the future of media and creating it. And it is through our many communities — our employees, our audiences and advertisers, our investors — that we live out our corporate social responsibility.

Through the Scripps Howard Fund and the nearly 100-year-old Scripps National Spelling Bee, we are cultivating the next generation of storytellers and changemakers with the firm belief that information, and understanding how to interpret it, is key to unlocking and improving the world around them.

This report highlights our progress in the areas fundamental to our business. Our current sustainability initiatives, practices and objectives are identified as follows:

Journalistic Integrity
Responsibilities to Audiences and Community Impact
Equity Diversity & Inclusion & Employee Experience
Compliance, Professional Integrity & Ethics
Greenhouse Gas Emissions

Sustainability Oversight

Our Board of Directors monitors our sustainability-related risks and opportunities while each of the committees of the Board oversees the sustainability initiatives relevant to it. Board committee charter language includes comprehensive sustainability-related responsibilities, and sustainability topics are discussed at each quarterly board meeting. It is management’s responsibility to drive the sustainability program and ensure alignment with our mission, vision and strategy, while a steering

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committee and working group made up of leaders and key employees from various departments and business units participate in executing the sustainability strategy.

Journalistic Integrity and Sponsorship Identification

We at Scripps are passionate about the importance of journalism in our democracy — a Fourth Estate that balances government power, holds authority figures and institutions accountable, and improves the lives of those we serve. We know that a dynamic news media is instrumental to a healthy nation that governs itself through transparency and civil discourse. This vision drives our internal priorities and our external partnerships and activities and provides a broad view of the stakeholders to whom we are responsible.

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Journalistic Standards and Ethics

Scripps is dedicated to our instrumental role as a member of the Fourth Estate in American democracy. Our national and local news outlets strive to provide news and information that is balanced and nonpartisan. We believe American audiences need news that is facts-based and accurate as they try to navigate their lives and participate in society. Our reporting plays a crucial role in holding the powerful accountable, keeping governments honest and giving voice to those who are less empowered, leading to meaningful change at the local, state and national levels. On the local market level, we own more than 60 stations across the country that serve regional communities with critical information about public service and local events, life-threatening weather or a reason to come together in celebration. We cover the country with Scripps News and go deep with our reporting in local regions, broadly across the U.S. and around the world.

Since its founding in 1878, Scripps has been a journalism company. The obligation of our journalists and our journalism is to serve the public. We strive to earn and maintain the trust of the public and to be aggressive and fearless in our pursuit of the truth. Ethical decision-making should occur at every step along the journalistic process, and these guidelines are an expression of the consistent values, standards and processes we use to produce high-quality reporting and storytelling.

Our journalism ethics guidelines provide direction for everyone at Scripps, including our leadership and our journalists.

The pillars of our journalism ethics guidelines are:

Oversight

In order to help the company maintain the highest journalistic standards, we have formed the Scripps News Editorial Standards Team, which provides day-to-day guidance for Scripps journalists relating to fairness, transparency and ethical newsgathering and storytelling practices. The Editorial Standards Team is comprised of two editors and a senior leader who are all trained in journalism ethics. In addition to their oversight work and daily script reviews, they oversee the production of a style guide that is reviewed and updated on an ongoing basis to provide guidance on accurate language and visual choices.

Championing Journalistic Standards and Ethics

Scripps commits time, talent and other resources to four key issues impacting the important role of journalism in our society.

1.
News Literacy. Scripps supports educating Americans on the role of the free press and society’s need for robust reporting and energized news operations. The company has partnered with The News Literacy Project, a nonpartisan, nonprofit organization, to launch National News Literacy Week. The fourth annual event was held in

21

January 2024. The public awareness campaign works to encourage news consumers to stop the flood of misinformation and learn how to identify trustworthy news.
2.
Journalism Ethics. Scripps reporters, editors and management working on any news platform are expected to live up to standards of ethics and objectivity as outlined in the Journalism Ethics Guidelines. Journalists must be vigilant about their balance, integrity and thoroughness, and Scripps plays an important role in preparing them for this work. Scripps has clear policies about conflicts of interest, identifying sponsored materials and other key journalistic practices.
3.
Journalism Education and Recognition. The Scripps Howard Fund supports philanthropic causes important to Scripps and makes grants to support journalism education through experiential learning.
a.
HOWARD CENTERS FOR INVESTIGATIVE JOURNALISM - The Fund supports investigative journalism training at two Howard Centers for Investigative Journalism — one at Arizona State University and one at the University of Maryland. These centers have become industry leaders in preparing the next generation of investigative journalists.
b.
DISARMING DISINFORMATION - The Fund contributed more than $1.3 million for the “Disarming Disinformation” project in 2023. In partnership with the International Center for Journalists (ICFJ), the project empowers journalists to fight disinformation in the news media.
c.
DIVERSITY AND INCLUSION IN JOURNALISM GRANTS - The Fund distributed $150,000 in 2023 for journalism grants to increase diversity and inclusion in the industry. As part of its commitment to fostering environments where journalism students of all backgrounds can actively participate and feel included, the Fund selected three universities and four nonprofits as recipients of its diversity and inclusion grants.
d.
EMERGING JOURNALISTS - In 2023, the Fund contributed $200,000 divided evenly between the Emerging Journalists programs at the University of North Texas and Elon University. These programs seek to increase diversity in journalism education — and therefore the industry.
e.
SCRIPPS HOWARD AWARDS - The Fund operates the Scripps Howard Awards, one of the nation’s most prestigious American journalism competitions. The goal of the awards is to reach the general public and remind people of the value journalism brings in making communities a better place.
f.
OPEN-SOURCE INVESTIGATIVE REPORTING GRANT - This year, the Fund launched the Open-Source Investigative Reporting Grant. The Fund is partnering with the University of Southern California’s Annenberg School for Communication and Journalism to teach college students open-source investigative journalism, a way to use publicly available information to investigate. The Fund selected USC from 15 applicants for the four-year grant of up to $300,000, which will launch the program for the 2024-25 school year.

In addition to the work of the Fund, the company celebrates its own employees' important work to bring our mission to life with the Give Light Awards. Employees can nominate recipients for the award, which is open to Scripps employees across all divisions, brands and departments for their work with a commitment to our 100-year-old company motto: Give light and the people will find their own way.

4.
Fighting for Transparency. As a result of the economic pressure on the news business, some news organizations have become slower to challenge open-records law violations, government cover-up efforts and other public interest issues that may require legal expense. At the same time, the discrediting of the news media has led government officials to become more emboldened to ignore open-records requests. To combat these tactics, Scripps created the Scripps Access Project, which provides funding to its local stations to pursue public records litigation in instances where municipalities have clearly flaunted the law. Since the initiative launched in 2018, several of these lawsuits have led to court victories that pried documents from municipal files and the recovery of legal fees and costs. In addition, several Scripps stations have publicized their efforts to get public records from public entities by reporting on the difficulties reporters and the public have in getting municipalities to follow the state laws enacted to ensure government transparency. Additionally, as a company that supports journalism and free speech, Scripps supports the Reporter’s Committee for Freedom of the Press (RCFP) in numerous ways,

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including funding The E.W. Scripps Legal Fellowship, a two-year fellowship that supports local enterprise and investigative journalism by providing pro bono legal work on public records litigation and other related matters.

Awards and Recognition

During 2023, Scripps News won a national News Emmy Award in the Outstanding Science, Technology or Environmental Coverage category for “In Real Life: Plastic Time Bomb.” In addition, our local journalism was recognized with a number of prestigious national journalism awards, including a duPont and a Sigma Delta Chi/Society of Professional Journalists award. Our national news team won a GLAAD Media Award for Outstanding TV Journalism Segment for its documentary, “In Real Life: HIV in the Deep South” and a Gracie Award in the National Investigative Feature category for “In Real Life: Attacked Behind the Wheel.”.

Sponsorship Identification

We have a Paid Content Policy that defines what paid content is, where it is acceptable and where it can be placed. An internal committee determines how paid content can be used in the newsroom. We require our stations to comply with all Federal Communications Commission (FCC) regulations, including, but not limited to, its regulations regarding sponsorship identification. The Scripps Sponsorship Identification Rules ensure viewers know when advertisers are paying for content we air or publish on our websites. The rules clearly define what kinds of programming require sponsor identification and what the sponsorship identification must include. Transparency is crucial to complying with legal regulations and ethical standards and demonstrating that we value the trust of our audience.

Responsibilities to Audiences & Community Impact

Scripps takes pride in serving the communities where we live and work. We uphold our responsibility to our audiences through reliable, inclusive news coverage that reflects diversity and keeps our viewers informed. In our local media markets, we engage our communities through social service projects, facilitate, sponsor and emcee important local events, and shine light on pressing local issues.

Our local television stations serve a critical public-service role in keeping viewers informed during natural disasters and host telethons and other fundraising efforts to help those affected. In addition to public safety, our stations serve a key public watchdog role. They investigate wrongdoing in the government and business sectors, bringing to light malfeasance and driving positive community change. Our stations also spotlight those in need, often leading to community support for those individuals or groups.

Through our approach to journalism and community involvement, we seek to serve our audiences with integrity and build a legacy of meaningful impact.

Media Pluralism

We have a responsibility to represent all who live in our communities. Being fair and inclusive in our coverage means understanding our audiences. To that end, Scripps requires extensive training for its local and national newsroom employees on understanding their implicit biases, researching the viewpoints of key racial and demographic groups, and reporting stories that are balanced by seeking out and reflecting a wide range of voices. Our newsrooms have detailed EDI policies.

Over the past few years, the Local Media division has been focused on taking the learnings from the company’s extensive audience research studies and applying them to local newsrooms, along with additional training designed to educate employees on the fundamentals of EDI. We provide unconscious bias and microaggression training to all new Scripps Local Media

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employees. News employees also participate in inclusive journalism training that is designed to identify blind spots in our daily coverage.

In addition, we hold a combined session focused on learning more about our African American/Black and Hispanic audiences. The goal is to have all news employees participate in these online town hall-style discussions in order to give them a better understanding of underserved communities and the sensitivities in covering those segments of the population. In an effort to increase trust in American journalism, we conducted research by going into 100 homes in seven cities and listening deeply to our audience — hoping to understand what Americans need from the news that they aren’t getting. We invested millions of dollars in this research-driven listening tour. Our research indicated that the neighborhoods on the news did not resemble the places where our viewers live, work and play. As a result, our local stations have increased the length and complexity of their segments, focusing more on stories about solving problems rather than just documenting them and backing away from crime coverage.

Digital Accessibility

We are committed to inclusivity and removing barriers that may prevent our audience from accessing news. This past year, we have been working on a digital accessibility project to make our digital content more accessible to people with disabilities. We released new versions of our mobile apps for each local media brand and updated them with bolstered accessibility functionalities. During the development of these apps, we partnered with users with disabilities and ensured their feedback was taken into consideration. We have implemented digital accessibility practices such as alternative (alt) text image descriptions on Scripps’ corporate website, scripps.com. In 2023, we convened working meetings with representatives from news, social media and digital technology teams to share digital accessibility best practices and to promote them across the organization. We are committed to digital inclusion and plan to keep developing accessibility initiatives.

Community Impact

For six decades, our community engagement and philanthropy efforts have exemplified the Scripps mission of doing well by doing good, serving millions of people across the U.S.

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Philanthropy and Volunteerism

Scripps gives back to many organizations in its corporate hometown of Cincinnati and in markets across the country where it does business. Scripps employees are investing in their local communities by reporting on critical issues, entertaining audiences with quality content, fundraising to help those in need and volunteering for important causes.

The Scripps Howard Fund, a public charity established by The E.W. Scripps Company, is dedicated to creating informed and engaged communities through journalism education, childhood literacy and local causes. At the crossroads of the classroom and the newsroom, the Fund is a leader in supporting journalism through award-winning journalism education programs; scholarships, internships and fellowships; funding to advance diversity and inclusion; and support of First Amendment causes.

In 2023, the Scripps Howard Fund distributed more than $8.7 million in journalism grants, books and community giving. This number includes:

•
$5.4 million to support journalism through education, investigative reporting, diversity programs, fellowships, internships and combating misinformation.
•
$2.3 million distributed to communities served by Scripps.
•
$1 million to donate 221,000 books to more than 35,000 children across the United States in Title I schools via the Fund’s “If You Give a Child a Book …” campaign. In April 2023 the Fund donated its 1 millionth book to children in need.
•
$170,000 in funding to news organizations and journalists to recognize their outstanding investigations and storytelling from 2023 during the Scripps Howard Awards.

Supporting Social Issues Through Our National Platforms

Scripps hosts three marquee national events: the Scripps National Spelling Bee, the Scripps Howard Awards, and the Bounce Trumpet Awards. These events bring our commitment to social responsibility to life by addressing, respectively, education, journalism excellence, and diversity and inclusion.

Engaging Communities Through Scripps Sports

Sports can play a major role in bringing people and communities together. With our acquisition of ION Media in 2021 and launch of Scripps Sports in 2022, we are making it easier for communities to access sports content and giving people an opportunity to come together. Scripps Sports moves sports content back to an over-the-air (OTA) broadcast model, which increases viewer access to local sports. This has led to businesses getting involved and providing more sponsorships for teams. We are also committed to covering women’s sports and making content more easily accessible. Scripps Sports has secured partnerships with the following:

•
Women’s National Basketball Association (WNBA)
•
National Women’s Soccer League (NWSL)
•
Las Vegas Golden Knights
•
Arizona Coyotes
•
Big Sky Conference

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Employee Experience

Scripps is committed to an equitable, diverse and inclusive workplace that reflects the communities where we live, work and play. Our goal is to support all employees with the resources and development opportunities they need to write their own stories.

Employee Engagement, Training and Development

Human capital management increasingly is considered a significant driver of value and success for Scripps and many other companies. We strive to hire the best, to spark our employees’ passion for the job and then to nourish their careers with tools that will help them learn and excel.

Employee Communication

We strongly believe success depends on employees understanding how their work contributes to the company’s overall strategy. To that end, we communicate with our workforce through a variety of channels and encourage open and direct communication. This includes:

•
Frequent emails and videos from corporate leaders to all employees
•
An employee portal featuring timely articles, information and employee stories
•
Daily company social media engagement
•
Annual all-employee awards program
•
Regular town hall meetings with the CEO and other leaders

In addition, we have incorporated a listening strategy to hear our employees’ concerns through focus groups, employee experience councils, the “Always On” feedback form posted on our intranet and town hall meeting surveys.

Learning and Development

We believe a key factor in employee retention is training and professional development for our people. We have designed training programs for people in different positions and departments throughout the company, focusing on various roles and skill sets. In addition, we have dedicated time and resources to developing people into leaders across all levels of the organization, from the first-time frontline manager to the aspiring executive. To assist employees with career growth and exploration, we invite them to update their interests, experience and skills in our human capital management system. This provides visibility into the capabilities and career aspirations of our people, enabling us to match employees to new opportunities and encouraging employees to self-explore ways to grow in their careers.

Scripps Journalism Journey Initiative

As technology continues to rapidly drive change in our industry, we are partnering with Google on a multiyear initiative to transition experienced journalists with primarily print news backgrounds into broadcast news careers.

The Scripps Journalism Journey Initiative (JJI) provides midcareer transitions into video-driven storytelling through extensive training and support, including mentoring, job shadowing, hands-on work and individual coaching. Additional learning opportunities include professional conferences and programs through the Google News Initiative, the Poynter Institute,

26

journalism school programs, the National Association of Broadcasters and the Society of Professional Journalists. Journalists selected for participation are usually hired by Scripps into full‐time career positions in our local and national media newsrooms.

The program was well received in its first year and resulted in successful broadcast publication by members of the formerly print-based cohort. Scripps is now funding a JJI program expansion, which started January 2024.

Labor Practices and Employee Well-Being

We strive to attract and retain the most talented employees in the industry by offering competitive compensation and benefits. Our compensation philosophy is based on rewarding each employee’s individual contributions and striving to achieve equal pay for equal work. We use a combination of fixed and variable pay, including base salary, bonus, commissions and merit increases, which vary across the business and by role. In addition, as part of our long-term incentive plan for executives and certain employees, we provide share-based compensation to foster our merit-based culture; align our business leaders’ interests with those of our shareholders; and attract, retain and motivate our key leaders.

We provide our employees with access to flexible and convenient health and welfare programs intended to meet their needs and the needs of their families. We offer a voluntary Employee Stock Purchase Plan (ESPP) through which employees can elect to purchase company stock at a discounted price through payroll deductions. Additionally, we offer a 401(k) Defined Contribution Plan to all regular employees and an Executive Deferred Compensation Plan to certain senior-level employees.

At Scripps, the health and well-being of our employees and their families is important to us. This is why we offer a comprehensive benefits package known as the Scripps Choice Plan, which is designed to meet the needs of our diverse workforce.

Employee Giving and Volunteering

Scripps employees can double the impact of their time and money to a nonprofit of their choice by applying for a Scripps Howard Fund matching gift.

Scripps employees can also apply to the Scripps Howard Fund for up to $1,250 twice annually — for a total of $2,500 per year — to support organizations where they give their time and money.

1.
Employees decide how to allocate the gifts — all to volunteer grants, all to matching gifts, or a portion of the employee match to each.
2.
Matching gifts may be allocated to any qualifying 501(c)(3) organization that the employee supports financially.

Scripps employees can apply for a volunteer gift sponsored by the Scripps Howard Fund for a nonprofit at which they already donate their time.

Scripps offers a paid volunteer time-off program to encourage eligible employees to actively participate in their communities by volunteering their time, talents and resources. Volunteerism helps to build employee morale and skills, encourages teamwork, promotes loyalty and job satisfaction, and helps improve the communities in which we live and work.

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Equity, Diversity and Inclusion

Our EDI Strategy

Our overarching equity, diversity and inclusion (EDI) strategy focuses on building awareness of the importance of EDI in our workplaces and communities; empowering leaders to employ EDI practices in their business units or reporting structures; and tracking equity, diversity and inclusion efforts, which culminates in required regulatory reporting (Equal Employment Opportunity-1 reports), divisional analysis and regular reports to the company’s Board of Directors. Our diversity pillars drive our EDI strategy and programs, and they currently focus on equity of race/ethnicity, gender, LGBTQIA and veterans.

Leading our diversity, equity and inclusion strategies across the enterprise is a chief diversity & inclusion officer (CDO). This past year, we designated the CDO as a stand-alone role with a singular focus on EDI. The CDO collaborates with business, senior leadership and human resources leaders to develop and implement the EDI strategy as well as action plans that continually evolve our EDI commitment. The components of these plans generally include:

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Enterprise HR Objective: Foster diverse, inclusive, respectful workplaces focused on recruiting and developing talent that drives a high-performance, mission-oriented culture to support business objectives.
•
EDI Mission: Cultivate a culture of inclusion where everyone is valued, informed and empowered to fully realize their Scripps story.
•
EDI Vision Statement: Transform our business and the communities where we live, work and play by acknowledging, incorporating and uplifting our increasingly diverse world.

Our EDI Advisory Council leverages employee perspectives on our EDI strategy and supporting tactics. This Council is made up of representatives from across the organization and provides updates that the EDI team can leverage.

Employee Diversity Metrics

We are dedicated to creating a diverse workplace that reflects our communities. We maintain available employee demographic data on current talent management programs, including, but not limited to, an inaugural sponsorship program and scaled sponsorship program in 2024. We track our employee diversity statistics and report to the Board Compensation & Talent Management committee on a quarterly basis. We use these statistics to support our recruiting efforts as well as retention programs.

Inclusion Education and Awareness

As a foundation of our EDI journey, we worked to help both employees and external stakeholders understand how and why Scripps is focused on a more equitable, diverse and inclusive workplace. The awareness and educational part of our strategy is foundational to improving representation in our workforce.

We have evolved our strategy to celebrate our history and heritage months throughout the year and ensure ongoing learning opportunities through our signature programs such as The Welcome Table, which highlights educational awareness; Courageous Conversations, showcasing robust, candid discourse among employees and speakers; EDI Academy, which promotes intimate topical exchanges; EDI Journey, which pairs two employees from diverse backgrounds on a six-week getting-to-know you program filled with meaningful conversations; and our annual Diversity Symposium.

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At its core, our EDI work is about engaging every employee and helping them to participate at work in a way that is most fulfilling for them to experience a truly inclusive workplace culture where they experience the satisfaction of belonging and performing well.

Employee Resource Groups

Our Employee Resource Groups (ERGs) provide a space for employees with similar interests to connect with their peers and with leaders and are available to all Scripps employees. Employees can engage in shared-interest groups that offer networking opportunities and personal and professional growth. ERGs reinforce our shared purpose and elevate our ability to develop, include and engage our employees while providing additional corporate resources for driving positive change in business results. In 2023, our ERGs held steady at 10, with each diversity pillar represented.

Compliance, Professional Integrity & Ethics

We are committed to operating with high ethical standards, consistent with our employee Code of Conduct (“Code”). The Code outlines the expected business conduct for all employees. The Code was significantly updated in 2022 and is revised and updated annually. Our chief ethics officer is responsible for the implementation and oversight of the Code, monitors the ethics hotline, investigates ethics concerns and reports to the Board’s Nominating & Governance Committee on related quarterly activity.

In addition to the Code, we have created guidance addressing employee conduct. Those policies and guidelines include:

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Journalism Ethics Guidelines
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Anti-Trust Policy
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Whistleblower Policy
•
Intellectual Property Policy
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Insider Trading Policy
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Keeping Accurate Records Guidelines
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Conflicts of Interest Guidelines
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Protecting Confidentiality Guidelines
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Anti-Corruption Policy
•
Gifts and Entertainment Policy

We have a separate Code of Business Conduct and Ethics in place for the chief executive officer and the senior financial and accounting officers, which provides more specific guidance and requirements in line with their responsibilities. Members of the Board's Nominating & Governance Committee, the chief ethics officer and the chief financial officer make sure this policy is operative and has effective reporting and enforcement mechanisms. For more information, please see the full documents on our Corporate Governance pages at scripps.com.

Ethics and Compliance Training

We believe we have an obligation to provide employees with the information needed to ensure that lawful and ethical choices are made at work. To support this commitment, we provide an online learning module annually to all employees to ensure that they understand the concepts articulated in the Code and the importance the company places on ethical behavior and

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compliance with the law. We also provide quarterly training modules to employees relevant to their roles and levels within the company and training related to the key business risks Scripps faces.

Whistleblower Procedures

We have established several ways for employees to raise workplace concerns. On a quarterly basis, employees are reminded on our company intranet how to raise those concerns. Specifically, to submit a report, employees are encouraged to contact a manager or the chief ethics officer. Employees also can submit a concern anonymously, either through a company-monitored toll-free number or through a third-party vendor. The third party operates its own toll-free number, which is accessible 24 hours a day, seven days a week. Employees may also raise concerns or submit a report online.

In all of our communications regarding the ways to raise a workplace concern, we emphasize that retaliation goes against everything we believe in as a company and is a serious violation of our Code. We do not tolerate retaliation against anyone who shares a concern in good faith, assists in an investigation or refuses to do something that violates our Code or policies.

Participating in Political Activities

As a journalism company, fairness, balance and the avoidance of conflicts of interest are embedded in everything we do. We encourage all employees to participate in the political process; however, our journalists and company leaders must take steps to ensure that their activity does not compromise our integrity or our reputation. The Code of Conduct and Journalism Code of Ethics provide guidance on participation in political activities.

Three key imperatives related to involvement in political activities are outlined in our journalism ethics guidelines:

1.
Preserving our independence.
2.
Participating ethically.
3.
Following the law.

In addition to these imperatives, to maintain objectivity in the newsroom, all employees with any responsibility for reporting or editing news-related content are required to refrain from partisan political activity of any kind.

Artificial Intelligence

To ensure that our use of artificial intelligence (AI) is ethical, legal and appropriate, we formed a governance committee to provide guidance around the use of AI in our business practices, including with our journalism and throughout the enterprise. The committee is assessing the most appropriate uses of AI in all our business practices. As it specifically relates to journalism and newsgathering, the committee has published a framework for determining acceptable uses. The framework is based on considerations such as our role, public trust, accuracy and credibility; eliminating bias and discrimination; and complying with legal issues related to intellectual property and privacy.

At Scripps, the pursuit of truth and the trust of the public are at the center of our journalistic decision-making. Our journalists are responsible for the facts they gather, verify and report. The use of generative AI tools is strictly prohibited for scriptwriting, article composition and image generation on all platforms. We recognize and actively embrace the role AI-based tools can and do play in nonreporting processes. Because the use of generative AI-based tools can carry considerable legal and ethical concerns — including intellectual property risks and potentially discriminatory practices — any use of artificial intelligence to support newsgathering and production requires approval from the Scripps AI Governance Committee and must follow established operational protocols and approvals. We require a human to be accountable for the output. The use of AI for editorial purposes should be clearly disclosed to our audiences.

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Cybersecurity and Privacy

Protecting our systems and data from cyber threats is important for ensuring the continuity of operations and maintaining the trust of our customers and stakeholders. Scripps is committed to respecting the privacy of the personal data in its care and complying with applicable privacy-related regulations.

Cybersecurity Program

Scripps is committed to having a strong cybersecurity program and employs a chief information security officer (CISO) to oversee the cybersecurity leadership team. The team manages governance, risk and compliance, security operations, and identity and access management. Scripps routinely identifies and considers potential improvements to its cybersecurity program based on the threat landscape. Improvements may include adjustments to staffing, processes and acquisition of new technology. When such potential improvements are identified, the company weighs the costs and benefits of such improvements (including against other potential improvements) and, if selected, the improvements are added to a roadmap for possible implementation.

Scripps has implemented certain physical, administrative and technical controls to help secure its enterprise environment and products. Cybersecurity controls include, but are not limited to, the following measures:

•
Enforce controls that limit access based on job responsibilities and enforcing authentication measures, including strong password policies and multifactor authentication where appropriate
•
Conduct exercises to ensure the company is prepared to respond to cyber incidents
•
Align the cybersecurity program with the National Institute of Standards and Technology cybersecurity framework
•
Scan our systems for vulnerabilities that may potentially impact our enterprise or products, categorize them based on severity and where possible, proactively address them to prevent exploitation by threat actors
•
Employ a trained incident response team and a managed security service provider to identify and mitigate incidents that bypass our cybersecurity controls to minimize impact to operations

Incident Response Plan

The Integrated Incident Response Program is reviewed at least annually to ensure alignment with any changes in notification laws, company structure and operations, service providers and the risk landscape. Most recently, we updated the Cyber Incident Response Plan to include materiality assessments in accordance with the new U.S. Securities and Exchange Commission (SEC) cybersecurity rules. Tabletop exercises are conducted to assess readiness for plan execution.

Any actual or suspected security incident is reported to the CISO. Cyber incidents are evaluated under the Integrated Incident Response Program and flow to the Enterprise Response Team according to clearly defined escalation criteria.

Oversight

Cybersecurity is a key risk included in risk management discussions on the Governance, Risk and Compliance Committee, which meets quarterly before board meetings. The Board of Directors oversees cybersecurity and technology risks through the Audit Committee, which receives quarterly updates from the CISO. Intermittent updates are provided to the full Board for educational purposes or when special needs arise.

Our chief privacy officer oversees an enterprise-wide privacy program that includes annual training; a “privacy by design” ethos within development teams; privacy-specific contract reviews; and an enterprise-wide privacy platform to manage rights, requests and consent management.

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Privacy

We understand the importance of protecting data and hold ourselves to the highest standards. Our Privacy Policy defines “personal data” and explains its coverage, how personal data is collected and stored, a user’s rights to restrict its usage or opt out, and more. Our privacy policies are updated annually and are conspicuously displayed on all applicable digital properties. For more information, please see the Privacy Policy on our website.

Employee Training Programs

We launch separate, annual web-based learning modules on cybersecurity, privacy and various security topics such as phishing, password hygiene and data governance to all employees. The annual security awareness training is reinforced through regular phishing simulations across the enterprise to provide employees with practical exposure to phishing campaigns. Employees who fail phishing simulations must complete additional training.

Greenhouse Gas Emissions ("GHG")

We are dedicated to environmental sustainability, and we are making strides to better understand and mitigate the environmental impact of our operations.

Climate

Impacts of Climate Change

Scripps recognizes climate change is a global issue with far-reaching consequences. As a trusted news provider and responsible employer to hundreds of reporters, we understand — and see, firsthand — the widespread suffering and displacement caused by climate events.

Through our reporting, we aim to provide our audiences with the information they need to stay safe as their communities experience the impacts of climate change. We also recognize our responsibility to provide our audiences with a comprehensive and nuanced understanding of this complex, critical issue while combating misinformation, fostering transparency and balancing different perspectives. As the impacts of climate change continue to expand in frequency, diversity and severity, our local news coverage will be paramount in safeguarding the communities we serve.

Through our risk management and business continuity efforts, we aim to ensure the safety of our employees when faced with climate events and recognize how physical and transitional climate risks may impact our business.

GHG Management

In 2022 and 2023, we engaged a third-party consultant to help us identify and calculate our Scope 1 and Scope 2 carbon emissions. This marks our third year of assessing our carbon footprint, and we continue to strive for more detailed and improved data quality. Since beginning this process, we have streamlined our data collection system to more accurately capture usage numbers associated with electricity and natural gas across many of our locations. We have also taken strides to ensure that our reporting boundaries reflect all facilities within our operational control and spot potential gap areas. These efforts have greatly decreased our reliance on estimates and improved the traceability of our data over the last few years.

Our results this year suggest that our emissions primarily come from electricity associated with our broadcast towers and studios. This is followed by fuel used for our newsgathering vehicles.

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Energy and Transportation Management

We have established several initiatives to reduce our existing GHG footprint and to find energy efficiencies.

Energy Management in Our Facilities

As we renovate our local stations and capital projects arise, we have been working to transition to LED lighting. We plan to transition to LED lighting at our Corporate headquarters as well as other offices in 2024. Additionally, new construction projects, including our new KMGH TV station in Denver, Colorado, will make use of LED lighting almost exclusively.

We are also in the process of phasing out older equipment for newer, more efficient options. We have continued to replace less efficient, older station transmitters across Local Media. In addition, all Scripps Networks transmitters are now solid-state, energy-efficient transmitters. This effort results in lower power consumption and better reliability when we deliver critical news and information. As we replace older tower lighting systems, which often use incandescent lamps, they are being converted to LED lighting as part of our standard upgrade of lighting operations. We use cloud services for most of our data centers, which are more energy efficient than traditional on-site data centers. Furthermore, we comply with U.S. Environmental Protection Agency (EPA) requirements for the operation and storage of our fuel tanks.

Waste Management

We run recycling programs at our office locations to reduce the amount of waste going to landfills. Our operations are directed to work with appropriate e-waste removal providers to recycle mobile devices, laptops and other electronic devices, ensuring both environmental and security-related responsible destruction/recycling. Due to outsourcing, we rarely purchase servers, and old equipment is generally traded back in or properly discarded as e-waste.

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Corporate Governance

The Board is committed to good corporate governance, good business practices and transparency in financial reporting. The nominating & governance committee annually reviews the Company’s corporate governance principles, a copy of which is available on the Company’s website (www.scripps.com) by first clicking on "Investors" and then on “Corporate Governance.” Copies are available in print to any shareholder who requests a copy by contacting the Company’s secretary at secretary@scripps.com or at 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202.

Board Leadership

Kim Williams has served as the independent chair of the Board since May 3, 2021. Ms. Williams had been the lead independent director from 2018 to 2021 and serves on the board of directors of two other public companies.

Charitable Contributions

The Company has not made any charitable contributions, where the amount exceeded $1 million, or 2 percent of such charity’s consolidated gross revenues, to any charitable organization of which a director is an executive officer of the company.

Code of Conduct

The Company is committed to operating in accordance with its Code of Conduct, which is applicable to all employees. The Company’s Code of Conduct was updated significantly in the fourth quarter of 2022. The Company’s chief ethics officer is responsible for implementation and oversight of the Code of Conduct and the Company's ethics program, and reports to the nominating & governance committee on quarterly activity. Additionally, the Company has in place a Code of Business Conduct and Ethics for the Chief Executive Officer and the Senior Financial and Accounting Officers. It is the responsibility of the nominating & governance committee and the chief financial officer to make sure that this policy is operative and has effective reporting and enforcement mechanisms. Both the Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers and the Code of Conduct are available for review on the Company’s website at www.scripps.com (click on "Investors" and then on “Corporate Governance”) and to any shareholder who requests a printed copy from the Company’s secretary at secretary@scripps.com or at 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202.

The Company believes it has an obligation to provide employees with the guidance and support needed to ensure that lawful and ethical choices are made at work. To support this commitment, the Company provides an online learning module annually to ensure that employees understand the concepts included in the Code of Conduct and the importance that the Company places on ethical behavior and compliance with the law. The Company also has established several ways for employees to raise concerns. To submit a report, employees are encouraged to contact a manager or the chief ethics officer. Employees also can submit a concern anonymously, either through a company-monitored toll-free number or through a third-party vendor, EthicsPoint. EthicsPoint operates its own toll-free number (888-397-4911), which is operational 24 hours a day, seven days a week. Employees may also raise questions online through the Internet (www.ethicspoint.com). Employees are encouraged to provide details related to their workplace concern, including the identities of those involved and the person(s) raising the concern. All concerns involving the Code of Conduct are investigated, including concerns involving accounting and auditing matters; antitrust activity; confidentiality and misappropriation; conflict of interest; discrimination or harassment; diverting of product or business activity; embezzlement; employee relations; falsification of contracts, reports or records; gifts or entertainment; improper supplier or contractor activity; leadership or management issues; securities law violations; sexual harassment; substance abuse; theft or unsafe working conditions.

Communications with Directors

Shareholders and other interested parties wishing to communicate with the Board may do so by addressing letters to the secretary of the Company at secretary@scripps.com or by mail at 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202. The Board has instructed the secretary to review all communications so received (via e-mail or regular mail), and to exercise the secretary's discretion not to forward to the directors correspondence that is not germane to the business affairs of the

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Company. Correspondence not forwarded will be retained for one year, and any director may request the secretary to forward any and all such communications to the directors.

Communications with Shareholders

Scripps management was actively traveling in 2023, attending more than a dozen conferences for public equity investors and leveraged financiers as well as a number of non-deal road shows to markets including New York, Los Angeles, Chicago and St. Louis. Six sell-side investment analysts still maintain coverage of Scripps, publishing quarterly reports, hosting meetings and inviting the Company to their conferences. The Company is committed to regular and transparent investor communications and makes an effort to meet with all of its top institutional investors as well as other media holders and credit analysts.

Director Attendance at Annual Meeting of Shareholders

All Board members attended the Company’s 2023 Annual Meeting of Shareholders, although the Company does not have a policy that requires attendance.

Director Onboarding and Education

Over half of our Board members have joined the Board in the last five years. In order to help new directors transition into their roles on the Board, we have consistently updated our orientation policy to assist with these efforts. Following their appointment, each new director meets with senior executives responsible for the Company's major business functions so that new directors may better understand the issues involved in all aspects of our business, as well as our governance practices and policies. Additional committee orientation for each new director is received regarding their specific assigned committee. This training allows the new director to learn more about the committee's responsibilities, policies and the matters that regularly come before the committee.

Thereafter, directors are informed on a regular basis of various director educational programs offered by governance and director organizations, as well as industry conferences. The Company pays for the continuing education of its directors. During 2023, Board members attended numerous continuing education programs, including those sponsored by Deloitte, the National Association of Corporate Directors, Corporate Board Member, and the National Association of Broadcasters. The director orientation policy is reviewed by the nominating & governance committee annually.

Director Independence

The Board has determined that, with the exception of Adam P. Symson, current President and Chief Executive Officer, all of the directors and nominees for director are independent under the standards established by the Nasdaq. All of the members of the nominating & governance committee, audit committee and compensation & talent management committee are independent under such standards.

Director Independence — Audit Committee

The Board has determined that none of the current members of the audit committee has any relationship with the Company that could interfere with his or her exercise of independence from management and the Company. Each of the members satisfies the definitions of independence set forth in the rules promulgated under the Sarbanes-Oxley Act and the listing standards of the Nasdaq. The Board determined that each member of the committee meets the experience and expertise requirements of the Nasdaq and that Ms. Williams is an audit committee financial expert as defined in the Securities and Exchange Commission rules adopted under the Sarbanes-Oxley Act.

Director Service on Other Audit Committees

None of the Company’s directors currently serves on the audit committees of more than three public companies.

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Director Independence — Controlled Company Status

The Nasdaq requires listed companies to have a majority of independent directors on their boards and to ensure that their audit committee, compensation & talent management committee and nominating & governance committee are composed entirely of independent directors as well. A company that qualifies as a “controlled company” does not have to comply with these independence rules so long as it discloses to shareholders that the Company qualifies as a “controlled company” and that it is relying on this exemption in not having a majority of independent directors on the board of directors or not having audit, compensation & talent management and nominating & governance committees comprised entirely of independent directors. A “controlled company” is a listed company of which more than 50 percent of the voting power is held by an individual, a group, or another company. The Signatories to the Scripps Family Agreement hold a majority of the Company’s outstanding Common Voting Shares. As such, the Company qualifies as a “controlled company” and may rely on the Nasdaq exemption. The Company is not relying at present on that exemption.

Director Nominations

The nominating & governance committee will consider any candidate recommended by a shareholder of the Company, applying the committee’s criteria for selection of new directors. If a shareholder wishes to recommend a candidate, he or she should send the recommendation, with a description of the candidate’s qualifications, to: Chair, Nominating & Governance Committee, c/o Corporate Secretary, The E.W. Scripps Company, 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202 or at secretary@scripps.com. In the past, the committee has periodically hired an independent consultant to assist with the identification and evaluation of director nominees and may do so in the future.

Director Qualifications and Diversity

When selecting director nominees, the nominating & governance committee considers requirements of applicable law and listing standards, as well as the director qualification standards highlighted in the Company’s corporate governance principles. The committee is responsible for reviewing with the Board the requisite skills and characteristics of Board candidates as well as the diversity and composition of the Board as a whole. A person considered for nomination to the Board must be a person of high integrity. Other factors considered are independence, age, gender, broad discernment, skills, industry knowledge and experience in the context of the needs of the Board. The nominating & governance committee makes recommendations to the Board regarding the selection of director nominees.

For each of the nominees for election as a director at the Annual Meeting of Shareholders, the Board considered each of the factors highlighted in the preceding paragraph, and the nominees’ biographical information and work experience and determined that, if elected, the nominees would enable the Board as a whole to perform its duties in an efficient and effective manner. Among other things, all of the nominees bring integrity and good business judgment to Board discussions. More specifically, Mr. Alexander, Mr. Conlin, Mr. Jablin, Mr. Mehta, Ms. Radford, Mr. Symson, and Ms. Williams bring a working knowledge of the industry or have direct television or digital experience; Mr. Hayden is a retired public company chief executive officer; and Mr. Barmonde (Scripps family member), Mr. Granado (Scripps family member) and Ms. Holcomb (Scripps family member) bring to the Board institutional knowledge and a thorough understanding of the Company’s history and vision.

The Company maintains a general retirement age for directors who are not signatories to the Scripps Family Agreement of age 72 as of the nomination date with two optional, one-year extensions, with approval of the full Board.

Board and Committee Self-Assessments

Each year, the Board and the Board’s audit, nominating & governance and compensation & talent management committees conduct self-assessments to evaluate their effectiveness and to identify opportunities for improvement. This self-assessment may be conducted in the form of written or oral questionnaires administered by Board members, management or third parties. Directors respond to questions designed to elicit information to be used in improving Board and committee effectiveness. The self-assessment is designed to gather suggestions to improve Board effectiveness and solicit additional feedback on Board operations, composition, and priority agenda topics. This process also allows the Board to identify opportunities for Board

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succession and skills. The Chair also takes the opportunity to meet with each director separately to discuss the performance of the Board and to obtain advice on areas of improvement for the Board and committees.

Management and the Board then incorporate the feedback received in both the written assessments and the discussions throughout the year.

The Board periodically utilizes a third-party firm to conduct the evaluation process to bring in an outside perspective to the evaluation process and may do so in the future. An outside firm was last used in 2019 to conduct the board and committee self-assessments.

Risk Oversight — the Board’s Role

Risk oversight is a key responsibility of the Board, the fulfillment of which is of primary importance to the Company. Through its periodic review of the Company’s business strategies, the Board assesses management’s perception of and tolerance for risk and advises on the appropriate level of risk for the Company. The audit committee of the Board reviews and discusses the Company’s risk assessment and risk management policies with management on a quarterly basis. The Company’s governance, enterprise risk management and compliance (“GRC”) committee reports quarterly to the audit committee, and the committee’s written risk management report is included in the Board’s quarterly meeting materials. The GRC committee is chaired by the Company’s Chief Legal Officer (Chief Compliance Officer), who reports directly to the audit committee on compliance matters, and its members are division leaders and heads of key functional areas such as finance, human resources and information technology.

During 2023, the Company renewed its focus on compliance risks and implemented additional compliance risk assessment procedures designed to foster compliance with laws, regulations, company policies and company contracts. These procedures enable the Company to utilize a consistent approach in 1) identifying the most prominent compliance risks facing the Company, 2) developing mitigation strategies to address such risks and 3) facilitating reporting to relevant stakeholders.

Protecting our systems and data from cyber threats is important for ensuring continuity of operations and maintaining the trust of our customers and stakeholders. Scripps is committed to having a strong cybersecurity program and employs a CISO. The CISO is supported by a team of cybersecurity professionals responsible for protecting the Company from potential threats. The cybersecurity team has implemented a comprehensive cybersecurity program that includes, but is not limited to, the following measures:

•
Enforce controls that limit access based on job responsibilities and enforcing authentication measures, including strong password policies and multifactor authentication where appropriate
•
Conduct exercises to ensure the company is prepared to respond to cyber incidents
•
Align the cybersecurity program with the National Institute of Standards and Technology cybersecurity framework
•
Scan our systems for vulnerabilities that may potentially impact our enterprise or products, categorize them based on severity and where possible, proactively address them to prevent exploitation by threat actors
•
Employ a trained incident response team and a managed security service provider to identify and mitigate incidents that bypass our cybersecurity controls to minimize impact to operations

The Board monitors cybersecurity and technology risks through the audit committee, which receives quarterly updates from the CISO. Intermittent updates are provided to the full Board for educational purposes or when special needs arise.

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Audit Committee Matters

Responsibilities

The audit committee is comprised solely of independent directors and, among other things, is responsible for the following reviews, approvals and processes:

•
The engagement of the Company’s independent auditors.
•
The determination as to the independence and performance of the independent auditors.
•
The determination as to the performance of the internal auditors.
•
Review of the scope of the independent audit and the internal audit plan.
•
Pre-approval of audit and non-audit services.
•
Review of disclosure controls and procedures.
•
Review of management’s annual report on internal controls over financial reporting.
•
Review of annual and quarterly Securities and Exchange Commission filings.
•
Review of communications required to be reported to the committee by the independent auditors.
•
Review of certain regulatory and accounting matters with internal and independent auditors.
•
Consultation with independent auditors.
•
Preparation of its report for the proxy statement.
•
Committee performance evaluation.
•
Review of policies for employing former employees of the independent auditors.
•
Review of financial “whistleblowing” complaints.
•
Review of legal and regulatory compliance.
•
Review of enterprise risk issues including, but not limited to, financial, cybersecurity, data privacy, information technology, legal and business continuity.
•
Review the Company’s risks related to sustainability issues and financial sustainability-related disclosures.
•
Oversight of the significant financial matters of the Company, including tax policies, planning and compliance and treasury policies.
•
Review of certain transactions with directors and related parties.

In discharging its oversight responsibility as to the audit process, the audit committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2023, with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements. The audit committee also discussed with the Company’s internal auditor, and with Deloitte & Touche LLP, and its subsidiaries and affiliates (“Deloitte”), the Company’s independent registered public accounting firm for the year ended December 31, 2023, the overall scope and plan for their respective audits. The audit committee meets with the internal auditor and Deloitte, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Independence of the External Auditors

The audit committee has established a pre-approval policy and procedures for audit, audit-related and tax services that can be performed by the independent auditors without specific authorization from the audit committee subject to certain restrictions. The policy sets out the specific services pre-approved by the audit committee and the applicable limitations, while ensuring the independence of the independent auditors to audit the Company’s financial statements is not impaired.

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Report of the Audit Committee of the Board of Directors

In connection with the financial statements for the fiscal year ended December 31, 2023, the audit committee has:

(1)
reviewed and discussed the audited financial statements with management;
(2)
discussed with Deloitte the matters required to be discussed pursuant to auditing standards adopted by the Public Company Accounting Oversight Board; and
(3)
received the written disclosures and letter from Deloitte required by applicable requirements of the Public Accounting Oversight Board regarding Deloitte’s communication with the audit committee concerning independence, and has discussed with Deloitte, Deloitte’s independence.

Based upon these reviews and discussions, the audit committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2023, for filing with the Securities and Exchange Commission.

The Audit Committee

Kim Williams, Chair
Lauren Rich Fine
John W. Hayden

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Compensation & Talent Management Committee Report

The Compensation & Talent Management Committee of the Company’s Board (collectively, the “Committee”) has submitted the following report for inclusion in this Proxy Statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the Securities and Exchange Commission.

The following report is provided by the following directors, who constitute the Committee:

The Compensation & Talent Management Committee

Kelly P. Conlin, Chair
Marcellus W. Alexander, Jr.
Charles L. Barmonde
Burton F. Jablin

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains the Company’s compensation program for our named executive officers. The Company’s named executive officers for 2023 were:

Name	Title as of December 31, 2023
Adam P. Symson	President and Chief Executive Officer
Jason P. Combs	Chief Financial Officer
Lisa A. Knutson	Chief Operating Officer
Brian G. Lawlor	President, Scripps Sports
Laura M. Tomlin	Chief Administrative Officer

CD&A Table of Contents

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Executive Summary

Objectives of our Compensation Program

2023 Compensation Highlights

On January 5, 2023, the Company announced plans to reorganize, creating a nimble enterprise that further leverages our strong position in the U.S. television ecosystem and propels its growth across emerging media marketplaces. Scripps Networks President, Lisa Knutson, was promoted to Chief Operating Officer and is leading the reorganization. The reorganization includes the centralization of some services and the consolidation of layers of management across the Company. However, it also positions us to capture the opportunities we see emerging in our industry, including the content categories of news, sports and entertainment; TV distribution platforms; and the burgeoning marketplace enabled ATSC 3.0.

The Company also launched Scripps Sports to seize on this moment of opportunity in the changing sports rights landscape with its local market depth and national broadcast reach, in partnership with sports leagues, conferences and teams. Brian Lawlor, who has led the Company's Local Media division since 2009, was appointed President of Scripps Sports, which is comprised of a limited number of personnel that seek and negotiate sports rights for our Local Media and Scripps Networks businesses.

In light of this reorganization, many of our named executive officers expanded their roles within the organization, in some cases due to a change in position (e.g., Ms. Knutson and Mr. Lawlor) and in other cases due to the increased size and complexity of the combined organization due to the transaction with ION in 2021 that formed Scripps Networks. In order to maintain a consistent and stable leadership team, the Compensation & Talent Management Committee (the "Committee") continued the plan, initiated in 2021, to make meaningful adjustments to the compensation of our named executive officers to reflect the current leadership structure of the company and the applicable market data. In February 2023, the Committee approved the following adjustments to base salaries, target short-term incentive (“STI”) opportunities and target long-term incentive (“LTI”) opportunities for our named executive officers:

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Adam P. Symson	• Received a 6.3% annual base salary increase • Increased STI target to 110% • Maintained LTI target at $4,200,000

18.5%
Base Pay
81.5%
STI and LTI
20.4%
STI
61.1%
LTI

Jason P. Combs	• Received a 12.5% base salary increase • Maintained STI target at 60% • Increased LTI target by $1,050,000

23.9%
Base Pay
61.8%
LTI
76.1%
STI and LTI
14.3%
STI

Lisa A. Knutson	• Received a 25.8% base salary increase • Maintained STI target at 60% • Increased LTI target by $1,200,000

27.4%
Base Pay
56.2%
LTI
72.6%
STI and LTI
16.4%
STI

Brian G. Lawlor	• Received a 1.9% base salary increase • Maintained STI target at 60% • Increased LTI target by $60,000

37.2%
Base Pay
40.5%
LTI
62.8%
STI and LTI
22.3% STI

Laura M. Tomlin	• Received a 20% base salary increase • Maintained STI target at 60% • Increased LTI target by $800,000

25.4%
Base Pay
59.3%
LTI
74.6%
STI and LTI
15.3%
STI

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Shareholder Engagement and Enhancements to Compensation Program

As in previous years, our holders of Common Voting Shares continued to show strong support for our executive compensation program by approving the compensation of our named executive officers at our 2023 Annual Meeting of Shareholders. The Committee views the support of our holders of Common Voting Shares as a strong endorsement of our compensation program and our emphasis on variable pay.

We also greatly value the input received from the holders of Class A Common Shares and engage with them on a variety of matters, including strategy execution, executive compensation and corporate governance, as part of a year-round engagement process.

Our Compensation Policies and Practices

The Committee continues to maintain compensation policies and practices that are intended to promote the objectives described above and align our compensation with industry practices, as described below.

Policy or Practice	Description
Hedging or Pledging Transactions	Our insider trading policy prohibits our key employees, officers and directors from engaging in any hedging or pledging transactions with our Class A Common Shares.
Recoupment Policy

We maintain a recoupment policy, under which we require the reimbursement of any cash or equity-based incentive compensation received by a current or former executive officer if the payment was predicated upon financial results that were subsequently the subject of a restatement. Also, our equity awards provide for forfeiture of amounts received in the event a participant engages in certain "detrimental activity."

Excise Tax Gross-Ups

The Company does not provide tax gross-ups for named executive officers or any other employees in the event they are subject to golden parachute excise taxes on severance or other payments received in connection with a change in control.

Stock Ownership Guidelines

Our stock ownership guidelines policy requires our named executive officers to hold a minimum level of our Class A Common Shares so that each executive has personal wealth tied to the long-term success of the Company and, therefore, has interests that are aligned with those of our shareholders.

Evaluation of Compensation Risks

We annually review our compensation program to confirm that our policies and practices are not creating excessive or inappropriate risks. We believe that our compensation program provides an appropriate balance between current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with executive roles. Further, we provide STI opportunities that are based on balanced performance metrics to promote disciplined progress toward advancing our business objectives. All payouts for named executive officers are capped at a pre-established percentage of base salary.

Review of Share Utilization	We annually review overhang levels (the dilutive impact of equity awards on our shareholders) and run rates (the aggregate shares awarded as a percentage of total outstanding shares).
Use of Independent Consultant

The Committee retains an independent consultant to provide advice in the development of our executive compensation strategy and program. The Committee, with the assistance of the independent consultant, regularly evaluates the compensation practices of our peer companies to confirm that our compensation programs are consistent with market peers.

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Core Compensation Elements

The following is a summary of each element of the core compensation program for our named executive officers.

Base Salary

We provide competitive base salaries to attract and retain key executive talent.

Given the restructuring of our organization, and to benchmark our competitiveness with our peer group, we made the base pay changes previously described under “2023 Compensation Highlights.”

Short-Term Incentive

The Company maintains a short-term incentive program, under which our named executive officers are eligible to receive annual cash payments based on the extent to which certain operational goals are achieved.

Mr. Symson's employment agreement, which was finalized in 2022, provided for an increase in his STI opportunity beginning with the 2023 performance year. During the annual performance review process in February 2023, the Committee did not make any changes to the STI opportunities for the other named executive officers. The target STI opportunities, expressed as a percentage of annual base salary, were as follows:

Name	Target Opportunity (as % of Base Salary)

Mr. Symson	110%
Mr. Combs	60%
Ms. Knutson	60%
Mr. Lawlor	60%
Ms. Tomlin	60%

In February 2023, the Committee established an STI program for the year for the named executive officers. This program was based on the operating cash flow and revenue goals set forth in our business plan.

Operating Cash Flow. We believe that a Company operating cash flow goal is an appropriate focus for our incentive compensation program because it is vital to the success of our businesses moving forward.

Revenue. We believe that a Company revenue goal focuses our named executive officers on our revenue growth objectives.

The 2023 STI program payouts for the performance period are calculated as follows:

Our operating cash flow and revenue targets depend in part on anticipated advertising levels for the year. Advertising revenues increase significantly during even-numbered years when local, state and federal elections occur. In addition, every four years,

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political spending typically is elevated due to the presidential election. Because of these political election cycles, we usually see a significant difference in our operating results when comparing performance in even-numbered years to odd-numbered years.

Consistent with past practice, our operating cash flow and revenue targets for 2023 (an odd-numbered year) were set below results for 2022 (an even-numbered year) to reflect the nature of political spending.

The following tables set forth the operating cash flow and revenue targets for 2023 and the related achievement levels:

Performance Metric	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual Results	Payout Level

Operating Cash Flow Company	$301.1	$376.4	$451.7	$376.3	100%
Revenue Company	$2,113.7	$2,348.5	$2,583.4	$2,292.9	88%

The following chart sets forth the definitions for each of the performance goals:

Performance Goal	Description
Company Operating Cash Flow

Consolidated operating income, as reported in the Company’s Annual Report on Form 10-K for the period ending December 31, 2023 (“Annual Report”) as adjusted to include similar amounts related to any discontinued operations, excluding depreciation, amortization of intangible assets, asset impairment charges, restructuring charges, and expenses incurred in association with a business acquisition, less additions to property, plant and equipment from continuing and discontinued operations, and excluding any amounts recorded for annual and long-term incentives earned under each plan.

Company Revenue	Consolidated operating revenue, as reported in the Annual Report for the performance period, adjusted to include revenue from discontinued operations.
Automatic Adjustments

If the Company acquires any businesses during the performance period, then the threshold, target and maximum performance levels for each of the performance goals, as applicable, shall be increased by the acquired business’ budgeted contribution for the periods subsequent to the acquisition. If the Company divests any businesses during the performance period, then the threshold, target and maximum performance levels for each of the performance goals, as applicable, shall be decreased by the divested business’ budgeted contribution for the periods subsequent to the divestiture.

Based on the performance results as outlined in the tables immediately above, the blended payout level for each named executive officer under the 2023 STI program was as follows:

Name	2023 STI Payout Percentage

Mr. Symson	97.00%
Mr. Combs	97.00%
Ms. Knutson	97.00%
Mr. Lawlor	97.00%
Ms. Tomlin	97.00%

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For more information on the 2023 STI opportunities for our named executive officers, please refer to the “2023 Grants of Plan-Based Awards” section of this Proxy Statement. The amount of the STI earned for 2023 is set forth in the Non-Equity Incentive Plan Compensation column of the “2023 Summary Compensation Table” of this Proxy Statement.

In February 2024, the Committee also approved a discretionary bonus for Mr. Lawlor in the amount of $250,000, which is included in the "Bonus" column of the "2023 Summary Compensation Table" of this Proxy Statement. The discretionary bonus was intended to recognize Mr. Lawlor's significant contributions during 2023 to the successful launch of Scripps Sports, which is a critical part of our strategic plan.

Long-Term Incentive

The Committee believes that a competitive LTI program is an important component of total compensation because it: (i) enhances the retentive value of our compensation; (ii) motivates and rewards executives for increasing our stock price and developing long-term value; and (iii) provides executives with an opportunity for stock ownership to align their interests with those of our shareholders.

Long-Term Incentive Opportunities

In 2023, the LTI opportunities for our named executive officers were adjusted to reflect the current leadership structure of the company and the applicable market data for each of their roles and for Ms. Knutson, Mr. Combs and Ms. Tomlin to recognize their expanded roles and provide additional incentives to achieve our business objectives related to the reorganization described above.

Name	2023 LTI Opportunity	Change in LTI Target Opportunity

Mr. Symson	$4,200,000	$—
Mr. Combs	$1,750,000	$1,050,000
Ms. Knutson	$2,000,000	$1,200,000
Mr. Lawlor	$860,000	$60,000
Ms. Tomlin	$1,400,000	$800,000

Under the 2023 long-term incentive program, the LTI target opportunity was allocated between performance-based and time-based RSUs as follows, with the CEO being allocated a higher percentage of performance-based RSUs given his direct responsibility for the overall performance of the Company.

	Allocation
Award Type	CEO	Others	Brief Summary
Performance-Based RSUs	60%	50%

•  Earned based on achieving two equally weighted performance goals under our STI program: Company operating cash flow and revenue

•  Any units earned based on performance results vest in four equal annual installments from the date of grant

Time-Based RSUs	40%	50%	• Vest in four equal annual installments from the date of grant

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The long-term incentive grants are intended to foster employee stock ownership, align the interests of management with those of our shareholders, and enhance our retention program. Moreover, the time-based vesting conditions, combined with the Company’s stock ownership requirements, are intended to provide a direct incentive for our management to build sustained, long-term shareholder value.

The performance and payout scale for performance-based RSUs is the same as the scale used under the 2023 STI program for Company operating cash flow and revenue; however, unlike the 2023 STI program, the two goals are weighted equally. We believe that, since operating cash flow and revenue are vital to the success of our businesses moving forward, they should be heavily weighted in our incentive compensation programs. The metrics are subject to audit, and we adjust the goals for major investments during the year so that our long-term growth is not jeopardized. Our Company results are reflected in the table below, resulting in a weighted average payout of 94%. Any units earned based on performance results vest in four equal annual installments from the date of grant, subject to continued employment. We believe that any risk inherent in focusing on Company operating cash flow and revenue under the 2023 STI program and long-term incentive plan is mitigated by the long-term vesting schedule of our equity awards, our stock ownership guidelines and our recoupment policy.

Performance Metric	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual Results	Payout Level

Operating Cash Flow Company	$301.1	$376.4	$451.7	$376.3	100%
Revenue Company	$2,113.7	$2,348.5	$2,583.4	$2,292.9	88%

Equity Grant Practices

The Committee typically approves annual equity awards at its February meeting, the date of which is usually set two years in advance. Due to the restructuring efforts that began in early 2023, the annual equity award values for 2023 were approved at the February meeting but were not effective until May 1, 2023.

In order to mitigate the impact of fluctuations in our stock price, award values are converted into a number of shares by dividing the applicable dollar value of the long-term incentive opportunity by the average of the closing per-share prices of our Class A Common Shares for the 30 trading days immediately preceding and including the effective date of the equity award. Even though the grants were not effective until May 1, 2023, the approved dollar values for the equity awards were converted to a number of units using the stock price through March 1, 2023 (rather than through May 1, 2023) to maintain our past practice. The Committee does not grant equity compensation awards in anticipation of the release of material, nonpublic information. Similarly, the Company does not time the release of material, nonpublic information to coincide with equity award grant dates.

Additional Information

For more information on the equity awards granted to our named executive officers in 2023, please refer to the “2023 Grants of Plan-Based Awards” table in this Proxy Statement. For information about the total number of equity awards outstanding as of the end of 2023 with respect to each named executive officer, please refer to the “2023 Outstanding Equity Awards at Fiscal Year-End” table of this Proxy Statement.

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Additional Compensation Policies and Practices

In addition to the core compensation program described above, we utilize several other compensation policies and practices that further our strategic objectives, promote sound governance practices, and deliver pay-for-performance.

Compensation Recoupment Policy

We maintain a recoupment policy, under which we are required to recover incentive-based compensation paid to a current or former executive officer with respect to the three years preceding a year in which we prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. The compensation recoverable is the amount in excess of the amount that would have been payable to the executive officer under the restated financial statements. The recoupment must be applied regardless of whether the executive officer was responsible for the error that led to the accounting restatement. The policy became effective as of October 2, 2023. The mandatory recoupment policy is intended to comply with the applicable Nasdaq listing standards that were revised in response to the mandates under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Moreover, our equity awards and long-term incentive plan provide that if the Committee determines a participant has engaged in any "detrimental activity," either during service with the Company or a subsidiary or after termination of such service, then, promptly upon receiving notice of the Committee's determination, the participant shall:

i.
forfeit all equity awards granted under the plan to the extent then held by the participant;
ii.
return to the Company or the subsidiary all shares received under awards within the prior 2 years that the participant still holds; and
iii.
with respect to any shares acquired under awards within the last 2 years that had been disposed of, pay to the Company, in cash, the fair market value of the shares on the date acquired.

Detrimental activity generally means violations of any non-compete, non-solicitation, confidentiality, or ownership of works covenants, each as set forth in any agreement between the participant and the Company or a subsidiary, including, but not limited to, the award agreement or any severance plan maintained by the Company or a subsidiary that covers the participant. Detrimental activity also includes: (i) participant's commission of any act of fraud, misappropriation or embezzlement against or in connection with the Company or any of its subsidiaries, or (ii) a conviction, guilty plea or plea of nolo contendere of a participant for any crime involving dishonesty or for any felony.

These policies are designed to enable the board of directors to recover incentive compensation received by employees under specified circumstances that are inconsistent with the maintenance of a culture that emphasizes integrity and accountability and that reinforces our pay for performance philosophy.

Stock Ownership Requirements

The Committee maintains stock ownership targets for our named executive officers to achieve. The ownership requirement guidelines are 3x base salary for the CEO position and 2x base salary for the other named executive officers. For this purpose, the shares may be owned directly, in trust, or through any unvested time-based or earned performance-based restricted share units. The ownership guidelines were implemented to encourage named executive officers to maintain a meaningful equity interest in the Company and a shared commitment to value creation. We believe the equity ownership interests that result from our stock ownership guidelines will enhance the motivation of our executives. We calculate stock ownership holdings and compare those to the policy retainer annually on October 15th. We report holding levels to the Compensation & Talent Management Committee. As of October 15, 2023, all named executive officers were compliant with the policy.

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Post-Employment Benefits

The Committee believes it is important to provide the executive officers, including named executive officers, with benefits that are in addition to those generally provided to its employees. As a result:

•
Named executive officers may defer specified portions of their compensation under the Executive Deferred Compensation Plan and receive matching contributions, in each case in excess of what they are able to defer under our 401(k) plan due to Internal Revenue Service ("IRS") limitations. For more information about the Executive Deferred Compensation Plan, please refer to the “2023 Nonqualified Deferred Compensation” table of this Proxy Statement.
•
We supplement the pension plan for executives who began employment prior to July 1, 2008, and whose pay exceeded the Internal Revenue Service limitations, through the Scripps Supplemental Executive Retirement Plan (“SERP”). The Company froze the accrual of credited service (but not vesting service) in the pension plan and SERP, effective June 30, 2009, and froze all compensation accruals after 2014. For more information on the pension plan and the SERP, please refer to the “2023 Pension Benefits” table of this Proxy Statement.
•
Under the Transition Credit Plan, “excess” age and service credits were made on behalf of named executive officers whose pension benefit was frozen. The Transition Credit Plan was effective from 2011 through 2015. For more information about the Transition Credit Plan, please refer to the “2023 Non-Qualified Deferred Compensation” table of this Proxy Statement.

Health, Welfare and Other Personal Benefits

The named executive officers are entitled to participate in all health, welfare, fringe benefit and other arrangements generally available to other employees. The Company may also provide its officers, including its named executive officers, with limited additional perquisites and other personal benefits. For example, named executive officers are provided a financial planning benefit. Additionally, the named executive officers are eligible for an annual executive physical. Typically, the majority of the cost associated with this benefit is covered under the established health care plans; however, if certain tests or procedures are not covered, the Company will pay the difference.

We maintain a Corporate Aviation Policy that permits the named executive officers to use private aircraft for business and limited personal travel. This policy is designed to safeguard the health and safety of our senior executives, and we believe it significantly reduces the potential for business interruption. For personal travel, the CEO is permitted three personal trips per calendar year. All other NEOs are permitted two personal trips per year. All travel by named executive officers, other than the CEO, must be approved in advance by the CEO. Any personal travel costs are considered taxable income to the named executive officer. During 2023, Mr. Symson and Ms. Knutson utilized private aircrafts for limited personal travel as permitted under the Corporate Aviation Policy. This usage is reported to the Compensation & Talent Management Committee of the Board on a quarterly basis.

For more information about the perquisites provided in 2023 to each named executive officer, please refer to the “All Other Compensation” column of the “2023 Summary Compensation Table” of this proxy statement.

Employment Agreements, Executive Severance and Change in Control Plan

The Committee believes severance protections convey the Company’s commitment to each named executive officer while offering flexibility for any potential changes in compensation or duties. Accordingly, the Company provides severance protections for named executive officers under an employment agreement (for Mr. Symson only) and the Executive Severance and Change in Control Plan for the other named executive officers.

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Employment Agreement

On August 2, 2022, Mr. Symson entered into an employment agreement with the Company, which extends his employment through December 31, 2027. The agreement provides for severance benefits in the event of an involuntary termination of employment without “cause” or a termination for “good reason,” death or disability. The agreement provides additional severance benefits in the event his employment terminates within 2 years after a change in control. Mr. Symson’s severance benefits are more fully described in the “Potential Payments Upon Termination or Change in Control” section of this Proxy Statement.

Severance and Change in Control Plan

The Severance and Change in Control Plan provides severance protection for certain employees, including the named executive officers other than Mr. Symson, following a termination event. The Company does not provide tax gross-ups for named executive officers or any other employees in the event they are subject to golden parachute excise taxes on payments received in connection with a change in control.

All equity awards held by our named executive officers would immediately vest upon a change in control. Unlike the cash severance described above, the accelerated vesting is not contingent upon a qualifying termination of employment within a certain period following a change in control. This “single trigger” is appropriate because the Company’s equity may change in the event of a change in control and the Committee believes our named executive officers should have the same opportunity to realize value in a change in control transaction as public shareholders.

Additional Information

Please refer to the “Potential Payments Upon Termination or Change in Control” section of this proxy statement for information regarding potential payments and benefits, if any, that each named executive officer is entitled to receive upon certain terminations of employment or in connection with a change in control.

Compensation Consultant and Peer Group

Independent Compensation Consultant

The Committee directly retains an independent compensation consultant for purposes of developing and reviewing our executive compensation strategy and programs. The Committee reviews the performance of its compensation consultant on an annual basis. Minimally, every 5 years the Committee issues a request for proposal in the marketplace. Since 2021, the Committee has retained Korn Ferry as its consultant.

Korn Ferry reported directly to the Committee and served at the sole discretion of the Committee. It did not perform any other services for the Company. On a prospective basis, the Committee assessed the independence of Korn Ferry pursuant to Securities and Exchange Commission rules and concluded that no conflict of interest existed that would prevent Korn Ferry from independently advising the Committee.

The independent compensation consultant attends each Committee meeting and provides advice to the Committee at the meetings, including reviewing and commenting on market compensation data used to establish the compensation of the executive officers and directors, the terms and performance goals applicable to incentive plan awards and analysis with respect to specific projects and information regarding trends and competitive practices.

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Compensation Peer Group

When determining our compensation peer group, we use criteria to find meaningful peer companies with characteristics such as companies that consist of broadcast and other media companies headquartered in the United States that trade on a major U.S. stock exchange with revenues between 0.5x to 2.0x of our revenue in the media and entertainment industry who have similar business models as us. We strive for a robust and defensible peer group, which means some companies may not be entirely within the desired criteria. We review our compensation peer group annually based on the Company’s current strategic direction, size and market for competitive talent.

The 2023 peer group, used in conjunction with 2023 compensation decisions, consisted of the following companies:

Revenue Comparison*

(in millions)

*Revenue values are based on 2021 revenues (most current annual revenue data available when 2023 compensation decisions were made)

Tax Implications

Section 162(m) of the Internal Revenue Code provides that we cannot take a federal income tax deduction for compensation paid to certain executive officers to the extent the compensation exceeds $1 million in any tax year. We therefore expect that compensation paid to our named executive officers in excess of $1 million generally will not be deductible. However, the Committee has not adopted a policy that would require all compensation to be deductible because the Committee wants to preserve the flexibility to design compensation programs that effectively attract, retain and reward executives, even if the compensation paid to certain executives is not fully deductible for tax purposes.

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2023 Summary Compensation Table

The following Summary Compensation Table provides information regarding the compensation earned in 2023, 2022 and 2021 by our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Adam P. Symson	2023	1,275,000	—	2,487,690	1,360,425	26,226	165,443	5,314,784
President & Chief	2022	1,200,000	—	12,816,347	753,000	—	274,450	15,043,797
Executive Officer	2021	1,200,000	300,000	3,869,769	1,650,000	—	333,900	7,353,669
Jason P. Combs	2023	675,000	—	1,036,533	392,850	—	40,893	2,145,276
Chief Financial Officer	2022	600,000	—	734,724	225,900	—	34,304	1,594,928
	2021	495,644	100,000	604,648	407,670	—	49,412	1,657,374
Lisa A. Knutson	2023	975,000	—	1,184,623	567,450	18,849	162,528	2,908,450
Chief Operating Officer	2022	775,000	—	839,649	230,175	—	58,909	1,903,733
	2021	699,178	300,000	725,598	565,462	—	53,542	2,343,780
Brian G. Lawlor	2023	790,000	250,000	509,377	459,780	109,223	53,042	2,171,422
President, Scripps Sports	2022	775,000	—	839,649	305,738	—	63,615	1,984,002
	2021	750,000	300,000	786,033	626,625	—	55,366	2,518,024
Laura M. Tomlin	2023	600,000	—	829,238	349,200	—	41,764	1,820,202
Chief Administrative Officer	2022	500,000	—	629,754	188,250	—	42,793	1,360,797
	2021	399,342	300,000	483,739	329,458	—	37,334	1,549,873

(1)
For 2023, represents a discretionary bonus paid to Mr. Lawlor in early 2024 to recognize his significant contributions to the successful launch of Scripps Sports, which is a critical part of our strategic plan. For 2021, represents a transaction bonus recognizing the extraordinary efforts in connection with the negotiation and closing of the ION acquisition.

(2)
Represents the aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”), of time-based restricted share units and performance-based restricted share units (based on the probable outcome of the performance condition as of the date of grant) in the applicable year, disregarding the impact of estimated forfeitures. See footnote 17 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023 (“2022 Annual Report”), for an explanation of the assumptions made in the valuation of the awards. The aggregate grant date fair value of the performance-based restricted share units granted in 2023, assuming the highest level of performance would be achieved, is as follows: Mr. Symson, $2,238,926; Mr. Combs, $777,402; Ms. Knutson, $888,469; Mr. Lawlor, $382,039; and Ms. Tomlin, $621,935. The Company met the performance metrics necessary for a 94% payout of the performance-based restricted share units granted in 2023. The Company met the performance metrics necessary for a 60% payout of the performance-based restricted share units granted in 2022, not including Mr. Symson's equity grant related to his employment agreement dated August 2, 2022, where the performance period extends until December 31, 2027. The Company met the performance metrics necessary for a 130% payout of the performance-based restricted share units granted in 2021.
(3)
Represents the short-term incentive earned in the applicable year.
(4)
Represents the change in the present value of the accumulated benefits under the pension plan and the Scripps Supplemental Executive Retirement Plan (SERP) for the applicable year. In 2023, the values in these plans increased for Mr. Symson, 26,226; Ms. Knutson, 18,849; and Mr. Lawlor, 109,223 due to a decrease in discount rates and change in the mortality tables. Our named executive officers did not accrue any preferential or above-market earnings on nonqualified deferred compensation. The Company froze service accruals in the pension plan and SERP effective June 30, 2009, and froze all compensation accruals after 2014. Mr. Combs and Ms. Tomlin are not eligible for the pension plan or SERP.
(5)
Represents the perquisites and other benefits earned in the applicable year. The benefits for 2023 are outlined in the table below. For more information about these benefits, please refer to the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement.

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Name	Financial Planning ($)(i)	Charitable Contributions ($)(ii)	Executive Physical ($)(iii)	Matching Contribution ($)(iv)	Personal Aircraft Travel(v)	Total ($)

Mr. Symson	15,000	1,800	2,689	70,982	74,972	165,443
Mr. Combs	2,950	2,500	3,912	31,531	—	40,893
Ms. Knutson	11,000	—	—	42,181	109,347	162,528
Mr. Lawlor	10,822	2,000	1,869	38,351	—	53,042
Ms. Tomlin	11,000	—	3,175	27,589	—	41,764

(i)
Represents all amounts paid by the Company for financial planning services.
(ii)
Scripps Howard Foundation matches on a dollar-for-dollar basis up to $2,500 annually for charitable contributions made by the executives. This program is available to all employees.
(iii)
Represents the cost of the senior executive physical, if any, that is in excess of the cost of a physical covered under the Company’s general health plan.
(iv)
Represents the amount of all matching contributions made under the Company’s 401(k) plan and Executive Deferred Compensation Plan.
(v)
Represents the amount paid by the Company for the executive's use of a private aircraft for limited personal travel as permitted under the Corporate Aviation Policy.

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2023 Grants of Plan-Based Awards

The following table sets forth information for each named executive officer regarding short-term incentive and restricted share unit awards granted during 2023.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(3)	Awards ($)(4)

	Short-Term Incentive		701,250	1,402,500	2,103,750
	5/1/2023	2/16/2023				88,112	176,224	264,336		1,492,617
Mr. Symson	5/1/2023	2/16/2023							117,482	995,073
	Short-Term Incentive		202,500	405,000	607,500
	5/1/2023	2/15/2023				30,594	61,189	91,783		518,271
Mr. Combs	5/1/2023	2/15/2023							61,188	518,262
	Short-Term Incentive		292,500	585,000	877,500
	5/1/2023	2/15/2023				34,965	69,931	104,896		592,316
Ms. Knutson	5/1/2023	2/15/2023							69,930	592,307
	Short-Term Incentive		237,000	474,000	711,000
	5/1/2023	2/15/2023				15,035	30,070	45,105		254,693
Mr. Lawlor	5/1/2023	2/15/2023							30,069	254,684
	Short-Term Incentive		180,000	360,000	540,000
	5/1/2023	2/15/2023				24,476	48,952	73,428		414,623
Ms. Tomlin	5/1/2023	2/15/2023							48,951	414,615

(1)
Represents the short-term incentive opportunities granted in 2023. The “Threshold,” “Target” and “Maximum” columns reflect the range of potential payouts when the performance goals were established. The "Target" column reflects the payout when the performance goal was established; the threshold payout level is 50% of target and the maximum payout level is 150%. The actual 2023 incentive award is set forth in the “Non-Equity Incentive Plan Compensation” column of the “2023 Summary Compensation Table” of this proxy statement.
(2)
Represents the performance-based restricted share units granted in 2023 under the Long-Term Incentive Plan. The "Target" column reflects the payout when the performance goal was established; the threshold payout level is 50% of target and the maximum payout level is 150%. Any units earned would be subject to a four-year vesting schedule. In 2023, the performance metric resulted in a payout of 94% of the target performance shares subject to a four year vesting schedule, with the first installment vesting on May 1, 2024.
(3)
Represents the time-based restricted share units granted in 2023 under the Long-Term Incentive Plan. The time-based restricted share units vest in four equal, annual installments for so long as the executive remains employed by the Company. Vesting accelerates upon the executive’s termination without cause, death, disability, or retirement, or in the event of a change in control. The executives are entitled to dividend equivalents if and when dividends are paid on Class A Common Shares.
(4)
Represents the grant date fair value (market price), as determined in accordance with FASB ASC Topic 718, of each equity award listed in the table.

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2023 Outstanding Equity Awards at Fiscal Year-End

The following tables set forth information for each named executive officer with respect to each award of time-based and performance-based restricted share units that had not vested and remained outstanding as of December 31, 2023.

	Stock Awards
Name	Number of Shares or Units of Stock that have not Vested (#)(1)	Market Value of Shares or Units of Stock that have not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Unit or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Mr. Symson	747,860	5,975,401	420,106	3,356,647
Mr. Combs	155,680	1,243,883	—	—
Ms. Knutson	188,455	1,505,755	—	—
Mr. Lawlor	114,135	911,939	—	—
Ms. Tomlin	133,804	1,069,094	—	—

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(1)
Represents the number of time-based restricted share units for each named executive officer outstanding as of December 31, 2023. Vesting is accelerated upon a termination without cause, death, disability, retirement or change in control. The vesting dates for outstanding restricted share units are as follows:

Name	Grant Date	Total Number of Restricted Share Units Outstanding	Vesting Date

Mr. Symson	3/17/2020	22,940	22,940 on 3/1/2024
	3/17/2020	36,130	36,130 on 3/1/2024
	3/1/2021	38,163	19,081 on 3/1/2024; 19,082 on 3/1/2025
	3/1/2021	74,419	37,209 on 3/1/2024; 37,210 on 3/1/2025
	3/1/2022	59,490	19,830 on 3/1/2024; 19,830 on 3/1/2025; 19,830 on 3/1/2026
	3/1/2022	53,541	17,847 on 3/1/2024; 17,847 on 3/1/2025; 17,847 on 3/1/2026
	8/2/2022	180,045	180,045 on 12/31/2027
	5/1/2023	117,482	29,370 on 5/1/2024; 29,371 on 3/1/2025; 29,370 on 3/1/2026; 29,371 on 3/1/2027
	5/1/2023	165,650	41,412 on 5/1/2024; 41,413 on 3/1/2025; 41,412 on 3/1/2026; 41,413 on 3/1/2027
	Total	747,860
Mr. Combs	3/1/2021	7,454	3,727 on 3/1/2024; 3,727 on 3/1/2025
	3/1/2021	9,690	4,845 on 3/1/2024; 4,845 on 3/1/2025
	3/1/2022	12,394	4,131 on 3/1/2024; 4,131 on 3/1/2025; 4,132 on 3/1/2026
	3/1/2022	7,437	2,479 on 3/1/2024; 2,479 on 3/1/2025; 2,479 on 3/1/2026
	5/1/2023	61,188	15,297 on 5/1/2024; 15,297 on 3/1/2025; 15,297 on 3/1/2026; 15,297 on 3/1/2027
	5/1/2023	57,517	14,379 on 5/1/2024; 14,379 on 3/1/2025; 14,379 on 3/1/2026; 14,380 on 3/1/2027
	Total	155,680
Ms. Knutson	3/17/2020	7,010	7,010 on 3/1/2024
	3/17/2020	4,907	4,907 on 3/1/2024
	3/1/2021	8,945	4,472 on 3/1/2024; 4,473 on 3/1/2025
	3/1/2021	11,629	5,814 on 3/1/2024; 5,815 on 3/1/2025
	3/1/2022	14,164	4,721 on 3/1/2024; 4,721 on 3/1/2025; 4,722 on 3/1/2026
	3/1/2022	8,242	2,576 on 3/1/2024; 2,833 on 3/1/2025; 2,833 on 3/1/2026
	5/1/2023	67,823	15,375 on 5/1/2024; 17,483 on 3/1/2025; 17,482 on 3/1/2026; 17,483 on 3/1/2027
	5/1/2023	65,735	16,433 on 5/1/2024; 16,434 on 3/1/2025; 16,434 on 3/1/2026; 16,434 on 3/1/2027
	Total	188,455
Mr. Lawlor	3/17/2020	7,647	7,647 on 3/1/2024
	3/17/2020	5,353	5,353 on 3/1/2024
	3/1/2021	9,690	4,845 on 3/1/2024; 4,845 on 3/1/2025
	3/1/2021	12,597	6,298 on 3/1/2024; 6,299 on 3/1/2025
	3/1/2022	14,164	4,721 on 3/1/2024; 4,721 on 3/1/2025; 4,722 on 3/1/2026
	3/1/2022	8,025	2,359 on 3/1/2024; 2,833 on 3/1/2025; 2,833 on 3/1/2026
	5/1/2023	28,394	5,842 on 5/1/2024; 7,517 on 3/1/2025; 7,517 on 3/1/2026; 7,518 on 3/1/2027
	5/1/2023	28,265	7,066 on 5/1/2024; 7,066 on 3/1/2025; 7,066 on 3/1/2026; 7,067 on 3/1/2027
	Total	114,135
Ms. Tomlin	3/17/2020	4,779	4,779 on 3/1/2024
	3/17/2020	3,346	3,346 on 3/1/2024
	3/1/2021	5,963	2,981 on 3/1/2024; 2,982 on 3/1/2025
	3/1/2021	7,753	3,876 on 3/1/2024; 3,877 on 3/1/2025
	3/1/2022	10,623	3,541 on 3/1/2024; 3,541 on 3/1/2025; 3,541 on 3/1/2026
	3/1/2022	6,375	2,125 on 3/1/2024; 2,125 on 3/1/2025; 2,125 on 3/1/2026
	5/1/2023	48,951	12,237 on 5/1/2024; 12,238 on 3/1/2025; 12,238 on 3/1/2026; 12,238 on 3/1/2027
	5/1/2023	46,014	11,503 on 5/1/2024; 11,504 on 3/1/2025; 11,503 on 3/1/2026; 11,504 on 3/1/2027
	Total	133,804

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(2)
The value was calculated using the closing market price of our Class A Common Shares on December 31, 2023 ($7.99 per share).
(3)
Reflects the number of PBRSUs which are unearned or unvested and reported assuming target performance as of December 31, 2023. The award has a performance period that commenced January 1, 2023, and ends on December 31, 2027. The payout ranges from 0 percent to 150 percent. The actual RSUs credited, if any, to Mr. Symson after the end of the performance period vest fully on December 31, 2027.

2023 Stock Vested

The following table sets forth information for each named executive officer with respect to the vesting of restricted share units during 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Mr. Symson	178,975	2,188,864
Mr. Combs	17,683	216,263
Ms. Knutson	38,997	1,033,886
Mr. Lawlor	40,817	761,013
Ms. Tomlin	25,446	311,205

(1)
Represents the product of the number of shares of stock covered by the restricted share units that vested and the closing price per share of stock on the vesting date.

2023 Pension Benefits

The following table sets forth information regarding the pension benefits for each named executive officer.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

Mr. Symson	Scripps Pension Plan	7.33	149,865	—
	SERP	7.33	94,563	—
Mr. Combs	Scripps Pension Plan	—	—	—
	SERP	—	—	—
Ms. Knutson	Scripps Pension Plan	3.50	117,139	—
	SERP	3.50	106,793	—
Mr. Lawlor	Scripps Pension Plan	15.83	476,706	—
	SERP	15.83	803,336	—
Ms. Tomlin	Scripps Pension Plan	—	—	—
	SERP	—	—	—

(1)
The number of years of credited service and the present value of accumulated benefit are calculated as of December 31, 2023. The present value of accumulated benefit was calculated using the same assumptions included in the 2023 Annual Report, except that (i) no pre-retirement decrements were assumed, and (ii) a single retirement age of 62 was used instead of retirement decrements. The Company froze the accrual of credited service (but not vesting service) in the pension plan and SERP effective June 30, 2009, and froze all compensation accruals after 2014. Mr. Combs and Ms. Tomlin do not participate in these plans since they were hired after the freeze dates. All the eligible named executive officers are fully vested in their benefits.

Description of Retirement Plans

Pension Plan

The Scripps Pension Plan (the “Pension Plan”) is a tax-qualified pension plan covering substantially all eligible non-union employees that began employment prior to July 1, 2008 (the majority of our defined benefit plans were frozen June 30, 2009). The material terms and conditions of the Pension Plan as they pertain to the named executive officers include the following:

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Benefit Formula: Subject to applicable Internal Revenue Code limits on benefits, the monthly normal retirement benefit is equal to 1 percent of the participant’s average monthly compensation up to an integration level plus 1.25 percent of the participant’s average monthly compensation in excess of the integration level, multiplied by the participant’s months and years of service. The integration level is the average of the Social Security taxable wage bases for the 35 years prior to the participant’s termination (or disability, if applicable), but not later than 2014. Average monthly compensation is the monthly average of the compensation earned during the five consecutive years in the 11 years before termination for which the participant’s compensation was the highest. In 2009, we amended the pension plan to freeze service accruals as of June 30, 2009, and to freeze compensation accruals after a five-year transition period ending December 31, 2014. Mr. Combs and Ms. Tomlin do not participate in this plan since they were hired after the freeze dates.

Compensation: Subject to the applicable Internal Revenue Code limit, compensation included salary, bonuses earned during the year and paid by March 15 of the following calendar year, and amounts deferred pursuant to the Scripps Retirement and Investment Plan and the Scripps Choice Plan.

Normal Retirement: A participant is eligible for a normal retirement benefit based on the benefit formula described above if his or her employment terminates on or after age 65.

Early Retirement: A participant is eligible for an early retirement benefit if his or her employment terminates on or after age 55 and he or she has completed 10 years of service. The early retirement benefit is equal to the normal retirement benefit described above, reduced by 0.4167 percent for each month the benefit commences before age 62. The Company does not grant extra years of service to any named executive officer under the Pension Plan.

Deferred Vested Benefits: A participant who is not eligible for a normal or early retirement benefit but has completed five years of service is eligible for a deferred retirement benefit following termination of employment, beginning at age 55, subject to a reduction of 0.5 percent for each month the benefit commences before age 65.

Form of Benefit Payment: The benefit formula calculates the amount of benefit payable in the form of a monthly life annuity (which is the normal form of benefit for an unmarried participant). The normal form of payment for a married participant is a joint and 100 percent survivor annuity, which provides a reduced monthly amount for the participant’s life with the surviving spouse receiving 100 percent of the reduced monthly amount for life. Married participants with spousal consent can elect any optional form. Optional forms of benefits include a straight life annuity, a joint and 50 percent or 100 percent survivor annuity (which provides a reduced monthly amount for the participant’s life with the designated beneficiary receiving 50 percent or 100 percent of the monthly amount for life), or a monthly life annuity with a 10-year certain or five-year certain guarantee (which provides a reduced monthly amount for the participant’s life and, if the participant dies within 10 or five years of benefit commencement, equal payments to a designated beneficiary for the remainder of the 10-year or five-year certain period, as applicable).

All forms of benefit payment are the actuarial equivalent of the monthly life annuity form.

SERP

The Scripps Supplemental Executive Retirement Plan (“SERP”) is intended to retain executive talent by supplementing benefits payable under the Pension Plan. The material terms and conditions of the SERP as they pertain to the named executive officers include the following:

Eligibility: An executive generally is eligible to participate in the SERP if he or she qualifies for a Pension Plan benefit that was limited by application of Internal Revenue Code limits on compensation and benefits under tax-qualified retirement plans. In 2009, we amended the SERP to freeze participation. Mr. Combs and Ms. Tomlin do not participate in this plan since they were hired after the freeze date.

Benefit Formula: The SERP benefit is equal to the difference between the Pension Plan benefit calculated using the SERP definition of compensation and the actual Pension Plan benefit, plus a 2.9 percent gross-up for the combined employer/employee Medicare tax. Compensation includes all compensation included under the Pension Plan (without application of the IRS limit described under the Pension Plan), plus bonuses paid if earned more than one year prior to the

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payment date and certain deferred compensation and executive compensation payments designated by the Pension Board. In 2009, we amended the SERP to freeze service accruals as of June 30, 2009, and to freeze compensation accruals after a five-year transition period ending December 31, 2014.

Benefit Entitlement: A vested participant becomes entitled to a SERP benefit when he or she terminates employment. The benefit is paid in a single lump sum.

2023 Nonqualified Deferred Compensation

The following table sets forth information regarding the nonqualified deferred compensation for each named executive officer as of December 31, 2023.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)

Mr. Symson	379,500	59,432	336,166	—	2,450,632
Mr. Combs	34,254	19,981	10,149	—	92,217
Ms. Knutson	52,511	30,631	452,092	(47,178)	2,841,124
Mr. Lawlor	433,164	26,801	465,752	—	3,327,808
Ms. Tomlin	27,495	16,039	22,825	—	175,903

(1)
Represents the base salary and short-term incentive deferred by each named executive officer during 2023. The deferrals are included in the amounts reflected in the "Salary" and "Non-Equity Incentive Plan Compensation" columns of the "2023 Summary Compensation Table."
(2)
Represents the matching contributions made under the Executive Deferred Compensation Plan. The matching contribution is included in the "All Other Compensation" column of the "2023 Summary Compensation Table."
(3)
The aggregate balance as of December 31, 2023, for each named executive officer includes the following amounts that were previously earned and reported as compensation in the summary compensation table for the years 2006 through 2022:

Name	Base Deferred ($)	Bonus Deferred ($)	Matching Contributions ($)

Mr. Symson	689,571	378,166	387,776
Mr. Combs	17,585	—	10,258
Ms. Knutson	611,736	852,327	222,371
Mr. Lawlor	363,939	1,881,688	179,974
Ms. Tomlin	25,068	44,593	40,638

Description of Nonqualified Deferred Compensation Plan

Our named executive officers are eligible to defer up to 50 percent of their pre-tax base salary and up to 100 percent of their pre-tax short-term incentive compensation under the terms of the Executive Deferred Compensation Plan. The plan is available to a select group of highly compensated employees and is unfunded and unsecured. Our named executive officers are also entitled to a matching credit on base salary deferrals equal to 100 percent on the first 1 percent of base salary (in excess of the applicable Internal Revenue Code limit) and short-term incentive deferrals, plus 50 percent on the next 5 percent of those deferrals. Under the Transition Credit Plan, “excess” age and service credits were made on behalf of named executive officers whose pension benefit service was frozen.

Payments from the Executive Deferred Compensation Plan are made in cash at certain future dates specified by participants or upon earlier termination of employment or death. Payments are made in the form of a lump sum or in monthly installments of 5, 10 or 15 years, as elected by the participants. Payments are automatically accelerated and paid in a lump sum in the event of a termination of employment within two years following a change in control of the Company. Payments from the Transition Credit Plan, which was in effect from 2011 to 2015, are made in cash as a single lump sum six months following termination of employment.

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The deferred compensation is credited with earnings, gains and losses in accordance with deemed investment elections made by participants from among various crediting options established by the Company from time to time. Participants are permitted to change their deemed investment elections daily. For 2023, the investment options tracked returns under publicly available and externally managed investment funds such as mutual funds.

Potential Payments Upon Termination or Change in Control

The Company has entered into agreements and maintains plans and arrangements that require it to pay or provide compensation and benefits to the named executive officers in the event of certain terminations of employment or a change in control. The estimated amount payable or provided to each of these executives in each situation is summarized below. These estimates are based on the assumption that the various triggering events occurred on the last day of 2023, along with other material assumptions noted below. The actual amounts that would be paid to these executives upon termination or a change in control can only be determined at the time the actual triggering event occurs.

The amount of compensation and benefits described below does not take into account compensation and benefits that a named executive officer has earned prior to the applicable triggering event, such as the 2023 annual incentive payouts, equity awards that had previously vested in accordance with their terms, or vested benefits otherwise payable under the retirement plans and programs (unless those benefits are enhanced or accelerated). Please refer to the “Non-Equity Incentive Plan Compensation” column of the “2023 Summary Compensation Table” for the amount of the 2023 annual incentive payout, the “2023 Stock Vested” table for a summary of each named executive officer’s vested equity awards, the “2023 Pension Benefits” table for a summary of each named executive officer’s vested pension benefit, and the “2023 Nonqualified Deferred Compensation” table for a summary of each named executive officer’s deferred compensation balance.

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Name and Triggering Event	Cash Severance Payment ($)(1)	Incremental Retirement Plan Benefit ($)(2)	Welfare and Other Benefits ($)(3)	Stock Awards ($)(4)	Total ($)(5)

Mr. Symson
• Voluntary termination	—	—	—	—	—
• Involuntary termination without cause	5,355,000	—	56,750	5,790,309	11,202,059
• CIC	—	—	—	9,332,048	9,332,048
• Involuntary or good reason termination after a CIC	5,355,000	—	41,750	—	5,396,750
• Death	1,275,000	—	41,750	5,790,309	7,107,059
• Disability	1,275,000	—	41,750	5,790,309	7,107,059
Mr. Combs
• Voluntary termination	—	—	—	—	—
• Involuntary termination without cause	1,080,000	—	7,586	1,243,883	2,331,469
• CIC	—	—	—	1,243,883	1,243,883
• Involuntary or good reason termination after a CIC	2,160,000	—	15,172	—	2,175,172
• Death	675,000	—	—	1,243,883	1,918,883
• Disability	675,000	—	—	1,243,883	1,918,883
Ms. Knutson
• Voluntary termination(6)	—	10,559	—	1,505,755	1,516,314
• Involuntary termination without cause	1,560,000	10,559	16,344	1,505,755	3,092,658
• CIC	—	—	—	1,505,755	1,505,755
• Involuntary or good reason termination after a CIC	3,120,000	—	32,688	—	3,152,688
• Death	975,000	—	—	1,505,755	2,480,755
• Disability	975,000	10,559	—	1,505,755	2,491,314
Mr. Lawlor
• Voluntary termination(6)	—	68,652	—	911,939	980,591
• Involuntary termination without cause	1,264,000	68,652	14,747	911,939	2,259,338
• CIC	—	—	—	911,939	911,939
• Involuntary or good reason termination after a CIC	2,528,000	—	29,494	—	2,557,494
• Death	790,000	—	—	911,939	1,701,939
• Disability	790,000	68,652	—	911,939	1,770,591
Ms. Tomlin
• Voluntary termination	—	—	—	—	—
• Involuntary termination without cause	960,000	—	18,778	1,069,094	2,047,872
• CIC	—	—	—	1,069,094	1,069,094
• Involuntary or good reason termination after a CIC	1,920,000	—	37,556	—	1,957,556
• Death	600,000	—	—	1,069,094	1,669,094
• Disability	600,000	—	—	1,069,094	1,669,094

(1)
Amounts listed under “Cash Severance Payment” are payable in a lump sum under the terms of the named executive officer’s employment agreement (Mr. Symson only), or the Executive Severance and Change in Control Plan, as applicable.
(2)
Represents the actuarial present value of continued pension benefits, calculated using the pension plan’s provisions for a lump sum payment on January 1, 2024, a discount rate of 5.18 percent for the qualified plan and 5.19 percent for the nonqualified plan and the IRS’s required funding mortality.
(3)
Amounts listed under “Welfare and Other Benefits” include premiums for continued medical, dental and vision insurance. Mr. Symson’s amount reflected for an involuntary termination without cause also includes financial planning services for one year.
(4)
Represents the product of (i) the number of restricted share units outstanding as of December 31, 2023, multiplied by (ii) $7.99 (i.e., the closing market price on December 31, 2023). For Mr. Symson, also includes his One-Time Award (which is prorated upon a termination without cause or resignation for good reason), with his performance-based award reported assuming target performance. Please refer to "2023 Outstanding Equity Awards at Fiscal Year-End" table for more detail.
(5)
Represents the total payout under each termination category.
(6)
Equity awards vest in full on retirement. Ms. Knutson and Mr. Lawlor are retirement eligible.

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Summary of Various Plans and Arrangements

Employment Agreement for Mr. Symson

Under Mr. Symson’s employment agreement, as in effect on August 2, 2022, if the Company terminates Mr. Symson’s employment other than for cause or disability (including as a result of the non-renewal of the employment agreement by the Company), or if he terminates his employment for good reason, in either case prior to a change in control of the Company, he would be eligible to receive: (1) a lump sum cash payment equal to 2 times his annual base salary and target annual incentive, (ii) a pro-rated annual incentive for year of termination based on actual performance results for the entire year, (iii) an amount equal to the cost for him (and his dependents) to obtain COBRA coverage under the Company’s group health care plan at the level in effect on the termination date for a 2-year period, payable in monthly installments over that period (or until he becomes covered by another health insurance plan), (iv) reimbursement for up to $15,000 in financial planning expenses for the year of termination, and (v) accelerated vesting of outstanding equity awards, other than the one-time award of restricted share units that were granted in connection with his signing of the employment agreement (the “One-Time Award”), with performance-based awards vesting based on actual performance results for the entire performance period.

Mr. Symson would receive the same benefits if the termination described above occurs during the 2-year period following a change in control, except (x) the pro-rated annual incentive described in (ii) above would be based on “target” rather than actual performance, and (y) in addition, to the benefits described above, he would be entitled to receive a lump sum payment equal to the actuarial value of the additional benefits under the Company’s qualified and supplemental defined benefit plans that he would have received if his age (but not years of service) at the time of termination were increased by 2 years.

If Mr. Symson provides timely written notice of his intentions not to renew the employment agreement and terminates his employment at the expiration of the term, he will be entitled to receive: (i) a lump sum cash payment equal to one-half of his annual base salary and target annual incentive, (ii) a pro-rated annual incentive for the year of termination based on actual performance results for the entire year, (iii) an amount equal to the cost for him (and his dependents) to obtain COBRA coverage under the Company’s group health care plans for 2 years, payable in monthly installments over that period (or until he becomes covered under another health insurance plan), (iv) reimbursement for up to $15,000 in financial planning expenses for the year of termination, and (v) vesting under his outstanding equity awards, other than the One-Time Award, as if he had satisfied the definition of “retirement” upon his resignation.

If Mr. Symson’s employment terminates as a result of his death or disability, he (or his estate) will be entitled to receive: (i) a lump sum cash payment equal to 1 year of his annual base salary, (ii) a pro-rated annual incentive for the year of termination based on actual performance results for the entire year, and (iii) an amount equal to the cost for him (and his dependents) to obtain healthcare coverage for a 2-year period, payable in monthly installments over a two year period (or until he becomes covered under another health insurance plan).

In exchange for the benefits described above, Mr. Symson must (i) sign a release of claims in favor of the Company, (ii) maintain the confidentiality of the Company’s trade secret information in perpetuity, and (iii) refrain from competing with the Company or soliciting its employees for 18 months after this termination (or for 6 months after termination if he provides timely notice of non-renewal of the employment agreement).

For purposes of his employment agreement, “cause” generally means a conviction of (or plea of nolo contendere to) a felony (other than traffic-related citations) or other crime involving dishonesty; the willful and material unauthorized disclosure of confidential information; gross misconduct or gross neglect in the performance of his duties; the willful failure to cooperate with a bona fide investigation; or the willful and material violation of the Company’s written conduct policies.
“Good reason” generally means a reduction in Mr. Symson’s title, duties, responsibilities or reporting relationship; the Company ceasing to be publicly owned, unless it is acquired by a publicly owned company of which he serves as the chief executive officer; a reduction of his base salary or target annual incentive opportunity (other than certain across-the-board reductions); failure to nominate him for re-election or to elect him as a member of the Board; or a breach by the Company of his employment agreement.

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The One-Time Award granted under Mr. Symson's employment agreement had a value of $8,000,000, which was allocated 70% to performance-based RSUs and 30% to time-based RSUs.

•
The performance-based RSUs will vest based on the extent to which the Company achieves two performance goals during the five-year performance period commencing January 1, 2023 and ending December 31, 2027: (i) operating cash flow (65% of the total performance-based award), with annual operating cash flow goals established each year during the five-year period and the "target" being the cumulative five-year total of the annual goals, and (ii) relative total shareholder return ("TSR") compared to the U.S.-headquartered companies classified under the "Media" Global Industry Classification Standard (35% of the total performance-based award), with the "target" being either (x) a relative TSR ranking for three or more calendar years during the performance period (calculated at the end of each year) at or above the 50th percentile of the comparison group, or (y) an average relative TSR ranking over the performance period (with TSR calculated at the end of each year and then averaged based on the number of years in the performance period) at or above the 50th percentile of the comparison group. Each of the operating cash flow or TSR performance goal either is achieved at "target" or above, resulting in 100% payout with respect to the units allocated to that goal (subject to Mr. Symson's continued employment through the end of the performance period), or below "target," resulting in a 0% payout with respect to the units allocated to that goal. If, prior to the end of the performance period, the Company terminates Mr. Symson's employment other than for cause, or he terminates for good reason or due to death, then the performance-based RSUs will vest on a pro-rata basis, but only to the extent the performance targets have been achieved at that time. If a change in control occurs prior to the end of the performance period while Mr. Symson is employed the Company, the performance-based RSUs will vest in full, but only to the extent the performance targets have been achieved at that time.
•
The time-based RSUs cliff vest on December 31, 2027, subject to Mr. Symson's continued employment. If prior to the vesting date, the Company terminates Mr. Symson's employment other than for cause, or he terminates for good reason or due to death, then the time-based RSUs shall vest on a pro-rata basis. If a change in control occurs prior to the vesting date and while Mr. Symson is employed by the Company, then the time-based RSUs will vest in full.

Executive Severance and Change in Control Plan

Each named executive officer other than Mr. Symson participates in the Executive Severance and Change in Control Plan.

Upon an involuntary termination other than for “cause”, prior to a change in control, the severance benefit equals: (i) a cash severance payment equal to 1 times the executive’s annual base salary and target annual incentive, (ii) if the termination occurs after the first 45 calendar days of a performance period, a pro-rated annual incentive bonus based on actual performance, (iii) a lump-sum payment for health care premiums for up to one year, (iv) a lump sum payment for continuation for financial planning services through the end of the year in which the termination occurs and (v) accelerated vesting of outstanding equity awards.

Upon an involuntary termination other than for “cause” or a resignation for “good reason”, in either case within two years after a change in control, the severance benefit equals: (i) a cash severance payment equal to 2 times the executive’s annual base salary and target annual incentive, (ii) a pro-rated annual incentive bonus based on target performance, (iii) a lump-sum payment for health care premiums for up to two years, (iv) a lump-sum payment for continuation of financial planning services through the end of the year in which the termination occurs, (v) accelerated vesting of outstanding equity awards, and (vi) a lump sum payment equal to the actuarial value of the additional benefits under the Company’s qualified and supplemental defined benefit plans that the executive would have received if his or her age (but not years of service) at the time of termination were increased by one year.

Upon a termination due to death or disability (whether before or after a change in control), the severance benefit includes a pro-rated annual incentive, based on actual performance for the entire year, and 12 months of base salary.

Participants must sign a release of claims against the Company prior to receiving these severance benefits. The term “cause” generally has the same meaning as provided in Mr. Symson's employment agreement. The term “good reason” generally

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includes a material reduction in compensation or duties; material change in geographic location; or a material breach of the employment terms by the Company. A change in control generally means (i) the acquisition of a majority of the Company’s voting common shares by someone other than a party to the Scripps Family Agreement; (ii) the disposition of assets accounting for 90 percent or more of the Company’s revenues, unless the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity, or (iii) a change in the membership of the Board, such that the current incumbents and their approved successors no longer constitute a majority.

Long-Term Incentive Plan

Under the terms of the Long-Term Incentive Plan, all outstanding equity awards held by the named executive officers will vest upon a change in control. A change in control generally means (i) the acquisition of a majority of the Company’s voting common shares by someone other than a party to the Scripps Family Agreement; (ii) the disposition of assets accounting for 90 percent or more of the Company’s revenues, unless the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity, or (iii) a change in the membership of the Company’s Board, such that the current incumbents and their approved successors no longer constitute a majority.

If a named executive officer dies, becomes disabled or retires, then any equity awards issued under the Company’s Long-Term Incentive Plan will become fully vested.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information with respect to our last completed fiscal year. The pay ratio information provided below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For our 2023 fiscal year:

•
The median of the annual total compensation of all of our employees, excluding the Chief Executive Officer, was estimated to be $68,033;
•
The annual total compensation of our Chief Executive Officer was $5,314,784 which, as described below, represents the sum of the compensation earned by Mr. Symson for the year; and
•
The ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was estimated to be 78.12 to 1.

In determining the pay ratio information provided above, we first identified our median employee for the 2023 fiscal year by using the following methodology, assumptions, adjustments and estimates, as permitted by Item 402(u) of Regulation S-K:

•
We selected December 1, 2023, as the date upon which we would identify our median employee, and, from our tax and payroll records, we compiled a list of all full-time, part-time, temporary and seasonal employees who were employed on that date, excluding employees working outside of the U.S.
•
We used total cash compensation during the 2023 fiscal year as a consistently applied compensation measure to identify our median employee from the employees on the list. For this purpose, we define total cash compensation as the sum of base wages and annual incentives payable in cash during the fiscal year. We did not annualize the total cash compensation of any permanent employees who were employed for less than the full 2023 fiscal year.

Once our median employee was identified in the manner described above, we calculated the annual total compensation of the median employee using the same methodology that we used to determine the annual total compensation of our named executive officers, as reported in the "2023 Summary Compensation Table".

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The estimated $68,033 annual total compensation of our median employee, as reported above, includes $65,732 in base wages and $2,301 in all other compensation (consisting of all matching contributions made under the Company's 401(k) plan) provided to the median employee with respect to fiscal year 2023.

It should be noted that the pay ratio disclosure rules of Item 402(u) of Regulation S-K provide reporting companies with a great deal of flexibility in determining the methodology used to identify the median employee, to calculate the median employee’s annual total compensation and to estimate the ratio of the annual total compensation of the Chief Executive Officer to the median of the annual total compensation of all other employees. As such, our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures, which may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including those within our industry.

Pay Versus Performance

The information provided below is mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, which requires that we, among other things, report the amount of “compensation actually paid” to our named executive officers. These amounts are calculated in accordance with applicable SEC rules, and do not reflect the actual amount of compensation earned by or paid to our named executive officers during each applicable year.

The guiding principles of our compensation philosophy are that pay should align with and support our strategic business goals and that compensation opportunities should align with the long-term interests of our shareholders. Please refer to the Compensation Discussion and Analysis section of this proxy statement for details regarding how the Compensation & Talent Management Committee links the compensation paid to our named executive officers to our corporate performance.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total Compensation for CEO	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table Total Compensation for Other NEOs	Average Compensation Actually Paid to Other NEOs(3)	SSP Cumulative TSR(4)	Peer Group Cumulative TSR(4)	Net Income(5) (,000)	Company Selected Performance Measure - Operating Cash Flow(6) (,000)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$5,314,784	$290,140	$2,261,337	$1,901,442	51.81	91.46	($947.8)	$376.3
2022(1)	$15,043,797	$10,684,978	$1,759,657	$1,060,379	85.54	72.99	$195.9	$590.7
2021	$7,353,669	$9,463,550	$2,016,104	$2,387,599	125.50	125.83	$122.7	$574.9
2020	$4,560,510	$5,772,647	$1,388,123	$1,461,621	99.17	124.67	$269.3	$409.4

(1)
Without consideration of the One-Time Award granted August 2, 2022, the amounts shown in column (b) and (c) would be: (b) $6,635,681 and (c) $2,768,986.

(2)
Compensation actually paid (“CAP”) was calculated by beginning with the total amount reported in the Summary Compensation Table (the “SCT”) for the applicable year, (i) subtracting the grant date fair market value of stock awards reported in the Stock Award column of the SCT (“Stock Awards”), (ii) subtracting the actuarial present value of the accumulated benefit under the defined benefit plans reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the SCT (“Change in Pension Value”), and (iii) adding the change in fair value of stock awards for the applicable year.

Fair value amounts were computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under generally accepted accounting principles. The fair value amounts were calculated using our stock price on the last day of each fiscal year or the date of vesting, as applicable, and assuming the probable level of achievement for the applicable performance goals as of the end of the relevant year.

The following is a reconciliation of the SCT total and the CAP for the CEO for each of the applicable years. Mr. Symson is included as the CEO for each year in columns (b) and (c).

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Year	SCT Total	Subtract Grant Date Value of Stock Awards Granted Each Year as Disclosed in the SCT	Subtract Change in Pension Value as Described Each Year in the SCT	Add Change in Fair Value of Awards(i)	Add Service and Prior Service Cost for Pension Plans(ii)	CAP for CEO
2023	$5,314,784	($2,487,690)	($26,226)	($2,510,728)	$0	$290,140
2022	$15,043,797	($12,816,347)	$0	$8,457,528	$0	$10,684,978
2021	$7,353,669	($3,869,769)	$0	$5,979,650	$0	$9,463,550
2020	$4,560,510	($2,041,633)	($86,220)	$3,339,990	$0	$5,772,647

(i)

Change in Fair Value
Year	Year-End Fair Value of Stock Awards Granted in Covered Fiscal Year that Remained Unvested at the End of the Covered Fiscal Year	Year-Over-Year Increase or Decrease in Fair Value for Stock Awards Granted in Prior Years that Remained Unvested at the End of the Covered Year	Increase or Decrease in Fair Value of Stock Awards Granted in Prior Years Vested in the Covered Year	Adjustments for Stock Awards that Failed to Meet Performance Conditions	Value of Dividends or Other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value	Total Change In Fair Value of Stock Awards for CEO
2023	$2,346,711	($4,601,137)	($171,816)	($84,486)	$0	($2,510,728)
2022	$10,531,582	($1,927,772)	$481,470	($627,752)	$0	$8,457,528
2021	$4,356,923	$1,035,150	$587,577	$0	$0	$5,979,650
2020	$3,612,691	($57,303)	($264,132)	$0	$48,734	$3,339,990

(ii)
The Pension Plan is a frozen plan. Therefore, it does not incur a service cost.

(3)
CAP for the other named executive officers was calculated in the same manner as described above for the CEO, except the amounts were averaged for each year. Following is a reconciliation of the average SCT total and the average CAP for the named executive officers, other than the CEO, for each of the applicable years. The non-CEO named executive officers included in the average for each year in columns (d) and (e) were:

2023: Mr. Combs, Ms. Knutson, Mr. Lawlor and Ms. Tomlin

2022: Mr. Combs, Ms. Knutson, Mr. Lawlor and Mr. Appleton, Chief Legal Officer

2021: Mr. Combs, Ms. Knutson, Mr. Lawlor, Mr. Appleton and Ms. Tomlin

2020: Ms. Knutson, Mr. Lawlor, Mr. Appleton and Ms. Tomlin

Year	Average SCT Total	Subtract Average Grant Date Value of Stock Awards Granted Each Year as Disclosed in the SCT	Subtract Average Change in Pension Value as Disclosed Each Year in the SCT	Add Average Change in Fair Value of Stock Awards(i)	Add Average Service and Prior Service Cost for Pension Plans(ii)	Average CAP for Other Named Executive Officers
2023	$2,261,337	($889,943)	($32,018)	$562,066	$0	$1,901,442
2022	$1,759,657	($774,060)	$0	$74,782	$0	$1,060,379
2021	$2,016,104	($653,028)	$0	$1,024,523	$0	$2,387,599
2020	$1,388,123	($384,698)	($83,881)	$542,077	$0	$1,461,621

(i)

Average Change in Fair Value
Year	Year-End Fair Value of Stock Awards Granted in Covered Fiscal Year that Remained Unvested at the End of the Covered Fiscal Year	Year-Over-Year Increase or Decrease in Fair Value for Stock Awards Granted in Prior Years that Remained Unvested at the End of the Covered Year	Increase or Decrease in Fair Value of Stock Awards Granted in Prior Years Vested in the Covered Year	Adjustments for Stock Awards that Failed to Meet Performance Conditions	Value of Dividends or Other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value	Total Change In Fair Value of Stock Awards for Other Named Executive Officers
2023	$839,509	($223,830)	($28,423)	($25,190)	$0	$562,066
2022	$412,574	($335,643)	$89,716	($91,865)	$0	$74,782
2021	$704,297	$183,990	$136,236	$0	$0	$1,024,523
2020	$651,086	($18,314)	($106,152)	$0	$15,456	$542,077

(ii)
The Pension Plan is a frozen plan. Therefore, it does not incur a service cost.

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(4)
Company total shareholder return (“TSR”) represents the cumulative investment return of an initial fixed $100 investment in our Class A Common Stock on December 31, 2019, assuming reinvestment of all dividends, through the end of the covered fiscal year. The Company TSR reflected in the table above may not be indicative of future performance. Peer group TSR represents the cumulative investment return of an initial fixed $100 investment in the NASDAQ US Benchmark Media TSR on December 31, 2019, assuming reinvestment of all dividends, through the end of the covered fiscal year.

(5)
Reflects net income, as reported in our Form 10-K for the applicable year. In last year's proxy statement, we listed our net income for 2022 as $198.7 million; but the final amount reported in our Form 10-K for 2022 was $195.9 million. We have updated the table accordingly.

(6)
The following table provides a list of the most important financial performance measures used by the Company to link CAP to Company performance for the most recently completed fiscal year.

Operating Cash Flow
Revenue
Relative TSR

Of the goals listed, the Company considers Operating Cash Flow to be the most important financial performance measure (that is not otherwise required to be disclosed in the table) used to link CAP to Company performance and therefore includes it as the Company-Selected Measure in the table above. For the definition of Operating Cash Flow, please see page 46 of this proxy statement.

The three graphs appearing on the following pages illustrate the relationship between CAP and the various performance metrics listed in the Pay versus Performance Table.

Required Supplemental Graphs Showing Relationship Between:

CAP, Company TSR and Peer Group TSR

Compensation Actually Paid Versus TSR
Compensation Actually Paid ($M)
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
Cumulative TSR (Value of Initial $100 Investment)
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$5.77
$1.46
$9.46
$2.39
$10.68
$2.76
$1.06
$0.29
$1.90
$124.67
$125.83
$125.50
$99.17
$85.54
$72.99
$91.46
$51.81
12/31/2020
12/31/2021
12/31/2022
12/31/2023
CAP - PEO ($M)
CAP Excluding One Time Grant- PEO ($M)
CAP - NEOs ($M)
The E.W. Scripps Company
Nasdaq US Benchmark Media Index

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CAP and Net Income

Compensation Actually Paid Versus Net Income (in $Millions)
Compensation Actually Paid ($M)
Net Income
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
$400.0
$200.0
$0.0
-$200.0
-$400.0
-$600.0
-$800.0
-$1,000.0
-$1,200.0
$269.3
$122.7
$195.9
($947.8)
$5.77
$1.46
$9.46
$2.39
$10.68
$2.76
$1.06
$0.29
$1.90
12/31/2020
12/31/2021
12/31/2022
12/31/2023
CAP - PEO ($M)
CAP Excluding One Time Grant- PEO ($M)
CAP - NEOs ($M)
The E.W. Scripps Company Net Income ($M)

CAP and Operating Cash Flow

Compensation Actually Paid Versus Operating Cash Flow (in $Millions)
Compensation Actually Paid ($M)
Operating Cash flow
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
$700.0
$600.0
$500.0
$400.0
$300.0
$200.0
$5.77
$1.46
$409.4
$9.46
$2.39
$574.9
$10.68
$2.76
$1.06
$590.7
$0.29
$1.90
$376.3
12/31/2020
12/31/2021
12/31/2022
12/31/2023
CAP - PEO ($M)
CAP Excluding One Time Grant- PEO ($M)
CAP - NEOs ($M)
The E.W. Scripps Company Operating Cash Flow ($M)

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2023 Director Compensation

The following table sets forth information regarding the compensation paid in 2023 to non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)

Marcellus W. Alexander, Jr	90,000	141,322	—	—	231,322
Charles L. Barmonde	90,000	141,322	—	—	231,322
Kelly P. Conlin	100,000	141,322	—	650	241,972
Lauren Rich Fine(4)	90,000	141,322	—	—	231,322
Raymundo H. Granado, Jr	42,500	141,322	—	—	183,822
John W. Hayden	104,000	141,322	—	—	245,322
Monica O. Holcomb	42,500	141,322	—	—	183,822
Burton F. Jablin	90,000	141,322	—	—	231,322
Anne M. La Dow(5)	67,500	—	—	—	67,500
Leigh B. Radford	90,000	141,322	—	—	231,322
R. Michael Scagliotti(5)	67,500	—	—	—	67,500
Kim Williams	236,000	141,322	—	—	377,322

(1)
Represents the aggregate grant date fair value of restricted share unit awards granted in 2023, as determined in accordance with FASB ASC Topic 718. See footnote 17 of our 2023 Annual Report for the assumptions used in the valuation of these awards.
(2)
Represents the above market earnings to the fixed income account within the 1997 Deferred Compensation and Stock Plan for Directors. Only Ms. Williams has a fixed income account. Our directors did not accrue any preferential or above-market earnings on nonqualified deferred compensation.
(3)
Represents charitable matching contributions from the Scripps Howard Fund.
(4)
Ms. Fine elected not to stand for re-election to the Board effective May 6, 2024.
(5)
Ms. La Dow and Mr. Scagliotti elected not to stand for re-election to the Board effective May 1, 2023.

The following is a summary of the outstanding restricted share unit awards held by each non-employee director as of December 31, 2023.

Name	Aggregate Number of Restricted Share Unit Awards (#)

Mr. Alexander	16,685
Mr. Barmonde	16,685
Mr. Conlin	16,685
Ms. Fine	16,685
Mr. Granado	16,685
Mr. Hayden	16,685
Ms. Holcomb	16,685
Mr. Jablin	16,685
Ms. Radford	16,685
Ms. Williams	16,685

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Description of Director Compensation Program

The Company’s director compensation program is designed to enhance its ability to attract and retain highly qualified directors and to align their interests with the long-term interests of its shareholders. The program includes a cash component, which is designed to compensate non-employee directors for their service on the Board and an equity component, which is designed to align the interests of non-employee directors and shareholders. The Company also provides certain other benefits to non-employee directors, which are described below. Directors who are employees of the Company receive no additional compensation for their service on the Board.

The Committee annually reviews compensation paid to our non-employee directors and makes recommendations for adjustments, as appropriate, to the full Board. As part of this annual review, the Committee considers the significant time commitment and skill level required by each non-employee director in serving on the Board and its various committees. The Committee seeks to maintain a market competitive director compensation program and, with the assistance of its independent compensation consultant, benchmarks our director compensation program against the peer group we use to evaluate our executive compensation program.

Effective May 1, 2023, as a result of a benchmarking study by our independent compensation consultant and in an effort to be competitive within our peer group and with industry practices, our Company increased the amount of the annual equity retainer from $125,000 to $150,000.

Cash Compensation

Each non-employee director is entitled to receive an annual cash retainer of $80,000. Committee chairs and committee non-chair members receive an annual retainer as described in the table below.

Annual Director Fees

Service	Amount
Director Chair	$120,000
Executive Committee Chair(1)	$3,000
Audit Committee Chair	$26,000
Compensation & Talent Management Committee Chair	$20,000
Nominating & Governance Committee Chair	$14,000
Annual Retainer Non-Chair Committee Member	$10,000

(1)
The Executive Committee Chair is only paid if the committee meets. The Executive Committee did not meet in 2023.

Equity Compensation

In May 2023, non-employee directors serving as of the 2023 Annual Meeting of Shareholders received a restricted share unit award equal to $150,000. The Committee, after receiving advice from its independent consultant, attempted to target the equity compensation award to be comparable to the median value of equity compensation granted to directors of our compensation peer group. The restricted share units are paid on the earlier of the first anniversary of the date of grant, at termination of the director’s service on the Board or a change in control. The restricted share units may be forfeited upon removal from the Board for cause.

The Board established stock ownership guidelines for our non-employee directors. Under these guidelines, each non-employee director must own a number of Class A Common Shares with a value equal to three times his or her annual cash retainer by the fifth anniversary of the date elected to the Board. For this purpose, the shares may be owned directly, in trust, or through any unvested restricted share units. The following table shows the actual ownership under the policy of each non-employee nominee for election to the Board.

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Name	Ownership Guidelines by Target Date	Target Number of Shares (based on 1/31/2024 price of $7.97)	Actual Ownership as of 1/31/2024

Mr. Alexander	3 x Retainer	30,113	30,117
Mr. Barmonde	3 x Retainer	30,113	631,901
Mr. Conlin	3 x Retainer	30,113	54,084
Ms. Fine	3 x Retainer	30,113	36,149
Mr. Granado(1)	3 x Retainer	30,113	10,066
Mr. Hayden	3 x Retainer	30,113	101,193
Ms. Holcomb(1)	3 x Retainer	30,113	16,505
Mr. Jablin(2)	3 x Retainer	30,113	6,486
Ms. Radford(2)	3 x Retainer	30,113	6,486
Ms. Williams	3 x Retainer	30,113	175,352

(1) Mr. Granado and Ms. Holcomb have until May 1, 2028, to meet the ownership requirement.

(2) Mr. Jablin and Ms. Radford have until May 2, 2027, to meet the ownership requirement.

Other Benefits

In addition to the above compensation, the Scripps Howard Fund, an affiliate of the Company, matches, on a dollar-for-dollar basis, up to $2,500 annually of charitable contributions made by non-employee directors to qualifying organizations. This program also is available to all Scripps’ employees. Mr. Conlin elected to use the matching contribution for 2023.

1997 Deferred Compensation and Stock Plan for Directors

A non-employee director may elect to defer payment of all or a designated percentage of the cash compensation received as a director under the Company’s 1997 Deferred Compensation and Stock Plan for Directors (“DCSPD”). The director may allocate the deferrals between a phantom stock account that credits earnings including dividends, based on the Company’s Class A Common Shares, or to a fixed-income account that credits interest based on the 12-month average of the 10-year treasury rate (as of November of each year), plus 1 percent. The deferred amounts (as adjusted for earnings, interest and losses) are paid to the director as of the first of the year following the year in which he or she ceases to serve as a director or upon a date predetermined by the director, either in a lump sum or annual installments over a specified number of years (not to exceed 15) as elected by the director. Payments generally are made in the form of cash, except that the director may elect to receive all or a portion of the amounts credited to his or her phantom stock account in the form of Class A Common Shares.

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Compensation & Talent Management Committee Interlocks and Insider Participation

No member of the Compensation & Talent Management Committee (consisting of Mr. Conlin, chair, Mr. Alexander, Mr. Barmonde and Mr. Jablin) was an officer or employee of the Company during 2023 or was a former officer of the Company. None of our executive officers served as a member of the Committee or a director of another company where such company's executive officers served on our Board or Committee.

Related Party Transactions

Related Party Transactions

Under its charter, the audit committee of the Board is responsible for reviewing any proposed related party transaction. The audit committee has approved a “Statement of Policy with Respect to Related Party Transactions” which recognizes that related party transactions can present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). This policy requires that a related party transaction be consummated or continued only if (i) the audit committee has approved or ratified the transaction, (ii) the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, (iii) in the case of compensation payable to an executive officer, such compensation has been approved or recommended to the Board for approval by the Committee, and (iv) the transaction is also approved by the Board if the transaction involves the chair of the Board or the chief executive officer of the Company. There were no related party transactions in 2023.

Scripps Family Agreement

The provisions of the Second Amended and Restated Scripps Family Agreement, dated March 26, 2021 (the “Scripps Family Agreement”) govern the transfer and voting of Common Voting Shares held by the signatories to such agreement (the “Signatories”). The Edward W. Scripps Trust (the “Trust”), the former controlling shareholder of the Company, ended on October 18, 2012, upon the death of Robert P. Scripps, a grandson of the founder. He was the last of Edward W. Scripps’ grandchildren upon whom the duration of the Trust was based. In March and September of 2013, the Trust distributed its Class A Common Shares and Common Voting Shares to the beneficiaries of the Trust, some of whom were minors at the time of distribution (each, a “Minor”). The beneficiaries (other than the Minors), their descendants, members of the John P. Scripps family and trusts for their benefit are Signatories. Common Voting Shares are held on behalf of the Minors in trust arrangements, of which certain Signatories serve as trustees or trust advisors, but such shares are not subject to the Scripps Family Agreement. The Minors may or may not become parties in the future.

Transfer Restrictions. No Signatory to the Scripps Family Agreement may dispose of any Common Voting Shares (except as otherwise summarized below) without first giving other Signatories and the Company the opportunity to purchase such shares. Signatories may not convert Common Voting Shares into Class A Common Shares except for a limited period of time after giving other Signatories and the Company the opportunity to purchase such shares, and except in certain other limited circumstances.

Signatories may transfer Common Voting Shares (1) to lineal descendants or (2) by gift or testamentary transfer to (a) lineal descendants of Robert Paine Scripps or John P. Scripps, (b) any trust for the benefit of such descendant, the spouse of such descendant or a charitable organization controlled, directly or indirectly, by such descendants, or for which the power to vote and dispose of the Common Voting Shares is directed by family descendant, or (c) any entity or charitable organizations controlled, directly or indirectly, by such descendants, or for which the power to vote and dispose of the Common Voting Shares is directed by family descendants. Such transfers are valid only if each recipient (including, when applicable, the trustees and other persons with voting and dispositive power with respect to any trust, charitable organization or entity into which such shares are transferred) becomes party to the Scripps Family Agreement effective upon receipt of the shares. Additionally, Signatories may transfer Common Voting Shares by testamentary transfer or through family trusts to their spouses provided such shares are converted to Class A Common Shares and may pledge such shares as collateral security provided that the pledgee agrees to be bound by the terms of the Scripps Family Agreement. If title to any such shares subject to any trust is transferred to anyone other than a descendant of Robert Paine Scripps or John P. Scripps, or if a person who is a descendant of

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Robert Paine Scripps or John P. Scripps acquires outright any such shares held in trust but is not or does not become a party to the Scripps Family Agreement, such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement and trigger the purchase rights of the other Signatories and the Company described above. Any valid transfer of Common Voting Shares made by Signatories without compliance with the Scripps Family Agreement will result in automatic conversion of such shares to Class A Common Shares.

Voting Provisions. The Scripps Family Agreement provides that the Company will call a meeting of the Signatories prior to each annual or special meeting of the shareholders of the Company. At each of these meetings, the Company will submit to the Signatories each matter, including election of directors, that the Company will submit to its shareholders at the annual meeting or special meeting with respect to which the meeting under the Scripps Family Agreement has been called. Each Signatory is entitled, either in person or by proxy, to cast one vote for each Common Voting Share owned of record or beneficially by him or her on each such matter brought for a vote at the family meeting. Each Signatory is bound by the decision reached by majority vote with respect to each such matter and, at the related annual or special meeting of the shareholders of the Company, each Signatory must vote his or her Common Voting Shares in accordance with the decisions reached at the family meeting. In furtherance of this obligation, the Signatories have irrevocably appointed each other as their attorneys and proxies to vote their Common Voting Shares at any such annual or special meeting. As a result, any one Signatory may vote all the Common Voting Shares held by all the Signatories.

Duration of the Scripps Family Agreement. The provisions restricting transfer of Common Voting Shares under the Scripps Family Agreement will continue until 21 years after the death of the last survivor of the descendants of Robert Paine Scripps and John P. Scripps, alive when the Trust terminated. The provisions of the Scripps Family Agreement governing the voting of Common Voting Shares are effective through October 17, 2032, and may be renewed beyond such date for additional 10-year periods.

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Proposal 2 to Ratify Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2024

(Item 2 on Proxy Card for Vote by Common Voting Shares only)

The audit committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. The audit committee has appointed Deloitte & Touche LLP (“Deloitte”) as independent registered public accountants for the Company for the fiscal year ending December 31, 2024. Shareholder ratification of the selection of Deloitte as the Company’s independent registered public accounting firm is not required by law or otherwise. However, the Board is submitting the selection of Deloitte to the holders of Common Voting Shares for ratification as a matter of good corporate governance. If the holders of Common Voting Shares do not ratify the selection of Deloitte, the audit committee will reconsider the matter. A representative of Deloitte is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions.

Approval of the ratification of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2024, requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy by the holders of the Common Voting Shares represented and entitled to vote at the Annual Meeting. The Board recommends that holders of the Common Voting Shares vote “FOR” ratification of the selection of Deloitte as the Company’s independent registered public accounting firm for fiscal 2024. Proxies for Common Voting Shares solicited by the Board will be voted “FOR” the ratification of Deloitte as the Company’s independent registered public accounting firm for fiscal 2024, unless shareholders specify a contrary choice in their proxies. Abstentions will be treated as votes cast and, consequently, will have the same effect as votes against Proposal 2.

Service Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth fees for all professional services rendered by Deloitte to the Company for the years ended December 31, 2023, and December 31, 2022.

	2023	2022

Audit fees	$2,150,630	$1,969,000
Audit-related fees	—	—
Total audit and audit-related fees	2,150,630	1,969,000
Tax fees	—	—
Other fees	2,043	2,043
Total fees	$2,152,673	$1,971,043

Services Provided by Deloitte

All services provided by Deloitte are permissible under applicable laws and regulations. The Company has adopted policies and procedures for pre-approval of services by Deloitte. The fees paid to Deloitte shown in the table above were all pre-approved in accordance with these procedures and include:

Audit Fees — These are fees for professional services performed by Deloitte for the audit of the Company and certain subsidiary companies, review of financial statements included in the Company’s quarterly 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees — These are fees for assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes: due diligence related to mergers and acquisitions; audits and reviews associated with registration statements related to mergers and acquisitions; other attestations by Deloitte, including those that are required by statute, regulation or contract; and consulting on financial accounting/reporting standards and controls.

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Tax Fees — These are fees for professional services performed by Deloitte with respect to tax compliance and tax returns. This includes review of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims, payment planning/tax audit assistance; tax compliance for employee benefit plans; and tax work stemming from “Audit-Related” items.

Other Fees – These are fees for other permissible work performed by Deloitte that does not meet the above category descriptions. The fees cover other engagements that are permissible under applicable laws and regulations including sustainability efforts.

These services are actively monitored (both spending level and work content) by the audit committee to maintain the appropriate objectivity and independence in Deloitte’s core work, which is the audit of the Company’s consolidated financial statements. The committee concluded that Deloitte’s provision of audit and non-audit services to the Company and its affiliates is compatible with Deloitte’s independence.

✓	THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL 2.

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Proposal 3 Advisory (Non-Binding) Vote to Approve Named Executive Officer Compensation

(Item 3 on Proxy Card for Vote by Common Voting Shares only)

At the 2023 Annual Meeting of Shareholders, the holders of Common Voting Shares approved the Company’s recommendation to have an advisory (non-binding) vote to approve named executive officer compensation (“say-on-pay” vote) on an annual basis. The advisory vote is a non-binding vote on the compensation of the Company’s “named executive officers,” as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement.

The vote under this Proposal 3 is advisory, and therefore not binding on the Company, the Board or our compensation & talent management committee. However, our Board, including our compensation & talent management committee, values the opinions of our shareholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, will consider our shareholders’ concerns and evaluate what actions may be appropriate to address those concerns.

Holders of Common Voting Shares will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal 3:

RESOLVED, that the holders of the Common Voting Shares of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure and related material, set forth in the Company’s definitive Proxy Statement for the Annual Meeting.

Approval of this Proposal requires the affirmative vote of a majority of the votes cast in person or by proxy of the Common Voting Shares represented and entitled to vote at the Annual Meeting. The Board recommends that holders of such shares vote FOR the approval of Proposal 3. Proxies for Common Voting Shares solicited by the Board will be voted FOR Proposal 3 unless shareholders specify a contrary choice in their proxies. Broker non-votes will not be treated as votes cast and will not have a positive or negative effect on the outcome of Proposal 3. Abstentions will be treated as votes cast and, consequently, will have the same effect as votes against Proposal 3.

✓	THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL 3.

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Proposal 4 to Approve Amendment No. 1 to The E.W. Scripps Company 2023 Long‐Term Incentive Plan

(Item 4 on Proxy Card for Vote by Common Voting Shares only)

The Company is asking the holders of our Common Voting Shares to approve an amendment to The E.W. Scripps Company 2023 Long‐Term Incentive Plan (the “2023 Plan”).

The Board adopted the 2023 Plan on February 16, 2023, and the holders of our Common Voting Shares approved the 2023 Plan on May 1, 2023. The 2023 Plan authorizes the Company to grant equity-based compensation to our officers, key employees and directors in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares, performance share units, other stock-based awards and dividend equivalents.

On February 15, 2024, the Board of Directors, upon the recommendation of the Compensation & Talent Management Committee (the "Committee"), approved an amendment to the 2023 Plan, subject to approval by the holders of the Company's Common Voting Shares at the Annual Meeting, to increase the number of the Company's Class A Common Shares ("Shares") reserved for issuance or delivery under the 2023 Plan by 9 million Shares.

The complete text of the amendment to the 2023 Plan is attached as an Appendix to this proxy statement. The following summary of the plan does not purport to be complete and is qualified in its entirety by reference to the Appendix and the full text of the 2023 Plan (prior to the proposed amendment) incorporated herein by reference to the Appendix to the Company's Definitive Proxy Statement, as amended, for its 2023 Annual Meeting of Shareholders filed with the SEC on March 17, 2023 (SEC File No. 001-10701).

How We Calculated the Additional Shares

The Board believes that our future success depends, in large part, on our ability to attract, retain and reward highly qualified officers, key employees and directors. Equity compensation is a key component of our compensation program because it helps us to attract, retain and reward these highly qualified individuals, to motivate them to achieve the business objectives established to promote our long-term growth, profitability and success, and to encourage their ownership of Shares. The 2023 Plan is designed to advance these interests of the Company and its shareholders.

In 2023, the holders of our Common Voting Shares authorized 9 million Shares for issuance or delivery under the 2023 Plan. This initial pool funded grants of time-based and performance-based equity awards under the 2023 and 2024 long-term incentive programs, the annual equity retainers for 2023 and 2024 under the non-employee director compensation program, and seven quarters of Share purchases under the employee stock purchase program. As of March 11, 2024, and excluding new Shares requested under the proposed amendment to the 2023 Plan, 6,151,884 Shares remained available for issuance or delivery under the 2023 Plan. There were 2,991,174 Shares subject to outstanding time-based restricted share unit awards and 1,822,898 Shares subject to outstanding performance-based restricted share unit awards (calculated at target) under the 2023 Plan and its predecessor plan. There were no outstanding stock options or stock appreciation rights.

Based on our historical grant practices, as summarized below, and our projected recruiting and retention needs, we anticipate that the Company would not be able to grant annual equity awards under our long-term incentive program for employees and our non-employee director compensation program beyond 2025 unless we reserve additional Shares under the 2023 Plan.

In order to keep pace with our competitors and effectively attract, motivate and retain high-caliber employees and directors, we are asking the holders of our Common Voting Shares to authorize an additional 9 million Shares for issuance as awards under the 2023 Plan. We intend to grant future equity awards under the 2023 Plan in amounts that are reasonable and consistent with market data prepared by the Committee’s independent consultant. Based on our projected recruiting and retention needs, we believe that the new Shares requested under the proposed amendment to the 2023 Plan would allow us to grant equity awards to employees and directors for approximately 3 years.

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In determining the size of this additional Share request, we considered, among other things, the Shares that remain available for issuance under the 2023 Plan, the number of outstanding equity awards, our burn rate, our stock price and volatility, our projected recruiting and retention needs, the potential dilution of our equity compensation program, the voting guidelines of certain institutional investors and proxy advisory firms and competitive market practices. Certain of these factors are outlined below.

Burn Rate

We use our burn rate to measure the potential life expectancy of our equity plan and shareholder dilution. Our burn rate experience is summarized in the table below, which provides data on our Share usage under our employee and non‐employee director compensation programs for the last three completed fiscal years.

Fiscal Year	Time‐Based RSUs Granted	Performance‐Based RSUs Granted	Weighted Average Shares Outstanding	Burn Rate
2023	1,358,440	735,987	72,332,869	2.9%
2022	932,892	809,502	71,287,361	2.4%
2021	856,646	408,862	70,394,409	1.8%
3‐year Average Burn Rate (2021‐2023)				2.4%

Our burn rate is calculated as the total amount of time-based restricted share unit and performance-based restricted share unit awards granted in any year (but excluding purchase rights under our employee stock purchase sub-plan), divided by the weighted average number of Shares outstanding. For purposes of this calculation (i) time‐based restricted share unit awards were counted in the year granted, and (ii) performance‐based restricted share unit awards were counted in the year granted and reported at the target performance level. We have not included the Shares credited to accounts under the Deferred Compensation and Stock Plan for Directors in the burn rate calculation, as it is a so-called "fair market value purchase plan" (or a "stock in lieu of cash" plan). The Deferred Compensation and Stock Plan for Directors is not intended to be treated as an "equity-compensation plan" within the meaning of Nasdaq Listing Rule 5635(c) and, as such, holders of our Common Voting Shares were not required to approve the plan.

Our future burn rate will depend on a number of factors, including the number of participants in the 2023 Plan, our stock price, changes to our compensation strategy, changes in business practices or industry standards, changes in our capital structure due to stock splits or similar events, the compensation practices of our competitors or changes in compensation practices in the market generally, and the methodology used to establish the equity award mix.

Dilution and Overhang

We measure the dilutive impact of our equity program (overhang) by dividing the number of Shares subject to outstanding time-based restricted share unit and performance-based restricted share unit awards (but excluding outstanding purchase rights under our employee stock purchase sub-plan), plus the number of Shares available to be granted (the “Numerator”), by the total Shares outstanding plus Shares included in the Numerator. As of March 11, 2024, our fully diluted overhang was approximately 11.5 percent. The 9 million Shares being requested under the amendment to the 2023 Plan would bring our fully diluted overhang to approximately 21.4 percent.

Plan Highlights

Some of the key features of the 2023 Plan are highlighted below and are more fully described below under the heading “Summary of the Plan.”

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Feature	Description
Annual Limit on Awards to Directors

The 2023 Plan limits the aggregate grant date fair value of all awards granted to any non‐employee director during any single calendar year for services as a director (excluding awards made at the election of the director in lieu of all or a portion of annual and committee cash retainers), taken together with any cash fees paid during such calendar year, to $500,000 with respect to any director who is serving in a capacity other than non‐executive Chair, and $750,000 with respect to a non‐executive Chair.

Responsible Share Counting	The Plan does not permit “liberal share counting,” which means that only awards that are forfeited, terminated, or which are settled in cash can be added back to the Plan’s Share reserve.
Minimum Vesting Requirements

Except as otherwise provided in the 2023 Plan, equity‐based awards granted under the 2023 Plan generally will be subject to a minimum vesting period of at least one year, with an exception for awards covering up to five percent (5%) of the sum of the Shares available for issuance under the 2023 Plan.

No Discounted Stock Options or Stock Appreciation Rights (“SARs”)

The 2023 Plan does not permit the use of “discounted” stock options or SARs, which means that such awards may not have an exercise or base price less than the fair market value of a Share on the date of grant.

No Re‐Pricing of Stock Options or SARs	The 2023 Plan does not permit, without shareholder approval, the “re-pricing” of stock options or SARs.
Clawback and Forfeiture Provisions

Awards granted under the Plan will be subject to forfeiture as provided by the Committee if a participant engages in “detrimental activity” (such as a breach of a non‐compete, non‐solicitation, or confidentiality covenant). Awards granted under the Plan are also subject to recoupment under any compensation recovery policy adopted by the Company.

No Dividends or Dividend Equivalents on Unvested Awards

To the extent dividends or dividend equivalents are paid with respect to unvested awards, those amounts will be accumulated until such award is earned, and the dividends or dividend equivalents shall not be paid if the award is forfeited. Additionally, no dividend equivalents will be granted with respect to shares underlying a stock option or SAR.

Administered by an Independent Committee	The Plan will be administered by the Committee, each member of which qualifies as an “independent director” under the listing standards of the Nasdaq.

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Summary of the Plan

Purpose

The purpose of the 2023 Plan is to attract, motivate and retain directors, officers and other key employees of the Company and its subsidiaries and to provide to such individuals incentives and rewards for superior performance. The Board continues to believe that awards granted under the 2023 Plan promote the growth and continued success of the Company and are thus of substantial benefit to the Company and its shareholders.

Eligibility

The 2023 Plan provides that awards may be granted to employees (including employees of subsidiaries) and non‐employee directors, except that incentive stock options may be granted only to employees. There are 10 non‐employee directors who are eligible to receive awards under the 2023 Plan. As of March 11, 2024, we had approximately 5,200 employees, and time-based restricted share unit and performance-based restricted share unit awards (excluding purchase rights under our employee stock purchase sub-plan) were held by approximately 485 current employees.

Shares Available Under the Plan

Subject to adjustment as provided in the 2023 Plan and upon approval of the proposed amendment, 18 million Shares would be reserved for issuance under the 2023 Plan, as amended, all of which may be issued or delivered with respect to incentive stock options. The Shares may include authorized but unissued Shares, treasury Shares, or a combination of the foregoing.

Shares covering awards under the 2023 Plan that terminate or are forfeited will again be available for issuance or delivery under the 2023 Plan, and upon payment in cash of the benefit provided by any award granted under the 2023 Plan, any Shares that were covered by that award will be available for issue or delivery under the 2023 Plan. Shares surrendered for the payment of the exercise price under stock options, repurchased by us with option proceeds, or withheld for taxes upon exercise or vesting of an award granted under the 2023 Plan, will not again be available for issuance or delivery under the 2023 Plan. In addition, when a SAR is exercised and settled in Shares, all of the Shares underlying the SAR will be counted against the 2023 Plan limit regardless of the number of Shares used to settle the SAR.

Maximum Awards to Directors

The 2023 Plan limits the aggregate grant date fair value of all awards granted to any non‐employee director during any single calendar year for services as a director (excluding awards made at the election of the director in lieu of all or a portion of annual and committee cash retainers), taken together with any cash fees paid to such person during such calendar year, to $500,000 with respect to any director who is serving in a capacity other than non‐executive Chair, and $750,000 with respect to a non‐executive Chair.

Administration

The 2023 Plan is administered by the Committee, and the Committee will have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the 2023 Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the 2023 Plan or may act as administrator of the 2023 Plan for any and all purposes. In addition, the Board or Committee may expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, some or all of the Committee’s authority, within specified parameters, to grant awards to eligible participants who, at the time of grant, are not officers.

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Types of Awards Under the Plan

The following types of awards may be granted under the 2023 Plan:

Stock Options. Stock options provide the right to purchase Shares at a price not less than the fair market value on the date of grant. Stock options may consist of incentive stock options, non‐qualified stock options or any combination of the foregoing awards. The option price is payable at the time of exercise in cash, by tendering unrestricted Shares, with any other legal consideration that the Committee may deem appropriate (including broker‐assisted or net exercise), or by any combination of the foregoing. No stock options may be exercised more than ten (10) years from the date of grant. The closing price of a Share as reported on the Nasdaq on March 11, 2024, was $4.29 per Share. The award agreement will provide the vesting and post‐termination exercise periods applicable to each award of stock options.

SARs. SARs provide the right to receive payment of the sum of the excess of the fair market value per Share on the date of exercise over the grant price. The grant price for each SAR will be determined by the Committee, in its discretion, and will be at least equal to the fair market value of a Share on the date of grant. Each grant will specify whether the payment will be in cash, Shares of equivalent value, or in some combination thereof. No SAR may be exercised more than ten (10) years from the date of grant. The award agreement will provide the vesting and post‐termination exercise periods applicable to each award of SARs.

Restricted Shares. An award of restricted Shares constitutes an immediate transfer of ownership of a specified number of Shares to the recipient in consideration of the performance of services. Unless otherwise provided by the Committee, the participant is entitled immediately to voting, dividend and other ownership rights in the Shares. Restricted Shares must be subject to a “substantial risk of forfeiture” based on continued service, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, at its discretion. In order to enforce these forfeiture provisions, the transferability of restricted Shares will be prohibited or restricted in the manner prescribed by the Committee on the date of grant for the period during which such forfeiture provisions are to continue. Any award of restricted shares will provide that receipt of any dividends paid on those restricted shares will be subject to the same terms and conditions as the underlying award (including service-based vesting conditions and performance objectives) and will not be paid unless the underlying award becomes vested.

Restricted Share Units. Restricted share units constitute an agreement to issue or deliver Shares or cash to the recipient in the future at the end of a restriction period and subject to the fulfillment of such conditions as the Committee may specify. During the restriction period the participant has no right to transfer any rights under his or her award and no right to vote or receive dividends on the Shares covered by the restricted share units, but the Committee may authorize the payment of dividend equivalents with respect to the restricted share units.

Performance Shares and Performance Share Units. A performance share is the equivalent of one Share. A performance share unit is the equivalent of a dollar value established at the time of the award. The participant will be required to meet one or more performance objectives (as described above) within a specified period. To the extent earned, the participant will receive payment of the performance Shares or performance share units at the time and in the manner determined by the Committee in cash, Shares, restricted Shares, restricted share units or any combination thereof. The participant has no right to transfer any rights under his or her award and no right to vote or receive dividends on the Shares covered by the performance Shares, but the Committee may authorize the payment of dividend equivalents with respect to the performance Shares.

Other Awards. The Committee may, at any time and from time to time, grant or sell other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares or factors that may influence the value of such Shares. The Committee will determine the terms and conditions of these awards. The Committee may also grant cash awards as an element of or supplement to any other award granted under the 2023 Plan. The Committee may also grant Shares as a bonus or may grant other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the 2023 Plan or under other plans or compensatory arrangements, subject to such terms as are determined by the Committee.

Dividend Equivalents. Awards (other than stock options and SARs) may provide the participant with dividend equivalents, on a deferred and contingent basis, and payable either in cash or in additional shares, as determined by the Committee in its sole discretion and set forth in the related award agreement. Any such dividend equivalents will be subject to the same terms and conditions as the underlying award (including service-based vesting conditions and performance objectives) and

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will not be paid unless the underlying award becomes vested. No dividend equivalents may be granted with respect to shares underlying stock option or SAR.

Purchase Rights. The Committee may, at any time and from time to time, grant rights to purchase Shares in accordance with the terms of the employee stock purchase sub‐plan (“ESPP”) attached as Exhibit A to the 2023 Plan. Purchases of Shares under the ESPP will count against the overall share reserve of the 2023 Plan beginning with the second quarter 2023 purchase.

i.
Administration. The ESPP is administered by the Chief Administrative Officer, or similar position. The Administrator is responsible for the administration of all matters under the ESPP and has full discretionary authority to construe, interpret and apply the terms of the ESPP, to determine eligibility, and to adjudicate all disputed claims filed under the ESPP. The Committee may reserve to itself any or all of the authority and responsibility of the Administrator under the ESPP or may act as administrator of the ESPP for any and all purposes. A third party recordkeeper will maintain an investment account for each participant with a record of the Shares purchased by such participant.
ii.
Eligibility. Any person who is employed by the Company or any subsidiary, who is regularly scheduled to work at least twenty (20) hours per week, is customarily employed for at least five (5) months each calendar year, is not a member of a collective bargaining unit (unless the collective bargaining agreement covering such person specifically provides for eligibility to participate in the ESPP), and is not designated as ineligible to participate in the ESPP by the Administrator is generally eligible to participate in the ESPP. As of December 29, 2023, approximately 5,122 employees, including all of our currently employed named executive officers, were eligible to participate in the ESPP under the 2023 Plan. Approximately 632 employees participated in the ESPP as of that date, representing approximately 12.34% of all employees eligible to participate.
iii.
Special Limitations. The ESPP imposes certain limitations upon a participant’s rights to acquire Shares, including the following limitations: (i) purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of Shares (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding; and (ii) purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.
iv.
Participation and Payroll Deductions. Eligible employees may purchase Shares at below‐market prices through payroll deductions during each quarterly offering period, with amounts accumulated during each offering period. The amount of the payroll deduction must be a whole percentage amount of the employee’s compensation (before withholding or other deductions) paid during the offering period by the Company or any of its subsidiaries and may be neither less than one percent (1%) nor more than ten percent (10%) of the employee’s compensation. Total payroll deductions for a calendar year may not exceed $22,500.
v.
Deduction Changes and Withdrawal. Employees may change their rate of payroll deduction at any time during the enrollment period for each quarterly offering period, which is the one‐month period ending on the fifteenth (15th) day of the calendar month preceding a quarterly offering period. A participant may withdraw from participation in the ESPP at any time by filing a notice of withdrawal. Upon a participant’s withdrawal, the amount credited to his or her share purchase account will be applied to the purchase of Shares on the next purchase date, which occurs on the last business day of each quarter. A participant who withdraws from the ESPP may again become a participant by filing a new enrollment form in accordance with the procedures described above.
vi.
Purchase of Shares. Funds held in a participant’s account on the last business day of each quarterly offering period will be used to purchase Shares for the participant at a price equal to ninety percent (90%) of the Shares’ closing price on (1) the first trading day of each offering period, or (2) the last trading day of each offering period ‐ whichever is lower.

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vii.
Dividends. Cash dividends and other cash distributions will be paid to the participant as soon as administratively feasible, unless the participant makes an election to reinvest the cash dividends or other cash distributions in accordance with procedures established by the Administrator.
viii.
Sale of Shares. Subject to applicable securities laws, a participant may at any time, and without withdrawing from the ESPP, sell Shares purchased under the ESPP by giving notice to the recordkeeper and directing the recordkeeper to sell all or part of the Shares held on behalf of the participant.

Description of Business Criteria

The Committee may grant awards under the 2023 Plan that vest based on the achievement of performance objectives.

Performance objectives for such awards will be based on criteria established by the Committee including one or more of the following criteria: earnings per share; segment profit; gross margin; operating or other expenses; earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); cash flow; net income; return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity); stock price appreciation; total shareholder return; viewer ratings or impressions; online revenue; online segment profit; website traffic; circulation/readership; market share; and revenue.

Performance objectives may be described in terms of either Company‐wide objectives or objectives that are related to the performance of the individual participant or the performance of the Company or one or more of its subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, or product lines or products. The performance objectives may be relative to the performance of a group of comparable companies, a published or special index that the Committee, in its discretion, deems appropriate, or we may also select performance objectives as compared to various stock market indices. If the Committee determines that a change in the Company’s business, operations, corporate structure or capital structure, or in the manner in which it conducts its business, or other events or circumstances render the performance objectives unsuitable, the committee may, in its discretion and without the consent of any participant, adjust such performance objectives or the related level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

Minimum Vesting Requirements

Awards granted under the 2023 Plan shall vest no earlier than the first anniversary of the date the award is granted (excluding, for this purpose, any (i) awards granted pursuant to the ESPP, (ii) Shares delivered in lieu of fully vested cash awards or deferred compensation obligations related to director fees, (iii) awards assumed in certain mergers and acquisitions, and (iv) awards to directors that vest on the earlier of the one (1) year anniversary of the date of grant or the next annual meeting of shareholders (provided that such vesting period may not be less than fifty (50) weeks after grant)). However, the Committee may grant awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the sum of the Shares available for issuance under the plan. The foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability, other termination of employment or a change in control, in the terms of the award or otherwise.

Duration and Amendment of the Plan

The 2023 Plan will terminate at the end of the day on February 15, 2033, or such earlier date as the Board may determine. The 2023 Plan will remain in effect for outstanding awards until no awards remain outstanding. The Board may amend, suspend or terminate the 2023 Plan at any time, but shareholder approval is required for any amendment to the extent necessary to comply with the Nasdaq rules or applicable laws. An amendment of the 2023 Plan or any award may not adversely affect any outstanding award without the consent of the affected participant, provided that the Committee may amend the plan or any award without a participant’s consent to the extent the Committee deems necessary to comply with applicable law.

Acceleration of Awards

The Committee may in its discretion determine at any time that: (i) all or a portion of a participant’s stock options, SARs and other awards in the nature of rights that may be exercised will become fully or partially exercisable; (ii) all or a part of the

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time‐based vesting restrictions on all or a portion of the outstanding awards will lapse; (iii) any performance‐based criteria with respect to any awards will be deemed to be wholly or partially satisfied; and/or (iv) any other limitation or requirement under any such award will be waived, in each case, as of such date as the Committee, in its discretion, declares. Any such decisions by the Committee need not be uniform among all participants or awards.

The Committee will not make any adjustment that would cause an award that is otherwise exempt from Section 409A of the Internal Revenue Code (“Section 409A”) to become subject to Section 409A or that would cause an award that is subject to Section 409A to fail to satisfy the requirements of Section 409A.

Change in Control

If the Company experiences a change in control, unless otherwise provided under applicable laws or an award agreement: (i) outstanding stock options and SARs shall become fully vested and exercisable and shall remain exercisable for their full terms; (ii) outstanding restricted Shares, restricted share units and other stock‐based awards shall become fully vested; and (iii) outstanding performance Shares, performance share units and other performance‐based awards shall vest at the target level. Further, the Committee may, in its sole discretion, provide for payments or other property in termination of outstanding awards upon a change in control, with the payments equal to the difference between the fair market value of the covered Shares and the exercise price or grant price of the awards, if any.

A change in control generally means any of the following: (i) the acquisition of a majority of the Company’s Common Voting Shares by someone other than a party to the Scripps Family Agreement; (ii) a change in the membership of the Board, so that the current incumbents and their approved successors no longer constitute a majority; or (iii) the disposition of assets accounting for ninety percent (90%) or more of our revenues, unless the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity.

Forfeiture and Repayment of Awards

If the Committee determines a participant has engaged in any “detrimental activity,” either during service with the Company or a subsidiary or after termination of such service, then, promptly upon receiving notice of the Committee’s determination, the participant shall:

(i)
forfeit all awards granted under the 2023 Plan to the extent then held by the participant;
(ii)
return to the Company or the subsidiary all Shares that the participant has not disposed of that had been acquired within two (2) years prior to the date of the participant’s initial commencement of the detrimental activity, in exchange for payment by the Company or the subsidiary of any amount actually paid therefor by the Participant; and (iii) with respect to any Shares acquired within two (2) years prior to the date of the participant’s initial commencement of the detrimental activity pursuant to awards granted under the 2023 Plan that were disposed of, pay to the Company or the subsidiary, in cash, the excess, if any, of: (A) the fair market value of the Shares on the date acquired, over (B) any amount actually paid by the participant for the Shares.

Detrimental activity generally means violations of any non‐compete, non‐solicitation, confidentiality, or ownership of works covenants, each as set forth in any agreement between the participant and the Company or a subsidiary, including, but not limited to, the award agreement or any severance plan maintained by the Company or a subsidiary that covers the participant. Detrimental activity also includes: (i) participant’s commission of any act of fraud, misappropriation or embezzlement against or in connection with the Company or any of its subsidiaries, or (ii) a conviction, guilty plea or plea of nolo contendere of participant for any crime involving dishonesty or for any felony.

Awards may also be subject to forfeiture or repayment pursuant to the terms of our compensation recovery policies, as amended from time-to-time.

Transferability

Except as the Board or Committee otherwise determines, awards granted under the 2023 Plan will not be transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during a participant’s lifetime only by him or her or, in the event of the

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participant’s legal incapacity to do so, by his or her guardian or legal representative. Any award made under the 2023 Plan may provide that any Shares issued or delivered as a result of the award will be subject to further restrictions upon transfer.

Adjustments

In the event of any equity restructuring, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, the Committee will adjust the number and kind of Shares that may be issued or delivered under the 2023 Plan, the individual award limits, and, with respect to outstanding awards, the number and kind of Shares subject to outstanding awards, the exercise price, and the grant price or other price of Shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Committee may, in its discretion, cause there to be such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards such alternative consideration (including cash or securities) as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. Any such adjustment will be made by the Committee, whose determination will be conclusive.

Prohibition on Re‐Pricing

Subject to adjustment as described under “Adjustments” immediately above, the 2023 Plan does not permit, without the approval of the holders of our Common Voting Shares, what is commonly known as the “re‐pricing” of stock options or SARs, including:

(i)
an amendment to reduce the exercise price of any outstanding stock option or base price of any outstanding SAR;
(ii)
the cancellation of an outstanding stock option or SAR and replacement with a stock option having a lower exercise price or with a SAR having a lower base price; and
(iii)
the cancellation of an outstanding stock option or SAR and replacement with another award under the 2023 Plan.

Federal Income Tax Consequences

The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the grant, exercise and vesting of awards under the 2023 Plan. The tax consequences of awards may vary according to country of participation. Also, the tax consequences of the grant, exercise or vesting of awards vary depending upon the particular circumstances, and it should be noted that income tax laws, regulations and interpretations change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

Tax Consequences to Participants

Nonqualified Stock Options. In general, (i) a participant will not recognize income at the time a nonqualified option is granted; (ii) a participant will recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Shares on the date of exercise over the option price paid for the Shares; and (iii) at the time of sale of Shares acquired pursuant to the exercise of the nonqualified option, appreciation (or depreciation) in value of the Shares after the date of exercise will be treated as either short‐term or long‐term capital gain (or loss) depending on how long the Shares have been held.

Incentive Stock Options. A participant will not recognize income at the time an incentive stock option is granted or exercised. However, the excess of the fair market value of the Shares on the date of exercise over the option price paid may constitute a preference item for the alternative minimum tax. If Shares are issued or delivered to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such Shares is made by such optionee within two (2) years after the date of the grant or within one (1) year after the issuance or delivery of such Shares to the optionee, then upon sale of such Shares, any amount realized in excess of the option price will be taxed to the optionee as a long‐term capital gain and any loss sustained will be a long‐term capital loss. If Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such Shares

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as of the time of exercise (or, if less, the amount realized on the disposition of such Shares if a sale or exchange) over the option price paid for such Shares. Any further gain (or loss) realized by the participant generally will be taxed as short‐term or long‐term capital gain (or loss) depending on the holding period.

SARs. A participant will not recognize income upon the grant of a SAR. The participant generally will recognize ordinary income when the SAR is exercised in an amount equal to the cash and the fair market value of any unrestricted Shares received on the exercise.

Restricted Shares. A participant will not be subject to tax until the restricted Shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code. At that time, the participant will be subject to tax at ordinary income rates on the fair market value of the restricted Shares (reduced by any amount paid by the participant for such restricted Shares). However, a participant who so elects under Section 83(b) of the Internal Revenue Code (“Section 83(b)”) within thirty (30) days of the date of transfer of the Shares will have taxable ordinary income on the date of transfer of the Shares equal to the excess of the fair market value of such Shares over the purchase price, if any, of such restricted Shares. Any appreciation (or depreciation) realized upon a later disposition of such Shares will be treated as long‐term or short‐term capital gain depending upon how long the Shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted Shares that are subject to forfeiture and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the participant.

Unrestricted “Bonus” Stock. A participant will recognize ordinary income upon the grant of an unrestricted “bonus” stock award equal to the fair market value of the Shares received by the participant.

Restricted Share Units, Performance Shares, Performance Share Units. A participant will not recognize income upon the grant of restricted share units, performance Shares or performance share units. Upon payment of the awards, the participant generally will recognize ordinary income in an amount equal to the cash and the fair market value of any unrestricted Shares received.

ESPP. In general, (i) no income will be recognized by a participant at the time a purchase right is granted; (ii) at the time of exercise of the purchase right, ordinary income will be recognized by the participant in an amount equal to the difference between the price paid for the Shares and the fair market value of the Shares on the date of purchase; and (iii) at the time of sale of Shares acquired pursuant to the purchase right, appreciation (or depreciation) in value of the Shares after the date of purchase will be treated as either short‐term or long‐term capital gain (or loss) depending on how long the Shares have been held.

Dividend Equivalents. Any dividend equivalents awarded with respect to awards granted under the 2023 Plan and paid in cash or unrestricted Shares will be taxed to the participant at ordinary income rates when received by the participant.

Section 409A. The 2023 Plan permits the grant of various types of awards that may or may not be exempt from Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described and could result in the imposition of additional taxes and penalties. Restricted share awards, unrestricted share awards, stock options and stock appreciation rights that comply with the terms of the 2023 Plan are designed to be exempt from the application of Section 409A. Restricted share units, performance Shares, performance share units and dividend equivalents granted under the 2023 Plan will be subject to Section 409A unless they are designed to satisfy the short‐term deferral exemption (or another applicable exception). If not exempt, those awards will be designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company, or a subsidiary for which the participant performs services, will be entitled to a corresponding compensation deduction provided that, among other things, the compensation meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, and is not disallowed by the $1 million limitation on executive compensation under Section 162(m).

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Plan Benefits

Because the Committee and the Board have discretion to determine which employees and non‐employee directors will receive awards under the 2023 Plan and the amount and type of those awards, future benefits to be received by a person or group under the 2023 Plan are not determinable at this time. However, our non-employee director compensation program currently provides that each non-employee director serving as of the conclusion of the Annual Meeting is entitled to receive a restricted share unit award with a value equal to $150,000.

Registration with the SEC

The Company intends to file a Registration Statement on Form S‐8 relating to the issuance of the additional Shares authorized under the 2023 Plan, as amended, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, after approval of the amendment to the 2023 Plan by the holders of our Common Voting Shares.

Vote Requirement

Approval of this Proposal requires the affirmative vote of a majority of the votes cast in person or by proxy by the holders of the Common Voting Shares represented and entitled to vote at the meeting. The Board recommends that holders of such Shares vote FOR the approval of Proposal 4. Proxies for Common Voting Shares solicited by the Board will be voted FOR Proposal 4 unless shareholders specify a contrary choice in their proxies. Broker non‐votes will not be treated as votes cast and will not have a positive or negative effect on the actions of Proposal 4. Abstentions will be treated as votes cast and, consequently, will have the same effect as votes against Proposal 4.

Equity Compensation Plan Information

The following table provides information as of December 31, 2023, about our equity compensation plans under which awards are currently outstanding.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)

Equity compensation plans approved by security holders	3,687,727	(1)(3)(4)	—	7,407,625	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	3,687,727		—	7,407,625

(1)
Includes the following plans: (i) the 2023 Plan , which encompasses the issuance of time-based and performance-based restricted share units and an employee stock purchase plan; (ii) the 2010 Long-Term Incentive Plan, which was frozen upon the adoption of the 2023 Plan and encompasses the issuance of time-based restricted share units and an employee stock purchase plan; and (iii) the Deferred Compensation and Stock Plan for Directors (the “DCSPD”).
(2)
Represents the maximum number of Shares that may be issued pursuant to awards other than stock options under the equity plans.
(3)
Includes 3,251,839 time-based restricted share units and 420,106 performance-based restricted share units. These shares are not included in the weighted average exercise price. The executives have no rights to vote with respect to the underlying restricted share units until the date on which the actual number of shares are determined and issued to the executive.
(4)
Includes 41,094 phantom shares credited to the accounts of directors under the DCSPD that will be paid in shares. These shares are not included in the weighted average exercise price. Under the DCSPD, a non-employee director may elect to defer payment of the cash compensation received as a director. The director may allocate the deferrals between a phantom stock account that credits earnings including dividends, based on the Company’s shares, or to a fixed income account. The deferrals are paid to the director at the time he or she ceases to serve as a director or upon a date predetermined by the director. Payments may be made in cash, shares, or a combination of cash and shares.

✓	THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL PROPOSAL 4.

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Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and owners of more than 10 percent of the Company’s Class A Common Shares (“10 percent shareholders”), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Class A Common Shares and other equity securities of the Company. Officers, directors and 10 percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

To the Company’s knowledge, based solely on a review of filings made with the Securities and Exchange Commission and written representations from directors and officers that no other reports are required for the year ended December 31, 2023, all of the Company’s executive officers, directors and 10 percent shareholders complied with the requirements of Section 16(a) in a timely manner during 2023, except for one Form 4 report inadvertently filed 70 days late due to an administrative error reporting one transaction for Kate O'Brian, President of News.

Shareholder Proposals for 2025 Annual Meeting

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any shareholder proposal intended to be presented at the Company’s 2025 Annual Meeting of Shareholders must be received by the Company at 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202, on or before November 22, 2024, and must otherwise comply with the Securities and Exchange Commission’s rules, to be included in our proxy materials for the Company’s 2025 Annual Meeting of Shareholders. Such proposals should be submitted by certified mail, return receipt requested. Shareholder proposals under Rule 14a-8 may be submitted only by holders of the Company’s Common Voting Shares, the only class of shares entitled to vote on such proposals.

If a holder of Common Voting Shares intends to raise a proposal at the Company’s 2025 Annual Meeting of Shareholders that he or she does not seek to have included in the Company’s proxy materials, the shareholder must notify the Company of the proposal on or before February 5, 2025. If the shareholder fails to notify the Company, the Company’s proxies will be permitted to use their discretionary voting authority with respect to such proposal when and if raised at the 2025 Annual Meeting of Shareholders, whether or not there is any discussion of the proposal in the 2025 proxy statement.

In order to comply with the universal proxy rules adopted by the Securities and Exchange Commission, shareholders who intend to solicit proxies in support of director nominees other than the nominees of the Board of Directors must provide notice to the Company that includes the information required by Rule 14a-19 under the Exchange Act and must be postmarked or transmitted electronically to us at 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202 no later than March 7, 2025 and must otherwise comply with the other requirements of Rule 14a-19.

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Other Matters

This Proxy Statement, the Company’s 2023 Annual Report and other materials will be mailed to shareholders of record beginning on or about March 22, 2024. Copies of these documents, as well as the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, may be obtained free of charge either on our website or by contacting the Corporate Secretary at: The E.W. Scripps Company, 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202, Attention: Corporate Secretary.

Only one copy of this Proxy Statement is being delivered to shareholders that reside at the same address and share the same last name, unless such shareholders have notified the Company of their desire to receive multiple copies of this Proxy Statement. This procedure is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Corporate Secretary at: The E.W. Scripps Company, 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202, Attention: Corporate Secretary. Shareholders residing at the same address and currently receiving multiple copies of this Proxy Statement may contact the Corporate Secretary at: The E.W. Scripps Company, 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202, Attention: Corporate Secretary, to request that a single copy of a proxy statement be mailed in the future.

The presence of any shareholder at the Annual Meeting will not operate to revoke his or her proxy. A proxy may be revoked at any time, insofar as it has not been exercised, by submitting a new proxy with a later date, notifying the Company’s secretary in writing before the Annual Meeting, or voting in person at the Annual Meeting.

The persons named in the enclosed proxy, or their substitutes, will vote the shares represented by such proxy at the Annual Meeting. The forms of proxy for the two classes of shares permit specification of a vote for persons nominated for election as directors by each such class of stock, as set forth under “Election of Directors” above, and the withholding of authority to vote in the election of such directors or the withholding of authority to vote for one or more specified nominees. Where a choice has been specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, such shares will be voted to elect directors as set forth under “Election of Directors.”

With respect to Proposal 2, Proposal 3, and Proposal 4 upon which the holders of the Common Voting Shares will vote, where a choice has been specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made with respect to the proposal, such shares will be voted in favor of such proposal.

Nominees who have been properly nominated and who receive the greatest number of affirmative votes will be elected directors. All other matters to be considered at the Annual Meeting require for approval the favorable vote of a majority of the Common Voting Shares cast at the Annual Meeting in person or by proxy. If any other matter properly comes before the Annual Meeting or any postponement or adjournment thereof, the persons named in the proxy will vote thereon in accordance with their judgment to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. The Company does not know of any other matter that will be presented for action at the Annual Meeting, and the Company has not received any timely notice that any holders of the Company's Common Voting shares intend to present a proposal at the Annual Meeting.

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The Signatories to the Scripps Family Agreement have informed the Company that at a meeting of the Signatories held pursuant to the Scripps Family Agreement on March 13, 2024, the Signatories approved election of the eight nominees for the Director positions elected by the holders of Common Voting Shares and approved Proposal 2, Proposal 3 and Proposal 4 . Accordingly, based on such approval, the Common Voting Shares held of record by the Signatories will be voted in favor of such nominees, in favor of Proposal 2, in favor of Proposal 3 and in favor of Proposal 4 at the Annual Meeting.

By order of the Board,

Julie L. McGehee, Esq.
Secretary and Senior Vice President
March 22, 2024

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APPENDIX

AMENDMENT NO. 1

THE E.W. SCRIPPS COMPANY

2023 LONG-TERM INCENTIVE PLAN

The E.W. Scripps Company 2023 Long-Term Incentive Plan (the “Plan”) is hereby amended, effective as of February 15, 2024, as follows, subject to the approval of this amendment by the holders of common voting shares at the 2024 Annual Meeting of Shareholders:

1. Section 3(a) of the Plan is hereby deleted in its entirety and replaced with the following:

“(a) The maximum number of Shares that may be issued or delivered pursuant to Awards under the Plan shall be 18 million, all of which may be issued or delivered with respect to ISOs, plus the number of Shares described in Section 3(b) of the Plan. The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 18 of the Plan. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing.”

2. Except as explicitly set forth herein, the Plan will remain in full force and effect.

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THE E.W. SCRIPPS COMPANY 312 WALNUT STREET SUITE 2800 CINCINNATI, OH 45202 SCAN TO VIEW MATERIALS & VOTE ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on May 5, 2024. Follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on May 5, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V36767-P99901 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. THE E.W. SCRIPPS COMPANY The Board of Directors recommends you vote FOR the following proposal: 1. Election of Directors Nominees: For Withhold Directors Recommend 1a. Burton F. Jablin For 1b. Nishat A. Mehta For 1c. Kim Williams For Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V36768-P99901 THE E.W. SCRIPPS COMPANY Annual Meeting of Shareholders May 6, 2024 4:00 PM Eastern Time This proxy is solicited by the Board of Directors The undersigned appoints Jason Combs and Robert Oestreicher, each with full power of substitution, to act as proxies for the undersigned, and to vote all Class A Common Shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders on Monday, May 6, 2024 at 4:00 PM Eastern Time at Scripps Center, 312 Walnut Street, 10th Floor Conference Center, Cincinnati, Ohio 45202, and any and all adjournments thereof, as set forth on the reverse side. This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted: FOR the nominees for directors specified. Continued and to be signed on reverse side